UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. [    ])

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Civeo Corporation

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CIVEO CORPORATION

Three Allen Center

333 Clay Street, Suite 4980

Houston, Texas 77002

NOTICE OF ANNUAL AND SPECIAL GENERAL MEETING OF SHAREHOLDERS

To Be Held On May 12, 2016

To the Shareholders of Civeo Corporation:

NOTICE IS HEREBY GIVEN THAT the 2016 annual and special general meeting of shareholders (the “annual general meeting”) of Civeo Corporation, a British Columbia, Canada limited company (“Civeo” or the “Company”), will be held on May 12, 2016, at 9:00 a.m., local time, at the Doubletree Houston at 400 Dallas Street, Houston, Texas 77002, for the following purposes:

1.	To approve an amendment to Civeo’s Articles to change the voting requirement for shareholder approval of certain ordinary and special business from an outstanding voting power standard to a votes cast standard as more particularly described in the accompanying proxy statement;

2.	To elect the following three Class II members of the board of directors: Martin A. Lambert, Constance B. Moore and Richard A. Navarre, each for a term of three years ending at the 2019 annual general meeting of shareholders or until their successors are duly elected and qualified;

3.	To ratify the appointment of Ernst & Young LLP as Civeo’s independent registered public accounting firm for the year ending December 31, 2016 and until the next annual general meeting of shareholders and to authorize the directors of Civeo to determine the remuneration to be paid to Ernst & Young LLP for 2016;

4.	To approve, on an advisory basis, executive compensation;

5.	To approve an amendment and restatement of the 2014 Equity Participation Plan of Civeo Corporation (the “EPP”) to, among other things, increase the number of shares available for issuance thereunder by 10,000,000 shares, subject to adjustment in accordance with the terms of the EPP upon implementation of the reverse share split more fully described in Proposal 6;

6.	To approve a consolidation or reverse share split of the issued and outstanding common shares of Civeo, whereby, at the discretion of our board of directors, the outstanding common shares would be combined, converted and changed into a lesser number of common shares at a ratio to be selected by our board of directors in the range of 1:4 to 1:15, and related amendments to our Notice of Articles and Articles to effect a proportional reduction in the number of authorized common shares based on the selected reverse share split ratio (rounded up to the nearest integral multiple of 1,000,000), effective upon implementation of the reverse share split;

7.	To receive and consider the audited financial statements of Civeo for the financial year ended December 31, 2015, and the auditors’ report thereon; and

8.	To conduct any other business as may properly come before Civeo’s annual general meeting or any adjournment or postponement thereof.

The proposals are more fully described in the proxy statement accompanying this notice. Please give your attention to all of the information in the accompanying proxy statement.

Only shareholders of record at the close of business on March 23, 2016, are entitled to notice of and to vote at the annual general meeting or at any adjournment(s) or postponement(s) thereof that may take place.

Please note that space limitations make it necessary to limit attendance at the annual general meeting to shareholders, though each shareholder may be accompanied by one guest. Shareholders of record attending the annual general meeting should be prepared to present government-issued picture identification for admission. Shareholders owning Civeo common shares through a broker, bank, or other record holder should be prepared to present government-issued picture identification and evidence of share ownership as of March 23, 2016, such as an account statement, voting instruction card issued by the broker, bank or other record holder, or other acceptable document, for admission into the annual general meeting. Check-in at the annual general meeting will begin at 8:30 a.m., and you should plan to allow ample time for check-in procedures. Seating at the annual general meeting is limited and admission is on a first-come, first-served basis. Cameras, cell phones, recording equipment and other electronic devices will not be permitted at the annual general meeting.

As owners of Civeo, your vote is important. Whether or not you are able to attend the annual general meeting in person, it is important that your shares be represented. Please vote as soon as possible. Voting promptly, regardless of the number of shares you hold, will aid us in reducing the expense of an extended proxy solicitation. Voting your shares by returning your proxy card or voting instruction card or voting through the Internet or by telephone does not affect your right to vote in person if you attend the annual general meeting. For specific information regarding the voting of your shares, please refer to the section entitled “General Information About the Annual General Meeting,” beginning on page 2 of the accompanying proxy statement.

By Order of the Board of Directors

Carolyn J. Stone

Corporate Secretary

Houston, Texas

April [13], 2016

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDERS MEETING TO BE HELD ON MAY 12, 2016: A COPY OF THIS PROXY STATEMENT, PROXY VOTING CARD AND THE CIVEO 2015 ANNUAL REPORT ARE AVAILABLE AT WWW.INVESTORVOTE.COM.

Annex A—Form of Shareholders’ Resolution for Proposal 1

Annex B—Amended and Restated 2014 Equity Participation Plan of Civeo Corporation

Annex C—Form of Shareholders’ Resolution for Proposal 6

i

CIVEO CORPORATION

Three Allen Center

333 Clay Street, Suite 4980

Houston, Texas 77002

This proxy statement is being furnished to shareholders of Civeo Corporation, a British Columbia, Canada limited company (“Civeo”), in connection with the solicitation by its board of directors of proxies for use at the 2016 annual and special general meeting of shareholders (the “annual general meeting”) to be held on May 12, 2016 at 9:00 a.m., local time, at the Doubletree Houston at 400 Dallas Street, Houston, Texas 77002, at which shareholders will have the opportunity to vote on the proposals to approve an amendment to Civeo’s Articles to change the voting requirement for shareholder approval of certain ordinary and special business from an outstanding voting power standard to a votes cast standard (the “Voting Threshold Proposal”), to elect the following three Class II members of the board of directors: Martin A. Lambert, Constance B. Moore and Richard A. Navarre, each for a term of three years ending at the 2019 annual general meeting of shareholders or until their successors are duly elected and qualified (the “Director Proposal”), to ratify the appointment of Ernst & Young LLP as Civeo’s independent registered public accounting firm for the year ending December 31, 2016 and until the next annual general meeting of shareholders and to authorize the directors to determine the remuneration to be paid to Ernst & Young LLP for 2016 (the “Auditor Proposal”), to approve, on an advisory basis, executive compensation (the “Say on Pay Proposal”), to approve an amendment and restatement of the EPP to, among other things, increase the number of shares available for issuance thereunder by 10,000,000 shares, subject to adjustment in accordance with the terms of the EPP upon implementation of the reverse share split more fully described in Proposal 6 (the “EPP Proposal”), to approve a consolidation or reverse share split of the issued and outstanding common shares of Civeo, whereby, at the discretion of our board of directors, the outstanding common shares would be combined, converted and changed into a lesser number of common shares at a ratio to be selected by our board of directors in the range of 1:4 to 1:15, and related amendments to our Notice of Articles and Articles to effect a proportional reduction in the number of authorized common shares based on the selected reverse share split ratio (rounded up to the nearest integral multiple of 1,000,000), effective upon implementation of the reverse share split (the “Reverse Share Split Proposal”), and to conduct any other business as may properly come before Civeo’s annual general meeting or any adjournment or postponement thereof. The approximate date of first mailing of this proxy statement, the accompanying proxy and Civeo’s 2015 annual report is expected to be April 13, 2016.

On July 17, 2015, we completed our change in place of incorporation from Delaware to British Columbia, Canada (the “Redomicile Transaction”). In the Redomicile Transaction, Civeo Corporation, a British Columbia, Canada limited company formerly named Civeo Canadian Holdings ULC (“Civeo Canada”), became the publicly traded parent company of the Civeo group of companies, and our former publicly traded Delaware parent (“Civeo US”) became a wholly owned subsidiary of Civeo Canada. In this proxy statement, we sometimes refer to Civeo and its subsidiaries as “we,” “us,” “our,” “the Company” or “Civeo.”

GENERAL INFORMATION ABOUT THE ANNUAL GENERAL MEETING

The following questions and answers are intended to address briefly some commonly asked questions regarding the annual general meeting. These questions and answers may not address all questions that may be important to you. Please refer to the more detailed information contained elsewhere in this proxy statement and its annexes for more information.

Q:	Why am I receiving this proxy statement?

A:	At the annual general meeting, you will be asked to vote on several proposals, including:

•	amendments to Civeo’s Articles to change the voting requirement for shareholder approval of certain ordinary and special business from an outstanding voting power standard to a votes cast standard;

•	the election of three Class II members of the board of directors: Martin A. Lambert, Constance B. Moore and Richard A. Navarre;

•	the ratification of the appointment of Ernst & Young LLP as Civeo’s independent registered public accounting firm for the year ending December 31, 2016 and until the next annual general meeting of shareholders and to authorize the directors to determine the remuneration to be paid to Ernst & Young LLP for 2016;

•	the approval, on an advisory basis, of executive compensation; the approval of an amendment and restatement of the EPP to, among other things, increase the number of shares available for issuance thereunder by 10,000,000 shares, subject to adjustment in accordance with the terms of the EPP upon implementation of the reverse share split more fully described in Proposal 6;

•	the approval of a consolidation or reverse share split of the issued and outstanding common shares of Civeo, whereby, at the discretion of our board of directors, the outstanding common shares would be combined, converted and changed into a lesser number of common shares at a ratio to be selected by our board of directors in the range of 1:4 to 1:15, and related amendments to our Notice of Articles and Articles to effect a proportional reduction in the number of authorized common shares based on the selected reverse share split ratio (rounded up to the nearest integral multiple of 1,000,000), effective upon implementation of the reverse share split; and

•	the conduct of any other business as may properly come before Civeo’s annual general meeting or any adjournment or postponement thereof.

The board of directors knows of no matters, other than those stated in this proxy statement, to be presented for consideration at the annual general meeting.

We encourage you to read this proxy statement carefully, as it contains important information about these proposals and the annual general meeting.

Your vote is important. You do not need to attend the annual general meeting in person to vote. We encourage you to vote as soon as possible.

Q:	What vote of shareholders is required to approve the proposals at the annual general meeting?

A:	The affirmative vote of 66 2/3% of the voting power of the outstanding shares entitled to vote on the matter is required to approve the Voting Threshold Proposal.

If the Voting Threshold Proposal is approved, we will apply the revised voting standards set forth in the Voting Threshold Proposal to the remaining items to be considered at the annual general meeting, as applicable. The outcome of the Voting Threshold Proposal will have no effect on the voting requirements for the Director Proposal or the Auditor Proposal.

Accordingly, if the Voting Threshold Proposal is approved, (a) to approve the Say on Pay Proposal and the EPP Proposal, the votes cast in favor of the proposal must exceed the votes cast against the proposal and (b) to approve the Reverse Share Split Proposal, the affirmative vote of 66 2/3% of the votes cast by shareholders entitled to vote on the matter is required. If the Voting Threshold Proposal is not approved, (a) to approve the Say on Pay Proposal and the EPP Proposal, the affirmative vote of a majority of the voting power of all outstanding shares entitled to vote on the matter is required and (b) to approve the Reverse Share Split Proposal, the affirmative vote of 66 2/3% of the voting power of all outstanding shares entitled to vote on the matter is required.

For the Director Proposal and the Auditor Proposal, you may vote either “FOR” or “WITHHOLD.” The three nominees for director who receive the greatest number of votes cast at the meeting will be elected as directors. Cumulative voting is not permitted in the election of directors. In accordance with our corporate governance guidelines, however, any director who does not receive a majority of votes cast “FOR” or “WITHHOLD” in an uncontested election is required to tender his or her resignation for consideration by the Nominating & Corporate Governance Committee following certification of the shareholder vote. For more information, please read “Management—Director Resignation Policy.” In addition, a majority of the votes cast by shareholders at the meeting is required to approve the Auditor Proposal. Votes cast with respect to the Auditor Proposal include only those votes cast “FOR” the proposal, and a vote marked “WITHHOLD” with respect to the proposal will not be voted and will not count for or against the proposal.

Q:	What vote does the board of directors recommend?

A:	The board of directors recommends shareholders of Civeo vote “FOR” the Voting Threshold Proposal, “FOR” the Director Proposal, “FOR” the Auditor Proposal, “FOR” the Say on Pay Proposal, “FOR” the EPP Proposal and “FOR” the Reverse Share Split Proposal.

Q:	When and where will the annual general meeting be held?

A:	The annual general meeting will be held at the Doubletree Houston at 400 Dallas Street, Houston, Texas 77002 on May 12, 2016 at 9:00 a.m., local time.

Q:	Who is entitled to vote at the annual general meeting?

A:	We have fixed March 23, 2016 as the record date for the annual general meeting. Civeo has one outstanding class of common shares that entitles holders to vote at meetings of Civeo’s shareholders. If you were a shareholder of Civeo as of the close of business, U.S. Eastern time, on such date, you are entitled to vote on matters that come before the annual general meeting.

Q:	How many votes do I have?

A:	You are entitled to one vote for each share you owned as of the close of business on the record date. As of the close of business on the record date, there were approximately 107,698,053 outstanding Civeo common shares.

Q:	How do I vote?

A:	If you are a registered shareholder of Civeo as of the close of business on the record date for the annual general meeting, you may vote in person by attending the annual general meeting or, to ensure your shares are represented at the annual general meeting, you may authorize a proxy to vote by:

•	accessing the Internet website specified on your proxy card;

•	calling the toll-free number specified on your proxy card; or

•	signing and returning your proxy card in the postage-paid envelope provided.

A proxy card is being sent with this proxy statement to each shareholder of record as of the record date for the annual general meeting.

If you hold shares in “street name” through a stock brokerage account or through a bank or other nominee, please follow the voting instructions provided by your broker, bank or other nominee to ensure that your shares are represented at your annual general meeting.

Q:	If my shares are held in “street name” by my nominee, will my nominee vote my shares for me?

A:	If your shares are held in the name of a bank, broker or other nominee as a custodian or in the general account of the broker or other organization, you are a “street name” holder, and your nominee will not be able to vote your shares unless your nominee receives appropriate instructions from you, except that your nominee will be able to vote your shares in your nominee’s discretion on the Auditor Proposal. We recommend that you contact your nominee. Your nominee can give you directions on how to instruct the voting of your shares.

Q:	Are shareholders able to exercise appraisal rights?

A:	Appraisal rights are not available to shareholders in connection with any of the proposals.

Q:	Can I change my vote after I grant my proxy?

A:	Yes. You can change your vote at any time before your proxy is voted at the annual general meeting. In addition to revocation in any other manner permitted by law, you can revoke your proxy in one of the following ways:

•	filing a written revocation with the Secretary prior to the voting of such proxy;

•	giving a duly executed proxy bearing a later date; or

•	attending the annual general meeting and voting in person.

Your attendance at the annual general meeting will not itself revoke your proxy.

If you have instructed a broker to vote your shares, you must follow the procedure provided by your broker to change those instructions.

Q:	What will happen if I fail to vote or I abstain from voting?

A:	If you are a shareholder of Civeo and (1) are present in person at the annual general meeting and abstain from voting or mark your proxy or voting instructions to abstain, (2) are not present in person at the annual general meeting and do not respond by proxy, or (3) fail to instruct your broker, bank or other nominee to vote, this will have the effect of a vote against the Voting Threshold Proposal.

If the Voting Threshold Proposal is approved, if you are a shareholder of Civeo and (1) are present in person at the annual general meeting and abstain from voting or mark your proxy or voting instructions to abstain, (2) are not present in person at the annual general meeting and do not respond by proxy, or (3) fail to instruct your broker, bank or other nominee to vote, this will have no effect on the Say on Pay Proposal, the EPP Proposal or the Reverse Share Split Proposal.

If the Voting Threshold Proposal is not approved, if you are a shareholder of Civeo and (1) are present in person at the annual general meeting and abstain from voting or mark your proxy or voting instructions to abstain, (2) are not present in person at the annual general meeting and do not respond by proxy, or (3) fail to instruct your broker, bank or other nominee to vote, this will have the effect of a vote against the Say on Pay Proposal, the EPP Proposal and the Reverse Share Split Proposal.

Regardless of whether the Voting Threshold Proposal is approved, if you are a shareholder of Civeo and are present in person at the annual general meeting and abstain from voting or mark your proxy or voting instructions to withhold, this will have the effect of a vote withheld from the Director Proposal. If you are a shareholder of Civeo and are present in person at the annual general meeting and abstain from voting or mark your proxy or voting instructions to withhold, this will have no effect on the Auditor Proposal. If you are a shareholder of Civeo and are not present in person at the annual general meeting and do not respond by proxy, or if you fail to instruct your broker, bank or other nominee to vote, this will have no effect on the Director Proposal or the Auditor Proposal.

Q:	What will happen if I return my proxy card without indicating how to vote?

A:	If you are a holder of record of shares of Civeo and sign and return your proxy card without indicating how to vote on any particular proposal, the shares of Civeo represented by your proxy will be voted as recommended by the Civeo board of directors with respect to that proposal.

Q:	What is the quorum requirement for the annual general meeting?

A:	The presence of shareholders, in person or by proxy, holding at least a majority of the outstanding common shares will be required to establish a quorum. The shareholders present in person or by proxy at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Abstentions and broker non-votes will be counted as present for purposes of determining whether there is a quorum.

Q:	Who is soliciting my proxy?

A:	Proxies are being solicited by our board of directors for use at the annual general meeting and any adjournment or postponement thereof.

Q:	Who is paying for the cost of this proxy solicitation?

A:	We are paying the costs of soliciting proxies. Upon request, we will reimburse brokers, banks, trusts and other nominees for reasonable expenses incurred by them in forwarding the proxy materials to beneficial owners of our shares.

In addition to soliciting proxies by mail, our board of directors, our officers and employees, or our transfer agent, may solicit proxies on our behalf, personally or by telephone, and we have engaged a proxy solicitor to solicit proxies on our behalf by telephone and by other means. We expect the cost of Okapi Partners LLC, our private proxy solicitor, to be approximately $9,000. Computershare, our transfer agent, will serve as the inspector of election for the annual general meeting.

ELECTION OF DIRECTORS

(Proposal 2)

Three directors are to be elected to serve as Class II members of the board of directors at the annual general meeting. Based on the recommendation of our Nominating & Corporate Governance Committee, the board of directors has nominated Martin A. Lambert, Constance B. Moore and Richard A. Navarre to fill the three expiring Class II positions on the board of directors, to hold office for three-year terms expiring at the annual general meeting of shareholders in 2019, and until their respective successors have been duly elected and qualified, or until their earlier death, resignation or removal. Shareholder nominations will not be accepted for filling board of directors seats at the annual general meeting because our articles require advance notice for such a nomination, the time for which has passed. Our board of directors has determined that Messrs. Lambert and Navarre and Ms. Moore are “independent” as that term is defined by the applicable NYSE listing standards. See “Management—Director Independence” for a discussion of director independence determinations. See “Management” for a brief biography of all directors, including the director nominees.

Each of the nominees is a current member of the Civeo board of directors. Each of the nominees has consented to being named in this proxy statement and to serve as director if so elected. Although management does not contemplate the possibility, if any nominee is not a candidate or should be unable to serve as a director at the time of the election, the shares represented by proxies will be voted for the election of a substitute nominated by the board of directors to replace such nominee.

Civeo’s board of directors recommends that you vote “FOR” each of the director nominees named above.

MANAGEMENT

Executive Officers and Directors

The following table sets forth information as of March 31, 2016 regarding the individuals who serve as our executive officers and directors, including the three nominees for election to the Class II positions on the board of directors at the annual general meeting.

NAME	POSITION(S)	AGE	CLASS
Douglas E. Swanson	Chairman of the Board	77	Class III
Bradley J. Dodson	President, Chief Executive Officer and Director	42	Class III
Frank C. Steininger	Senior Vice President, Chief Financial Officer and Treasurer	58	—
Peter L. McCann	Senior Vice President, Australia	49	—
Michael L. Ridley	Senior Vice President and President, North America	53	—
Allan D. Schoening	Senior Vice President, Human Resources/HS&E	57	—
C. Ronald Blankenship	Director	66	Class I
Martin A. Lambert*	Director	60	Class II
Constance B. Moore*	Director	60	Class II
Richard A. Navarre*	Director	55	Class II
Charles Szalkowski	Director	67	Class I

*	Nominee for election as Class II director at the annual general meeting.

Douglas E. Swanson has been Chairman of the Board of Civeo since May 2014. Mr. Swanson served as a director of Oil States from February 2001 to June 2014 and served as Oil States’ Chief Executive Officer from February 2001 until he retired in April 2007. From January 1992 to August 1999, Mr. Swanson served as President and Chief Executive Officer of Cliffs Drilling Company, a contract drilling company. He holds a B.A. degree from Cornell College and is a Certified Public Accountant. Mr. Swanson was a director and member of the compensation committee of Flint Energy Services, Ltd., (Toronto: FEX: TO) a Canadian integrated midstream oil and gas production services provider from April 2000 to May 2010. He was Chairman of the board of directors of Boots and Coots International Well Control, Inc. (AMEX: WEL), an oilfield services company that provided integrated pressure control and related services worldwide from March 2006 to September 2010.

Bradley J. Dodson has been President and Chief Executive Officer and director of Civeo since May 2014. Mr. Dodson held several executive positions with Oil States from March 2001 to May 2014, including serving as Executive Vice President, Accommodations from December 2013 to May 2014, Senior Vice President, Chief Financial Officer and Treasurer from April 2010 to December 2013, Vice President, Chief Financial Officer and Treasurer from May 2006 to April 2010, Vice President, Corporate Development from March 2003 to May 2006 and Director of Business Development from March 2001 to February 2003. From June 1998 to March 2001, Mr. Dodson served in several positions for L.E. Simmons & Associates, Incorporated, a private equity firm specializing in oilfield service investments. From July 1996 to June 1998, Mr. Dodson worked in the mergers and acquisitions group of Merrill Lynch & Co. He holds a M.B.A. degree from the University of Texas at Austin and a B.A. degree in economics from Duke University.

Frank C. Steininger has served as Senior Vice President, Chief Financial Officer and Treasurer of Civeo since May 2014. From March 2014 to May 2014, Mr. Steininger was a consultant to Oil States. From August 1980 to March 2014, Mr. Steininger worked for PricewaterhouseCoopers LLP, where he was admitted to the partnership in 1991. From 1997 to 2014, Mr. Steininger was an Assurance Partner in PwC’s Global Energy practice. He holds a B.S. degree in accounting from the University of Akron.

Peter L. McCann has served as Senior Vice President, Australia since June 2014. Mr. McCann was Managing Director of The MAC, a wholly owned subsidiary of Civeo from June 2012 to June 2014. From January 2010 through June 2012, Mr. McCann was the Executive General Manager, Finance for The MAC. From 2004 to

2010, Mr. McCann served as Chief Financial Officer of Royal Wolf Trading. Mr. McCann holds a Bachelor of Commerce degree in accountancy from the University of New South Wales.

Michael L. Ridley has served as Senior Vice President of Civeo and President of its North American Division since May 2015. From 1997 to 2011, Mr. Ridley worked for Britco where he held several key positions with the company, including General Manager of its leasing division and Vice President of Sales. From 2011 to 2015, Mr. Ridley was named President after WesternOne’s acquisition of Britco. Prior to joining Britco, Mr. Ridley was an account executive in the lease financing divisions of AT&T Capital and GE Capital. Mr. Ridley graduated from the University of Toronto with a Bachelor of Arts in Commerce and Economics in 1986. Mr. Ridley is a past President of the Modular Building Institute and sits on the board of directors of the Independent Construction and Businesses Association and is a member of its executive committee.

Allan D. Schoening has served as Senior Vice President, Human Resources & Health, Safety and Environment since May 2014. From June 2012 to April 2014, Mr. Schoening served as Senior Director and then Vice President, Human Resources and Health, Safety and Environment for PTI Group Inc., a subsidiary of Oil States. From June 2009 to May 2012, Mr. Schoening was self-employed as an independent business consultant. Prior to 2009, Mr. Schoening was based in London, England where he served as Senior Vice President for Katanga Mining Limited, a Canadian listed mining company with operations in Africa, for the period from 2005 to 2009. From 1995 to 2004, Mr. Schoening served in senior and executive management positions with Barrick Gold Corporation and Kinross Gold. Mr. Schoening’s career also includes domestic and international assignments with the completions division of Schlumberger Limited. He holds a B.A., Psychology (Spec.) from the University of Alberta.

C. Ronald Blankenship has been a director of Civeo since July 2014. Mr. Blankenship served as President and Chief Executive Officer of Verde Realty in January 2009 and he assumed the additional responsibilities of Chairman of the Board from January 2012 to December 2012. Prior to 2009, he served as Co-Chairman of Verde Group beginning in 2003. From 1998 until 2003, he was Vice Chairman of Security Capital Group Incorporated. Prior to his role as Vice Chairman, he served as Chief Operating Officer of Security Capital from 1998 to 2002 and Managing Director of Security Capital from 1991 until 1998. Prior to 1997, he was the Chief Executive Officer of Archstone Communities Trust. Prior to 1991, Mr. Blankenship was a regional partner at Trammell Crow Residential and was on the management board for Trammell Crow Residential Services. Prior to that, Mr. Blankenship was the chief financial officer and president of office development for Mischer Corporation, a Houston-based real estate development company. Mr. Blankenship began his career at Peat Marwick Mitchell & Company. Mr. Blankenship currently serves on the boards of Regency Centers Corp., Pacolet Milliken Enterprises, Inc., a private investment company, Berkshire Group and Carefree Communities. Mr. Blankenship is a certified public accountant and a graduate of the University of Texas at Austin.

Martin A. Lambert has been a director of Civeo since May 2014. Mr. Lambert served as a director of Oil States from February 2001 to May 2014. Mr. Lambert is retired. He served as Chief Executive Officer of Swan Hills Synfuels LP, an energy conversion company, from November 2008 until July 2014. Prior thereto, Mr. Lambert served as a founder and managing director of Matco Capital Ltd., a private equity firm focused in the energy sector, since mid-2002. Mr. Lambert was a partner in the Canadian law firm Bennett Jones LLP from March 1987 to March 2007 and served as the Chief Executive Officer of that firm from 1996 to 2000. He served as a director of Calfrac Well Services Ltd., from March 2004 to May 2010. Mr. Lambert currently serves on the audit committee of, and previously served on the compensation committee of, Zedi, Inc., a private company involved in Canadian, U.S. and other international oilfield services. Mr. Lambert received his LLB degree from the University of Alberta in 1979.

Constance B. Moore has been a director of Civeo since June 2014. Ms. Moore has served as a director of Tri Pointe Group (NYSE: TPH) since July 2014. Ms. Moore was a director of BRE Properties, Inc. (BRE) (NYSE: BRE) from September, 2002 until BRE was acquired in April 2014. Ms. Moore served as President and Chief Executive Officer of BRE from January 2005 until April 2014 and served as President and Chief Operating Officer from January 2004 until December 2004. Ms. Moore has more than 35 years of experience in the real estate industry. Prior to joining BRE in 2002, she was the managing director of Security Capital Group & Affiliates. From 1993 to 2002, Ms. Moore held several executive positions with Security Capital Group, including co-chairman and chief operating officer of Archstone Communities Trust. Ms. Moore holds an M.B.A. from the University of California, Berkeley, Haas School of Business, and a bachelor’s degree from San Jose State University. In 2009, she served as chair of the National Association of Real Estate Investment Trusts (NAREIT). Currently, she is chair of the Fisher Center for Real Estate and Urban Economics Policy Advisory Board at UC Berkeley; chairman of the compensation committee of TriPointe Group (NYSE: TPH); member of the Board Haas School of Business at UC Berkeley; a director on the board of Bridge Housing Corporation; Governor of the Urban Land Institute; serves on the board of the Tower Foundation at San Jose State University; and is a Trustee for the City of Hope.

Richard A. Navarre has been a director of Civeo since June 2014. Mr. Navarre served as the President and Chief Commercial Officer of Peabody Energy Corporation from February 2008 until he retired in June 2012. He previously served as the Peabody Energy Corporation Executive Vice President of Corporate Development and Chief Financial Officer from July 2006 to January 2008 and as Chief Financial Officer from October 1999 to June 2008. Mr. Navarre currently provides advisory services to the energy industry and investment firms. Mr. Navarre is currently an independent director and member of the audit committee for Natural Resource Partners LP (NYSE: NRP), and past Chairman of the Board for United Coal Company, LLC. He is a member of the board of directors of the Foreign Policy Association, a member of the Hall of Fame of the College of Business at Southern Illinois University-Carbondale, and a member of the Board of Advisors of the College of Business and Administration. Mr. Navarre is a Certified Public Accountant and received his B.S. in Accounting from Southern Illinois University-Carbondale.

Charles Szalkowski has been a director of Civeo since June 2014. Mr. Szalkowski worked with the law firm of Baker Botts L.L.P. from 1975 until he retired as a senior partner and general counsel of the firm in December 2012. Since his retirement, Mr. Szalkowski has pursued his personal interests. Mr. Szalkowski is an emeritus member of the Rice University Board of Trustees, where he had previously chaired the Board’s audit committee and served on the compensation committee. He remains on the Rice audit committee. He was previously on the board of directors of Accelerate Learning Inc. (formerly Stemscopes Inc.). Mr. Szalkowski became a Certified Public Accountant in 1971 and received his J.D. and M.B.A. degrees from Harvard University in 1975 and B.S. in Accounting and B.A. in economics and political science from Rice University in 1971. He also serves on the boards of several non-profit organizations, including an aviation museum, two children’s charities, an economic development agency and a corporate law public policy body.

Qualifications of Directors

When identifying our directors appointed to our board, the following are considered:

•	the person’s reputation, integrity and independence;

•	the person’s qualifications as an independent, disinterested, non-employee or outside director;

•	the person’s skills and business, government or other professional experience and acumen, bearing in mind the composition of the board of directors and the current state of Civeo and the accommodations industry generally at the time of determination;

•	the number of other public companies for which the person serves as a director and the availability of the person’s time and commitment to Civeo; and

•	the person’s knowledge of areas and businesses in which we operate.

We believe that the above mentioned attributes, along with the leadership skills and other experience of the Civeo board of directors described below, provide Civeo with the perspectives and judgment necessary to guide its strategies and monitor their execution.

We believe the breadth and variety of business experience of each of our directors and director nominees identified in the following table make each of them well qualified to serve on our board of directors.

	Executive Leadership	Financial	Accommodations, Real Estate and Hospitality	International Operations	Past or Present CEO	Director Experience
Douglas E. Swanson	✓	✓	✓	✓	✓	✓
C. Ronald Blankenship	✓	✓	✓		✓	✓
Bradley J. Dodson	✓	✓	✓	✓	✓
Martin A. Lambert	✓	✓	✓	✓	✓	✓
Constance B. Moore	✓	✓	✓		✓	✓
Richard A. Navarre	✓	✓		✓		✓
Charles Szalkowski	✓	✓		✓

In selecting nominees for the board of directors, the Nominating & Corporate Governance Committee considers, among other things, the diversity of the board of directors in terms of educational background, business industry experience, and knowledge of different geographic markets and the accommodations industry. In the case of current directors being considered for renomination, the Nominating & Corporate Governance Committee took into account the director’s history of attendance at board of directors and committee meetings, the director’s tenure as a member of the board of directors and the director’s preparation for and participation in such meetings.

Board Structure

The Civeo board of directors is divided into three classes, each of roughly equal size. The directors designated as Class II directors will have terms expiring at the annual general meeting, and the nominees elected at the annual general meeting will have terms expiring in 2019; the directors designated as Class III directors will have terms expiring in 2017; and the directors designated as Class I directors will have terms expiring in 2018. Directors for each class will be elected at the annual general meeting of shareholders held in the year in which the term for that class expires and thereafter will serve for a term of three years.

Board Committees

The Civeo board of directors has established several standing committees in connection with the discharge of its responsibilities.

Audit Committee

Civeo’s board of directors has established an audit committee, composed of at least one director and a majority of independent directors. The members of the audit committee are Messrs. Navarre and Szalkowski and Ms. Moore, each of whom the board of directors has determined is independent.

The Audit Committee meets separately with representatives of our independent auditors, our internal audit personnel and representatives of senior management in performing its functions. The Audit Committee reviews the general scope of audit coverage, the fees charged by the independent auditors, matters relating to internal control systems and other matters related to accounting and reporting functions. The board of directors has determined that each of Messrs. Navarre and Szalkowski and Ms. Moore is financially literate and has accounting or related financial management expertise, each as required by the applicable NYSE listing standards. The board of directors also has determined that each of Mr. Navarre and Ms. Moore qualify as audit committee financial experts under the applicable rules of the Exchange Act. A more detailed discussion of the Audit Committee’s mission, composition and responsibilities is contained in the Audit Committee charter, which is available on our website, www.civeo.com, by first clicking “Corporate Governance” under the “Investor Relations” heading and then “Audit Committee Charter” at the bottom of the page.

Compensation Committee

Civeo’s board of directors has established a compensation committee, composed of at least one director and a majority of independent directors. The members of the compensation committee are Messrs. Blankenship and Lambert and Ms. Moore, each of whom the board of directors has determined is independent.

The Compensation Committee administers the EPP, and in this capacity make a recommendation to the full board of directors concerning aggregate amount of all option grants or share awards to employees as well as specific awards to executive officers under the EPP. In addition, the Compensation Committee is responsible for (i) making recommendations to the board of directors with respect to the compensation of our chief executive officer and other executive officers, (ii) overseeing and approving compensation and employee benefit policies and (iii) reviewing and discussing with our management the Compensation Discussion and Analysis and related disclosure included in our annual proxy statement. A more detailed discussion of the Compensation Committees mission, composition and responsibilities is contained in the Compensation Committee charter, which is available on our website, www.civeo.com, by first clicking “Corporate Governance” under the “Investor Relations” heading and then “Compensation Committee Charter” at the bottom of the page.

Nominating & Corporate Governance Committee

Civeo’s board of directors has established a nominating and corporate governance committee, composed of at least one director and a majority of independent directors. The members of the Nominating & Corporate Governance Committee are Messrs. Swanson and Szalkowski, each of whom the board of directors has determined is independent.

The Nominating & Corporate Governance Committee makes proposals to the board of directors for candidates to be nominated by the board of directors to fill vacancies or for new directorship positions, if any, which may be created from time to time. A more detailed discussion of the Nominating & Corporate Governance Committee’s mission, composition and responsibilities is contained in the Nominating & Corporate Governance Committee charter, which is available on our website, www.civeo.com, by first clicking “Corporate Governance” under the “Investor Relations” heading and then “Nominating & Corporate Governance Committee Charter” at the bottom of the page.

The Nominating & Corporate Governance Committee will consider recommendations from any source, particularly from shareholders, regarding possible candidates for director. To submit a recommendation to the Nominating & Corporate Governance Committee, a shareholder should send a written request to the attention of Civeo’s Secretary at Civeo Corporation, Three Allen Center, 333 Clay Street, Suite 4980, Houston, Texas 77002. The written request must include the nominee’s name, contact information, biographical information and qualifications, as well as the nominee’s written consent to serve, if elected, and any other information the shareholder may deem relevant to the committee’s evaluation. The request must also disclose the number of common shares beneficially owned by the person or group making the request, the period of time such person or group has owned those shares and the nature of any arrangement or agreement between the shareholder making a nomination and other parties with respect to the nomination. Candidates recommended by shareholders are evaluated on the same basis as candidates recommended by our directors, executive officers, third-party search firms or other sources. These procedures do not preclude a shareholder from making nominations in accordance with the process described below under “Future Shareholder Proposals.”

Finance & Investment Committee

Civeo’s board of directors has established a Finance & Investment Committee. The members of the Finance & Investment Committee are Messrs. Blankenship, Lambert and Navarre.

The Finance & Investment Committee assists the Board in its consideration of opportunities to enhance our long-term performance and valuation, including reviewing and making recommendations to the Board with respect to our strategic objectives, financial and operating metrics and performance, dividend policy and other distributions and return of capital transactions impacting shareholders.

Committee Composition

Below is a summary of our committee structure and membership information.

Chairperson Member Financial Expert

	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee	Finance & Investment Committee
Douglas E. Swanson
C. Ronald Blankenship
Martin A. Lambert
Constance B. Moore
Richard A. Navarre
Charles Szalkowski

Board of Directors and Committee Meetings

During 2015, the Civeo board of directors held 11 meetings, the Audit Committee held seven meetings, the Compensation Committee held nine meetings, the Nominating & Corporate Governance Committee held three meetings and the Finance & Investment Committee held four meetings. Each of the directors attended at least 75% of the meetings of the board of directors and the committees on which he or she served. While we understand that scheduling conflicts may arise, we expect directors to make reasonable efforts to attend the annual general meeting of shareholders and meetings of the board of directors and the committees on which they serve. All of our directors attended the 2015 annual meeting of shareholders.

Our Corporate Governance Guidelines provide that our non-employee directors shall meet separately in executive session at least annually. The director who presides at these sessions is the Chairman of the Board, assuming such person is a non-management director. Otherwise, the presiding director will be chosen by a vote of the non-management directors. In addition to the executive sessions of our non-management directors, our independent directors (as defined in the applicable NYSE listing standards) are required to meet in executive session at least annually. The independent directors generally meet in executive session at each board meeting. Our Chairman of the Board, who is an independent director, presides at these sessions.

Board of Directors Oversight of Enterprise Risk

The Civeo board of directors utilizes our Enterprise Risk Management (ERM) process to assist in fulfilling its oversight of our risks. Management and all employees are responsible for day-to-day risk management, and management conducts a risk assessment of our business annually. The risk assessment process is global in nature and has been developed to identify and assess our risks, including the nature, materiality and velocity of the risk, as well as to identify steps to mitigate and manage each risk. Our key business leaders, functional heads and other managers are surveyed and/or interviewed to develop this information.

Risk oversight is a responsibility of the board of directors. The board of directors has delegated responsibility for monitoring certain enterprise risks to its standing committees.

The results of the risk assessment are reviewed with the Audit Committee and with the full board of directors annually. The centerpiece of the assessment is the discussion of our key risks, which includes the potential magnitude, likelihood of each risk occurring and the speed with which the risk could impact us. As part of the process for evaluating each risk, a senior manager is identified to manage the risk, monitor potential impact of the risk and execute initiatives to mitigate the risk.

Director Independence

To qualify as “independent” under the NYSE listing standards, a director must meet objective criteria set forth in the NYSE listing standards, and the board of directors must affirmatively determine that the director has no material relationship with us (either directly or as a shareholder or officer of an organization that has a relationship with us) that would interfere with his or her exercise of independent judgment in carrying out his or her responsibilities as a director.

The Civeo board of directors reviews all direct or indirect business relationships between each director (including his or her immediate family) and our Company, as well as each director’s relationships with charitable organizations, to assess director independence as defined in the listing standards of the NYSE. The NYSE listing standards include a series of objective tests, such as the director is not an employee of our Company and has not engaged in various types of business dealings with our Company. In addition, as further required by the NYSE, the Civeo board of directors has made a subjective determination as to each independent director that no material relationships exist which, in the opinion of the board of directors, would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director. When assessing the materiality of a director’s relationship with us, the board of directors will consider the issue not merely from the standpoint of the director, but also from the standpoint of the persons or organizations with which the director has an affiliation.

The Civeo board of directors has determined that all of the Civeo directors, except for Bradley Dodson, our President and Chief Executive Officer, qualify as “independent” in accordance with NYSE listing standards.

Corporate Governance Guidelines

Civeo has adopted Corporate Governance Guidelines to best ensure that the board of directors has the necessary authority and practices in place to make decisions that are independent from management, that the board of directors adequately performs its function as the overseer of management and to help ensure that the interests of the board of directors and management are aligned with the interests of the shareholders. Civeo’s Corporate Governance Guidelines are available at www.civeo.com by first clicking “Corporate Governance” under the “Investor Relations” heading and then “Corporate Governance Guidelines.”

Board of Directors Leadership

Since Civeo’s spin-off from Oil States International, Inc. in May 2014, the Chairman of the Board and Chief Executive Officer roles have been split, with the Chairman of the Board role being filled by a non-executive member of the board of directors. We believe the separation of these two positions will lead to a strong independent leadership structure.

Corporate Code of Business Conduct & Ethics

Civeo has adopted a Corporate Code of Business Conduct and Ethics, which will require that all directors, officers and employees of Civeo act ethically at all times. This policy is available at Civeo’s web site www.civeo.com by first clicking “Corporate Governance” under the “Investor Relations” heading and then “Corporate Code of Business Conduct and Ethics.”

Substantially all of our employees are required to complete online training on a regular basis which includes a review of the Corporate Business Conduct  & Ethics Code policy and an acknowledgement that the employee has read and understands the policy.

Financial Code of Ethics for Senior Officers

Civeo has adopted a Financial Code of Ethics for Senior Officers that applies to the chief executive officer, chief financial officer, principal accounting officer and other senior accounting and financial officers (“Senior Officers”).

Senior Officers must also comply with the Company’s Business Conduct and Ethics Code. Ethical principles set forth in this policy include, among other principals, matters such as:

•	Acting ethically with honesty and integrity

•	Avoiding conflicts of interest

•	Complying with disclosure and reporting obligations with full, fair accurate, timely and understandable disclosures

•	Complying with applicable laws, rules and regulations

•	Acting in good faith, responsibly with due care, competence and diligence

•	Promoting honest and ethical behavior by others

•	Respecting confidentiality of information

•	Responsibly using and maintain assets and resources

Director Resignation Policy

Civeo has adopted a director resignation policy. The director resignation policy provides that if a director fails to receive a majority vote in an uncontested director election, that director is required by our Corporate Governance Guidelines to inform the Chairman of the Nominating & Corporate Governance Committee of the failure and tender his or her resignation to the Committee for consideration. Such resignation shall not be effective unless and until the board of directors chooses to accept the resignation in accordance with our Corporate Governance Guidelines. While not necessarily resulting in a resignation, the offer will provide the Nominating & Corporate Governance Committee the opportunity to consider the appropriateness of continued board of directors membership and make a recommendation to the board of directors as to the director’s continuation. In making this recommendation, the Committee will consider all factors deemed relevant by its members including, without limitation, (1) the underlying reasons why shareholders may have “withheld” votes for election from such director, if known; (2) the length of service and qualifications of the director whose resignation has been tendered; (3) the director’s past and potential future contributions to us; (4) the current mix of skills and attributes of directors on the board; (5) whether, by accepting the resignation, we will no longer be in compliance with any applicable law, rule, regulation, or governing instrument; and (6) whether accepting the resignation would be in our best interests and our shareholders.

The Nominating & Corporate Governance Committee will recommend to the board of directors the action, if any, to be taken with respect to the resignation, and the board of directors will consider whether the director’s abilities and qualifications are such that they negate the assumption that he or she is unsuitable, which could be inferred from the director’s failure to receive a majority vote.

The director resignation policy also provides that if a director’s principal occupation or business association changes substantially during his or her tenure as a director, that director is required by our Corporate Governance Guidelines to inform the Chairman of the Nominating & Corporate Governance Committee of the change and tender his or her resignation to the Committee for consideration. Such resignation shall not be effective unless and until the board of directors chooses to accept the resignation in accordance with our Corporate Governance Guidelines. The board, through the Nominating & Corporate Governance Committee, shall review the matter in order to evaluate the continued appropriateness of such director’s membership on the board of directors and each applicable committee under these circumstances, taking into account all relevant factors and may accept or reject a proffered resignation.

Compensation Committee Interlocks and Insider Participation

During 2015, none of our executive officers served as (1) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Compensation Committee,

(2) a director of another entity, one of whose executive officers served on our Compensation Committee or (3) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as one of our directors. In addition, none of the members of our Compensation Committee (1) was an officer or employee of our Company during 2015, (2) was formerly an officer of our Company, or (3) had any relationship requiring disclosure under any paragraph of Item 404 of Regulation S-K.

Communications with Directors

Shareholders or other interested parties may send communications, directly and confidentially, to the board of directors, to any committee of the board of directors, to non-management directors or to any director in particular by sending an envelope marked “confidential” to such person or persons c/o Civeo Corporation, Three Allen Center, 333 Clay Street, Suite 4980, Houston, Texas 77002. Any such correspondence will be forwarded by the Secretary of the Company to the addressee without review by management.

Accounting and Auditing Concerns

The Audit Committee has established procedures to receive, retain and treat complaints regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview

In this section, we describe and discuss our executive compensation program, including the objectives and elements of compensation, as well as determinations made by the Compensation Committee of the Board of Directors regarding the compensation of our named executive officers. Our named executive officers are:

•	Bradley J. Dodson, President and Chief Executive Officer;

•	Frank C. Steininger, Senior Vice President, Chief Financial Officer and Treasurer;

•	Peter L. McCann, Senior Vice President, Australia;

•	Michael L. Ridley, Senior Vice President and President—North America; and

•	Allan D. Schoening, Senior Vice President, Human Resources/Health, Safety and Environment.

Compensation Governance

In keeping with our commitment to good governance standards across our business, our executive compensation governance framework is built around the following:

•	A Compensation Committee comprised of individuals with deep relevant business experience, all of whom have served previously as chief executive officers of energy industry or real estate related companies. All members of the Compensation Committee are independent in accordance with NYSE listing standards and qualify as “outside directors” for purposes of Section 162(m) of the Internal Revenue Code;

•	A clearly defined decision-making framework and delegation of authority that ensures all material compensation decisions for named executive officers are made solely by the Compensation Committee, whose priority is to ensure our policies and procedures allow Civeo to attract, reward and retain executives who are focused on delivering long-term results for shareholders; and

•	Clearly defined compensation policies structured to accommodate circumstances that are characteristic of a cyclical industry sector.

For further information on the background and qualifications of the members of our Compensation Committee, please see “Management—Executive Officers and Directors”, “Management—Board Committees” and “Management—Compensation Committee” in this proxy statement.

Policies and Practices

The following are key policies and practices of our executive compensation program, which we believe align the interests of management with those of our shareholders.

Equity Awards Pricing. Civeo’s practice is to price awards at the market closing price on the date of award.

Insider Trading Policy. Civeo prohibits directors, officers and other employees from trading Civeo’s securities on the basis of material, non-public information or “tipping” others who may so trade on such information. In addition, the policy prohibits directors, officers and designated managers from trading in Civeo’s securities without obtaining prior approval from Civeo’s Vice President, Controller and Corporate Secretary. Executive officers and directors are prohibited from trading options or entering into any derivatives related to Civeo shares.

New Policies for 2016. For 2016, Civeo has:

•	Adopted a Clawback Policy. Civeo adopted a clawback policy to allow the Company to recoup incentive-based compensation from current or former executive officers upon the occurrence of a financial restatement due to misconduct.

•	Implemented Executive Share Ownership Requirements. Civeo has implemented executive share ownership requirements to further align the interests of key executives with those of its shareholders.

•	Proposed Amendments to Civeo’s Equity Participation Plan (“EPP”). Civeo has proposed amendments to the EPP consistent with current governance standards.

In addition to these new compensation governance measures, Civeo has added a new performance share award component to its EPP, which will prospectively result in 50% of all named executive officer long-term incentive compensation being performance based. For further information on the new policies for and actions taken with respect to compensation in 2016, see “2016 Executive Compensation” below.

Prohibited Practices. We do not support the following practices:

•	Excise tax gross-ups in any executive or change of control agreement entered into following our spin-off from Oil States International in May 2014;

•	Severance multipliers in excess of 3x;

•	Liberal share recycling;

•	Repricing of stock options and stock appreciation rights;

•	Single trigger vesting upon a change of control; or

•	Unreasonably long terms for non-qualified options.

We expect that over time, the governance landscape will continue to evolve and require both refinement of existing policies and adoption of new ones. Our Compensation Committee is committed to staying current with evolving governance standards and, where it feels that changes are warranted, to respond accordingly.

Executive Total Compensation Philosophy and Objectives

Civeo’s philosophy regarding its executive compensation programs for named executive officers is to provide a comprehensive and competitive total compensation program with the following objectives:

•	To attract, motivate, reward and retain executives with the experience and talent to achieve short-term goals and objectives and successfully execute longer-term strategic plans;

•	To reinforce the linkage between individual performance of executives and business results;

•	To align the interests of executives with the long-term interests of our shareholders; and

•	To ensure compensation neither promotes overly conservative actions nor excessive risk taking.

To this end, Civeo’s total compensation program uses a blend of base salary, annual performance incentives and long-term equity incentives to achieve the four objectives above. Broadly speaking, we target median pay levels for all components of executive compensation; however, when warranted in the discretion of the Compensation Committee, awards above median levels of our peer group may be considered.

Compensation and Risk Management. Civeo’s compensation programs have been designed to promote financial, operational and organizational growth, while giving due consideration to broader enterprise risk management considerations. Civeo’s compensation programs have been designed to maintain a balance between short- and long-term incentive compensation, company growth, shareholder returns and risk. The Compensation Committee, in its sole discretion, retains full authority to adjust any aspect of Civeo’s compensation programs.

Our Compensation Committee has reviewed our compensation policies applicable to our named executive officers and believes that our policies do not encourage excessive and unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on us. The Compensation Committee performs this assessment annually, and if a likelihood of a material risk exists, the Compensation Committee will enlist additional resources for a full assessment.

Our compensation philosophy and culture support the use of base salary, certain performance-based compensation plans and benefit programs that are generally uniform in design and operation throughout our organization and with all levels of employees. These compensation policies and practices are centrally designed and administered, and are substantially similar between our business segments. In addition, the following specific factors, in particular, reduce the likelihood of excessive risk-taking:

•	Our overall compensation levels are competitive with the market, based on information provided by the Compensation Committee’s independent consultant and reviewed by the Compensation Committee;

•	Our compensation mix is balanced among (i) fixed components like salary and benefits, (ii) annual incentives that reward our overall financial and operating performance and (iii) long-term incentives to more closely tie executive compensation to shareholder interests and to provide for at-risk compensation in relation to share price performance;

•	We implement what our Compensation Committee believes to be appropriate performance measures each year, whether absolute or relative; and

•	We have established maximum award levels to cap any performance incentives in place.

In summary, although a portion of the compensation provided to our named executive officers is based on our overall performance or division performance, we believe our compensation programs do not encourage excessive and unnecessary risk-taking by executive officers (or other employees) because these programs are designed to encourage employees to remain focused on both our short-term and long-term operational and financial goals. We set performance goals that we believe are reasonable in light of our past performance and market conditions.

Executive Retention. The Compensation Committee is sensitive to the critical importance of key employee and executive retention, recognizing the costs, potential impacts and replacement challenges that accompany the loss of talented leadership particularly in a difficult market environment. For 2015 and 2016, executive retention was carefully considered by the Compensation Committee in arriving at its long-term incentive award determinations for our named executive officers, all of which remained consistent with past practice.

Executive Compensation Decision-Making and Approval Process. All material executive compensation decisions for named executive officers are made solely by the Compensation Committee. Where appropriate, the Compensation Committee engages its independent compensation consultant to research and make recommendations on issues considered important to executive compensation management, as well to provide the Compensation Committee with insights on evolving compensation trends in relevant industry sectors.

Role of Executive Officers. The Compensation Committee consults our Chief Executive Officer in its determination of compensation matters related to the executive officers reporting directly to the Chief Executive Officer. The Chief Executive Officer makes recommendations to the Compensation Committee on matters such as salary adjustments, target annual incentive opportunities and the value of long-term incentive awards. In making his recommendations, the Chief Executive Officer considers such components as experience level, individual performance, overall contribution to company performance and market data for similar positions. The Compensation Committee takes the Chief Executive Officer’s recommendations under advisement; however, the Compensation Committee makes all final decisions regarding such compensation matters. Our Chief Executive Officer’s compensation is reviewed annually and determined solely by the Compensation Committee, giving due consideration to performance against goals and objectives and other factors deemed appropriate.

Role of Compensation Consultant. In 2014 following the spin-off of Civeo from Oil States International, Inc., Civeo’s Compensation Committee undertook a compensation consultant review process with the objective of selecting a compensation consulting firm that could provide independent counsel and support to the Compensation Committee. Following an extensive interview process involving multiple consulting firms, the Compensation Committee selected Mercer, LLC (“Mercer”) to act as compensation consultant.

Mercer’s current role is to advise the Compensation Committee on matters relating to executive compensation and to help guide, develop and implement our executive compensation programs. Mercer reports directly to the Compensation Committee, and any requests management may have of Mercer throughout the course of its engagement must be approved by the Compensation Committee before any work is undertaken. Mercer may perform work for Civeo outside of the scope of its engagement by the Compensation Committee, but the Compensation Committee reviews and approves all such assignments to ensure that the independence of its compensation consultant is not compromised. The Compensation Committee regularly reviews the services provided by its outside consultants and believes that Mercer is independent. The Compensation Committee conducted a specific review of its relationship with Mercer in 2015 and determined that Mercer’s work for the Compensation Committee did not raise any conflicts of interest, consistent with the guidance provided under the Dodd-Frank Act and by the SEC and NYSE. In making this determination, the Compensation Committee noted that during 2015:

•	Mercer did not provide any services to Civeo or management other than services requested by or with the approval of the Compensation Committee;

•	Mercer maintains a conflicts policy, which was provided to the Compensation Committee, with specific policies and procedures designed to ensure independence;

•	Fees paid to Mercer by Civeo during 2015 were less than 1% of Mercer’s total revenue;

•	None of the Mercer consultants working on matters with us had any business or personal relationship with Compensation Committee members (other than in connection with working on matters with us);

•	None of the Mercer consultants working on matters with us (or any consultants at Mercer) had any business or personal relationship with any of our executive officers; and

•	None of the Mercer consultants working on matters with us own our common shares.

In March 2015, the Compensation Committee approved the engagement of Mercer to provide benefits consulting services to Civeo. During 2015, fees paid to Mercer totaled CAD$88,000 for benefits consulting services provided to our Canadian division and US$89,000 for services provided to our US businesses. In the opinion of the Compensation Committee, the scale of these fees does not compromise Mercer’s independence with regards executive compensation advisory services it provides directly to the Compensation Committee. This independence is and will continue to be monitored on an ongoing basis. Fees paid to Mercer for compensation consulting services to the Compensation Committee totaled US$230,000 in 2015.

Mercer was engaged to develop and propose for approval by the Compensation Committee a peer group of companies that could be used for benchmarking purposes to assess the competitiveness and suitability of Civeo’s compensation programs and practices. For 2015, the Compensation Committee approved a peer group consisting of the following companies:

Basic Energy Services Inc.	Matrix Service Co.

Black Diamond Group Ltd.	Newalta Corp.

Carbo Ceramics Inc.	Newpark Resources Inc.

Choice Hotels International Inc.	Oil States International Inc.

Extended Stay America Inc.	Precision Drilling Corp.

Forum Energy Technologies Inc.	Savanna Energy Services Corp.

Horizon North Logistics Inc.	Tesco Corp.

La Quinta Holdings Inc.	TETRA Technologies Inc.

There were no changes from the 2014 peer group. Mercer’s peer company filtering and selection process focused on three main industry groupings: (i) diversified support services companies, (ii) oil and gas equipment and services companies and (iii) hotel and lodging companies. Within these industry groupings, primary selection criteria included the following: revenue size, market value, market value to revenue ratio, enterprise value, number of employees, business/operational characteristics and geographic footprint. At the time of determining the peer group in 2014, Civeo ranked slightly below the median of the peer group on an enterprise value basis.

During development of our new Performance Share Award Plan, which was approved in late 2015 for implementation in early 2016, the Compensation Committee determined that four companies in the peer group were not well suited to be used as peers for relative total shareholder return (“TSR”) purposes, based on their customer and asset base, service offering or level of exposure to the natural resources sector where earnings can be impacted by commodity price. These four companies were Carbo Ceramics Inc., Choice Hotels International Inc., Extended Stay America Inc. and La Quinta Holdings Inc. Accordingly, the Compensation Committee determined that these four companies would be removed from the peer group strictly for purposes of evaluating Civeo’s three-year relative TSR performance under this compensation plan.

Compensation Program Components

This section outlines each of the components of our compensation program. Compensation decisions specific to our named executive officers for 2015 for each of these components are discussed in greater detail immediately following this section. Overall compensation consists of base salary, annual performance incentive awards and long-term incentive awards. Our performance based compensation awards represent over 65% of each named executive officer’s total direct compensation.

Base Salary. Base salaries form the foundation of Civeo’s compensation program. Base salary recognizes the job being performed and the value of that job in the competitive market. Base salary must be sufficient to attract and retain the executive talent necessary for our continued success and provides an element of compensation that is not at risk to avoid fluctuations in compensation that could distract our executives from the performance of their responsibilities. Base salaries for named executive officers are reviewed annually by the Compensation Committee and, where deemed appropriate, adjusted to reflect competitive market conditions, as well as other internal factors, including performance, internal equity and changes to job scope and responsibility. In general, base salaries are targeted at median levels compared to comparable positions within the peer group but vary from this reference point when and where deemed appropriate by the Compensation Committee.

Short-Term Incentive Plan. The key objective of Civeo’s Annual Incentive Compensation Plan (“AICP”) is to reward the achievement of defined annual operating and financial objectives and to align employee activities that will continually improve Civeo, both on a business unit and company-wide basis. Awards under AICP that are intended to qualify as “performance based compensation” under Section 162(m)(4)(C) of the Code are subject to any additional limitations set forth in Section 162(m) of the Code, which are described below. Awards made under the AICP are designed to represent a material component of total compensation for our named executive officers.

Performance objectives under the AICP for awards intended to qualify as performance based compensation under Section 162(m) of the Code may include any one or combination of the following metrics: (i) net income; (ii) pre-tax income; (iii) operating income; (iv) cash flow; (v) earnings per share; (vi) earnings before any one or more of the following items: interest, taxes, depreciation or amortization; (vii) return on equity; (viii) return on invested capital or assets; (ix) cost reductions or savings; (x) funds from operations or (xi) appreciation in the fair market value of the Civeo common shares. Our Compensation Committee determines which objectives to use, the weighting of such objectives where more than one is used, and whether the objective is to be measured against a company-established budget or target, an index or a peer group of companies. A performance objective need not be based on an increase or a positive result and may include, for example, minimizing financial losses during challenging business or economic cycles.

Under the AICP, the Compensation Committee establishes an incentive target, expressed as a percent of base salary, for each executive officer based upon, among other factors including geographic market differences, the Compensation Committee’s review of publicly available competitive compensation data for each position, level of responsibility and ability to impact or influence business results. For 2014 and 2015, achieving results which exceeded a minimum, or threshold, level of performance triggered an AICP payout. Performance results at or below threshold (i.e., typically achieving a percentage less than 85% of the related AICP performance objective) resulted in no AICP award. Targeted performance is earned when an executive achieves 100% of his or her performance objectives and the Company achieves 100% of its budgeted financial performance. Overachievement (i.e. typically achieving a percentage of 120% of the corresponding performance and financial objective) is the performance level at which AICP compensation is maximized. Where performance results fall between the threshold and target level, a pro rata portion of the target amount is paid out. Where performance results fall between the target and overachievement level, 100-200% of the target amount is paid out proportionately.

For 2016, the Compensation Committee approved changes to the AICP to reflect challenging market and business conditions. These changes reset the minimum threshold for plan entry to 100% attainment of budgeted earnings before interest, taxes, depreciation and amortization (“EBITDA”) and safety improvement performance. Under this new structure, target AICP payments are not made until 117% of budgeted EBITDA and equivalent levels of safety performance improvement are met.

The maximum AICP overachievement percentage permitted under the AICP is capped at two times the target level percentage to mitigate the potential for excessive risk taking.

At the beginning of each year, our Compensation Committee is responsible for approving measurable, achievable and quantifiable corporate performance objectives, including those specific to our Chief Executive Officer. At the end of each year, the Compensation Committee reviews the Company’s performance results, as well as incentive awards to be paid to each executive officer and, in aggregate, to other AICP participants. In its sole discretion, the Compensation Committee interprets all provisions of the AICP and has authority to make positive or negative adjustments in individual, business unit or Civeo-wide results, subject to the limitations of Section 162(m) in the case of awards intended to qualify as performance-based compensation.

Long-Term Incentive Plan. Civeo’s long-term incentive plan, the EPP, is designed to provide an additional incentive to executives to grow shareholder value through ownership of Civeo common shares or incentive awards directly linked to Civeo’s share price and to enable us to attract and retain highly qualified executives to grow and develop the Company in our highly competitive and cyclical industry.

The EPP provides for the grant of any combination of restricted shares, performance awards, dividend equivalents, phantom share awards, deferred share awards, share payments or options. Broadly speaking, we award three types of long-term incentives to balance liquidity and dilution considerations and to ensure we deliver the most tax effective incentive to plan participants. These awards may be cash or share settled, depending on their type. For our U.S. named executive officers, we typically award restricted share awards and phantom units. For our Canadian named executive officers, we typically award phantom units, and for our Australian named executive officer, we typically grant deferred share awards. All long-term incentive awards made to employees are subject to a three-year vesting period, with time-based awards vesting equally each year from date of grant and performance-based awards vesting on the third anniversary of the grant. All awards are subject to the approval of our Compensation Committee.

While unvested restricted shares are held, all rights of ownership are ascribed to such shares, including the right to vote the shares and receive dividends thereon, if any (except that any dividends or other distributions paid in any form other than cash are subject to forfeiture restrictions applicable to the underlying award). Deferred share award recipients are not entitled to vote and receive dividends until such awards vest.

In determining the value of award levels, the ratio of long-term incentives as a percentage of base salary is considered relative to a range of factors including market competitiveness, internal equity and individual performance. As a general rule, long-term incentive award values increase with position responsibility and are intended to comprise a larger component of an executive’s total direct compensation as his or her responsibility increases.

As discussed in more detail under “Proposal 5—Approval of Amended and Restated 2014 Equity Participation Plan,” Civeo is seeking shareholder approval of an increase in the number of shares available under the EPP. We believe the ability to offer equity-based incentives as part of our long-term incentive compensation strategy is critical to our ability to attract and retain key employees. Absent the increase in shares available for grant under the EPP, the shares available for grant as the Compensation Committee approached the 2016 annual grant cycle were insufficient to allow the appropriate level of grants consistent with Civeo’s overall compensation philosophy. As a result, the Compensation Committee awarded long-term incentive grants in the form of performance share awards and restricted share units contingent on shareholder approval of the amended and restated EPP. Additional details regarding the specific grants approved, including grants to our named executive officers, are set forth under “Proposal 5—Approval of Amended and Restated 2014 Equity Participation Plan”. Subject to shareholder approval of this proposal, conditional performance awards approved by the Compensation Committee will not vest until 2019, at which time payouts will be determined in accordance with Civeo’s relative TSR ranking against its peer group.

Performance Share Award Program. In late 2015, after working closely with Mercer, the Compensation Committee approved the introduction of a Performance Share Award Program under the EPP to further promote the linkage between shareholder and executive management interests. This program is intended to allow the Company to grant qualified performance-based compensation under Section 162(m)(4)(c) of the Internal Revenue Code. Our Performance Share Award Program is comprised of the following key elements:

Performance metric:	Relative TSR (compared against a subset of our defined peer group)

Performance period:	Three years, commencing from date of grant

Participants:	All named executive officers and direct reports to each regional executive

Vesting:	Cliff vesting following completion of the performance period

Award amount:	Comprises 50% of a named executive officer’s annual long-term incentive award, as determined by the Compensation Committee

Payout:	Settled in either cash or shares, or a combination of both, at the discretion of the Compensation Committee

Calculation of our relative TSR will be conducted by a third party designated by the Compensation Committee following completion of the three-year performance cycle. Performance share awards will be earned in amounts between 0% and 200% of the participant’s target performance share award, based on the payout percentage associated with Civeo’s absolute rank among the peer group as illustrated below:

Performance Measures			Payout Percentage
Absolute Rank	Approximate Decile	Implied Percentile Rank
1st or 2nd	1st	90%-100%	200%
3rd	2nd	80%-89.9%	175%
4th	3rd	70%-79.9%	150%
5th	4th	60%-69.9%	125%
6th	5th	50%-59.9%	100%
7th or 8th	6th	40%-49.9%	75%
9th	7th	30%-39.9%	50%
10th	8th	20%-29.9%	25%
11th, 12th, or 13th	9th – 10th	0%-19.9%	0%

If the performance metric yields a payout percentage of 0%, participants will not earn performance share awards for the respective three-year performance period. Calculation of relative TSR includes all dividends paid over the performance cycle.

In the event a change of control of Civeo occurs prior to the end of a performance period, the payout percentage will be determined by the Compensation Committee as if the date of the change of control is the last day of the performance period. In determining the payout percentage, the performance metric to be applied will be the absolute rank which is attained through the date of change of control. Payout of performance share awards will be made following the completion of the performance period subject to the participant’s continued employment through the end of the performance period. Should, however, the participant’s employment be terminated (i) by the Company without cause or by the participant for good reason (as defined in the Performance Share Award Program) or (ii) as a result of the participant’s death or disability, in either case following a change of control and prior to the payout of performance share awards, then the participant is entitled to payout of the performance share award under terms provided within the Performance Share Award Program.

All performance share awards are subject to approval by the Compensation Committee.

All long-term incentive awards under the EPP are expensed in a manner to comply with Financial Accounting Standards Board, Accounting Standards codification, Topic 718, Compensation-Stock Compensation (“FASB ASC Topic 718—Stock Compensation”). Except in special circumstances, long-term incentive awards are made to participants in these plans annually, in conjunction with approval of annual year-end audited financial statements by the Board.

Other Perquisites and Personal Benefits. In general, Civeo does not offer perquisites or other personal benefits to any executive with an aggregate value over $10,000. Some executives are provided paid club memberships, which are used for business purposes. During 2015, Mr. Schoening was provided with subsidized housing during his interim assignment to Houston, Texas. The aggregate value of the housing subsidy paid on Mr. Schoening’s behalf in 2015 was US$90,392.

Dual employment contract provisions for Messrs. Dodson, Steininger and Schoening provide for income tax preparation services for 2015 and subsequent years to satisfy their filing obligations in both Canada and the United States.

Benefit Plans. Civeo’s employee benefit plans are designed from a market competitive perspective with the objective of attracting and retaining talented employees. The Compensation Committee conducts periodic reviews of the Company’s employee benefit plans to ensure the plans meet these objectives and where, in the Compensation Committee’s sole discretion, the Compensation Committee believes changes to these plans are warranted, the Compensation Committee will authorize such changes.

Civeo’s health and welfare benefits are provided to all employees, including executives. These benefits include comprehensive coverage for medical, prescription drug, vision and dental expenses, as well as life insurance, long-term disability, accidental death and dismemberment, business travel, employee assistance and flexible spending accounts. Contributions for these benefits, except the flexible spending account program, are based on a cost-sharing model between the employee and the Company and are the same for employees and executives.

Retirement Plans. Civeo offers a defined contribution 401(k) retirement plan to all of its U.S. employees, including its executives. Those participating in the plan can make contributions from their base salary and cash incentive compensation up to annual limits defined by the IRS. Civeo makes matching contributions under this plan on the first 6% of the participant’s compensation, providing 100% match on the employee’s contribution up to 4% of his compensation and a 50% match on the employee’s contribution up to an additional 2% of the employee’s compensation. A similar defined contribution plan, which uses the same contribution formula, is in place in Canada and is structured pursuant to regulations established by the Canadian Revenue Agency. In Australia, employees and executives must contribute 9.25% of base salary to an annual capped limit as established by the Australian Taxation Office.

Deferred Compensation Plan. Civeo has established and maintains a nonqualified deferred compensation plan that permits eligible employees and directors to defer all or a part of their cash compensation, including base salary and bonus compensation, until the termination of their employment or directorship, whichever is applicable. Eligible employees participating in the deferred compensation plan did not receive any additional compensation aside from a matching deferral under the Deferred Compensation Plan that is intended to compensate them for contributions they could not receive under the 401(k) plan due to limits imposed on 401(k) plans by U.S. federal income tax laws. Directors who participate in the deferred compensation plan do not receive matching contributions.

2015 Executive Compensation

All executive compensation decisions, as well as decisions including aggregate AICP and long-term incentive awards to non-executive plan participants, were made by our Compensation Committee in conjunction with the approval of our audited 2015 year-end financials by the Board of Directors.

Base salaries. In light of depressed industry conditions in 2015, base salaries for all executive officers remain unchanged from 2014. In addition, no merit salary increases were made in 2015 for other employees, with isolated salary adjustments being made only in the event of promotion.

Annualized base salaries and target AICP levels for 2015 are set forth below for each named executive officer.

Name	Position	Base Salary (USD)		Target AICP
Bradley J. Dodson	President and Chief Executive Officer	$500,000	(1)	90%

Frank C. Steininger	Senior Vice President, Chief Financial Officer and Treasurer	$400,000		60%

Peter L. McCann	Senior Vice President, Australia	$315,966		65%

Michael L. Ridley	Senior Vice President and President—North America	$340,470		50%

Allan D. Schoening	Senior Vice President, Human Resources/Health, Safety and Environment	$250,000		50%

(1)	On April 2, 2015, due to difficult industry conditions and significant internal headcount reductions at Civeo, Mr. Dodson requested that the Compensation Committee consider reducing his base salary from US$575,000 to US$500,000 per annum as described below under “CEO Compensation”. This request was approved by the Compensation Committee and took effect on April 6, 2015. For 2015, Mr. Dodson’s total salary was US$520,192. At such time as the Compensation Committee believes conditions warrant, the Compensation Committee will reevaluate Mr. Dodson’s base salary and make those adjustments it deems appropriate.

2015 AICP Awards. The following 2015 performance metrics formed the basis for annual incentive award determinations for our named executive officers:

Name	Position	Financial Performance		Safety Performance
		Corporate	Division
Bradley J. Dodson	President and Chief Executive Officer	90%	0%	10%

Frank C. Steininger	Senior Vice President, Chief Financial Officer and Treasurer	90%	0%	10%

Peter L. McCann	Senior Vice President, Australia	30%	60%	10%

Michael L. Ridley	Senior Vice President and President—North America	30%	60%	10%

Allan D. Schoening	Senior Vice President, Human Resources/Health, Safety and Environment	90%	0%	10%

Our sole metric for evaluating financial performance for AICP purposes in 2015 is adjusted EBITDA. The EBITDA metric is widely recognized as a primary valuation and comparison metric used in the industry and, for this reason, was selected as the most suitable metric for 2015. EBITDA is a non-GAAP financial measure that is defined as net income plus interest, taxes, depreciation and amortization.

Adjustments to EBITDA include one-time, unanticipated financial events incurred following approval of the 2015 budget. For 2015, specific adjustments included expenses related to redomiciliation of the Company from the United States to Canada, changes in foreign exchange rates and asset impairment charges. In aggregate, these adjustments to EBITDA totaled US$146.8 million. All adjustments to EBITDA for AICP purposes were reviewed and approved by the Compensation Committee. Adjusted EBITDA is a non-GAAP financial measure.

In 2015, the following performance results relating to AICP calculations were achieved:

•	Consolidated adjusted EBITDA of US$ 156.9 million versus a budget of $157.2 million (99.8% of budget);

•	Adjusted EBITDA for our Canadian division of 98.3% of budget;

•	Adjusted EBITDA for our Australian division of 115.4% of budget; and

•	Improvements in total recordable incident rate (“TRIR”) safety performance of 38%, 59% and 36% in Canada, the U.S. and Australia, respectively, against a targeted TRIR improvement objective of 10% for 2015.

Based on these results, the following AICP payouts were approved by the Compensation Committee. These payouts are stated in U.S. dollars. Mr. McCann’s bonus, which is paid out in Australian dollars, has been converted to U.S. dollars below at an exchange rate of $.7523 U.S. dollar per Australian dollar. Mr. Ridley joined Civeo on May 4, 2015. His AICP payout for 2015, which is paid in Canadian dollars and has been converted to U.S. dollars below at an exchange rate of $.7566 U.S. dollar per Canadian dollar, represents a pro rata amount for the year calculated from his employment start date of May 4, 2015.

Name	Position	Business Performance		AICP Payout
		Financial	Safety	$	% of Target
Bradley J. Dodson	President and Chief Executive Officer	$416,477	$46,275	$462,752	98.8%

Frank C. Steininger	Senior Vice President, Chief Financial Officer and Treasurer	$213,499	$23,722	$237,221	98.8%

Peter L. McCann	Senior Vice President, Australia	$266,210	$29,579	$295,789	163.6%

Michael L. Ridley	Senior Vice President and President—North America	$94,569	$10,508	$105,077	92.0%

Allan D. Schoening	Senior Vice President, Human Resources/Health, Safety and Environment	$112,909	$12,545	$125,454	98.8%

2015 Long-Term Incentive Awards. For 2015, Civeo incorporated a combination of restricted share awards, phantom share awards and deferred share awards as long-term incentives to its named executive officers and other key employees. The type of award made to individuals in this group took into consideration the following factors:

•	Corporate, business unit and individual performance;

•	Competitive market practice;

•	Executive retention;

•	Impact of awards and quantum of awards on dilution and liquidity; and

•	Tax considerations in the U.S., Canada and Australia.

Long-term incentive awards approved by the Compensation Committee were made at levels consistent with past practice. Mr. Ridley’s long-term incentive award was made to him on May 4, 2015, the date of his commencement of employment.

Name	Position	Long Term Incentive Award (#)			Grant $	Valuation
		Restricted Share Awards	Phantom Units	Deferred Shares
Bradley J. Dodson	President and Chief Executive Officer	159,280	159,280	—	$3.61	$1,150,002

Frank C. Steininger	Senior Vice President, Chief Financial Officer and Treasurer	96,953	96,953	—	$3.61	$700,000

Peter L. McCann	Senior Vice President, Australia	—	—	132,048	$3.61	$476,693

Michael L. Ridley	Senior Vice President and President— North America	—	106,681	—	$4.64	$495,000

Allan D. Schoening	Senior Vice President, Human Resources/Health, Safety and Environment	—	103,879	—	$3.61	$375,000

Chief Executive Officer Compensation

Since assuming the role of President and Chief Executive Officer of Civeo following our spin-off from Oil States in 2014, Mr. Dodson has guided the Company through a period of significant change during challenging business conditions. Under Mr. Dodson’s leadership, our leverage ratios have improved, our free cash flow generation remains positive, additional financial flexibility is available through amendments to our revolving credit facility and our operational management structure and capabilities have improved. Through disciplined capital management, Mr. Dodson has positioned Civeo to be able to make continued investments in safety, training, employee development and upgrading of financial reporting systems.

In evaluating Mr. Dodson’s 2015 performance, the Compensation Committee considered the following achievements:

•	Repositioning of the organization through a range of restructuring initiatives, including

•	Headcount reductions of 28%, 62% and 24% at our Canadian, U.S. and Australian divisions, respectively; and

•	Closure of our U.S. operations management office in Denver, Colorado and consolidation of management and administrative support activities in our Edmonton, Alberta office; and

•	Timely divestiture of excess manufacturing capacity and non-core assets;

•	Free cash flow (which we define as cash flow from operations less capital expenditures) exceeded budget by 56%;

•	Completion of the redomiciliation of the Company from the United States to Canada;

•	Corporate debt was reduced by US$373 million, representing a 48% reduction;

•	Significant improvements in our safety performance across all operating divisions, with total recordable incident rates declining by 38%, 59% and 36% in Canada, the U.S. and Australia, respectively, in relation to prior year totals; and

•	Completion and opening of our Sitka Lodge in Kitimat, B.C. and Mariana Lake Lodge, south of Fort McMurray, Alberta.

2015 Compensation. Mr. Dodson’s total cash compensation remained at approximately the same level when compared to the prior year and currently sits in the lowest quartile of our peer group. In April 2015, Mr. Dodson requested that his base salary be reduced in light of difficult industry conditions and significant internal headcount reductions. In response to this request, the Compensation Committee decreased Mr. Dodson’s annualized base salary from US$575,000 to US$500,000, a decrease of 13%. For 2015, Mr. Dodson’s total salary totaled US$520,192.

For 2015, the Compensation Committee approved an AICP payment of US$ 462,752 for Mr. Dodson, the calculation of which was based on financial and safety performance as more fully described above. This payment was approved at the Compensation Committee’s meeting on February 23, 2016 in conjunction with approval of the Company’s 2015 audited year-end financial results.

In 2015, Mr. Dodson was granted a long-term incentive award of restricted shares and phantom units, each comprising 50% of the total grant date value of US$1,150,002. These awards vest equally over a four-year period from date of grant. Commencing in 2016, Mr. Dodson will receive 50% of any long-term incentive award approved by the Compensation Committee in the form of performance share awards which vest on the third anniversary of date of grant. See “2016 Executive Compensation” below for further information.

The following graph describes the composition of Mr. Dodson’s compensation for 2015.

Executive and Change of Control Agreements

Civeo maintains Executive Agreements with Messrs. Dodson, Steininger, Ridley and McCann and a Change of Control Agreement with Mr. Schoening. These agreements are not considered employment agreements and as such, U.S. executives are employed “at will” by Civeo. The agreements for Messrs. Dodson, Steininger and McCann provide protection in the event of a qualified termination, which is defined as an (i) involuntary termination of the executive officer by Civeo other than for “Cause” or (ii) a voluntary termination by the executive for “Good Reason” during a specified period of time after a corporate “Change of Control” (as defined in each Executive Agreement) of Civeo. Mr. Schoening’s agreement provides protection only following a termination other than for “Cause” during a specified period of time following a Change of Control. The triggering events were selected due to the executive not having complete control in either of these circumstances. Executives exercise control over their circumstances when they resign voluntarily without Good Reason or are terminated for Cause. As a result, these events do not trigger any payments.

The Change of Control provision in both types of agreement is intended to encourage continued employment by Civeo of its executive officers and minimize distractions around related uncertainties and risks created by a proposed Change of Control. Unlike “single trigger” plans that pay out immediately upon a change of control, Civeo’s agreements require a “double trigger” (i.e., a change of control along with an involuntary loss of employment). Where a qualified termination occurs during the 24-month period following a Change of Control, the agreements provide for a lump sum payment to the executive officer based on his base salary and target annual incentive amount in place on date of termination. Under the terms of their Executive Agreements, Messrs. Dodson, Steininger, Ridley and McCann are each entitled to receive a lump sum payment equal to two times their base salary and target annual incentive amount if a qualified termination occurs during the 24-month period following a Change of Control. Where a qualified termination occurs beyond the 24-month period following a Change of Control, Messrs. Dodson, Steininger, Ridley and McCann will be entitled to receive a lump sum payment equal to one year’s base salary and target annual bonus amount as well as other benefits described below. Under the terms of his Change of Control Agreement, Mr. Schoening is entitled to receive a lump sum payment equal to 1.75 times his base salary and target annual incentive amount if a qualified termination occurs during the 18-month period following a Change of Control.

In addition, the agreements provide that all restricted shares, performance shares, phantom share units and options will vest immediately, that all restrictions on such awards will lapse and that outstanding options will remain exercisable for the remainder of their terms. The executive officer will also be entitled to (A) health benefits until the earlier of (i) 36 months (in the case of an Executive Agreement) or 24 months (in the case of a Change of Control Agreement) and (ii) the date the executive began receiving comparable benefits from a subsequent employer, (B) vesting of all employer contributions to our 401(k) plan and Deferred Compensation Plan to the extent not already vested and (C) outplacement services equal to a maximum of 15% of the executive’s salary at the time of termination until the earliest to occur of (i) December 31 of the second calendar year following the year of termination and (ii) the date the executive accepts subsequent employment. In keeping with market practice, the executive agreement entered into with Mr. Dodson during 2009 entitled him to be made whole for any excise taxes incurred with respect to severance payments that were in excess of the limits set forth under the Internal Revenue Code. No excise tax gross up protection is available to Mr. Steininger, Mr. McCann, Mr. Ridley or Mr. Schoening. See “Potential Payments Under Termination or Change of Control” in this proxy statement for additional disclosures of severance and Change of Control payments for named executive officers.

Civeo’s Executive Agreements have a term of three years and are extended automatically for one additional day on a daily basis, unless notice of non-extension is served by the board of directors of Civeo. Where notice is served, the agreement will terminate on the third anniversary of the date notice was given. To receive benefits under the Executive Agreement or Change of Control Agreement, the executive officer is required to execute a release of all claims against Civeo.

Dual Employment Contracts. Messrs. Dodson, Steininger and Schoening are all parties to dual employment contracts with Canadian and U.S. legal entities of Civeo. These contracts are in place to permit each executive to execute contracts and other legal agreements on behalf of entities in either jurisdiction and to work and perform cross-border services on an uninterrupted basis. The terms of these contracts allocate a portion of each executive’s time to services performed in the United States and Canada and provide for tax equalization payments intended to put the executive in the same position as if his or her employment income were all earned in the State of Texas.

Accounting and Tax Considerations. Under Section 162(m) of the Code, a limitation exists on tax deductions of any publicly-held corporation for individual compensation to certain executives of such corporation exceeding $1,000,000 in any taxable year, unless the compensation is performance-based.

We reserve the right to use our judgment to authorize compensation payments that do not comply with the exemptions in Section 162(m) when we believe that such payments are appropriate and in the best interest of our shareholders, after taking into consideration changing business conditions or the executive’s individual performance and/or changes in specific job duties and responsibilities.

If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A of the Code, and such compensation does not comply with Section 409A, then the benefits are taxable in the first year they are not subject to a substantial risk of forfeiture and are subject to certain additional adverse tax consequences. We intend to design such arrangements to comply with (or be exempt from) Section 409A to the extent that the design is also appropriate for our business goals with respect to that arrangement.

All equity awards to our employees, including executive officers, and to our directors will be granted and reflected in our consolidated financial statements, based upon the applicable accounting guidance, at fair market value on the grant date in accordance with FASB ASC Topic 718—Stock Compensation.

2016 Executive Compensation

Response to Say-on-Pay Vote. At our 2015 annual meeting, we obtained a 95.6% approval by our shareholders casting votes on our Say on Pay proposal. At the same time, we received feedback from the largest proxy advisory firms regarding improvements they felt would further benefit our shareholders. In response to this feedback, our Compensation Committee, following extensive research and input from its external advisors, took the following actions:

•

Adoption of a New Clawback Policy. Our Board has adopted a clawback policy, which provides that, if the consolidated financial statements of Civeo are materially restated within three years of their initial public release or filing, and the Board determines, in its reasonable discretion, that any current or former executive officer has engaged in intentional misconduct, and such misconduct caused or partially caused the need for such restatement, the Board may, within 12 months after such a material restatement, require that the executive forfeit and/or return to Civeo all or a portion of the compensation vested, awarded or received under any bonus award, equity award or other award during the period subject to restatement and the 12-month period following the initial public release or filing of the financial statements that were restated. The forfeiture and/or return of compensation under the policy would be limited to any portion that the executive officer would not have received if the consolidated financial statements had been reported properly at the time of their initial public release or filing. The clawback policy would not apply to restatements following a change in control, as defined in the EPP, and the policy does not limit the ability of Civeo to pursue forfeiture or reclamation of amounts under applicable law.

•	Implementation of Executive Share Ownership Guidelines. Effective March 22, 2016, Civeo adopted Executive Share Ownership Guidelines to further align the interests of key executives with those of our shareholders. Our Executive Share Ownership Guidelines are calculated based on a multiple of the executive’s base salary, as set forth below:

Chief Executive Officer	5X
Other Named Executive Officers	2X
Other Section 16 Officers	1X

Executives who are covered by these guidelines have five years to reach their respective share ownership levels. On an annual basis, the Compensation Committee will evaluate compliance with these guidelines.

•	Long-Term Incentives. Commencing in 2016, all named executive officers will receive 50% of any long-term incentive awards approved by the Compensation Committee in the form of performance share awards. Payout of these performance share awards will be dependent on the Company’s relative TSR performance as measured against a subset of its peer group over a three-year performance period. Details of the performance share award program are described under “Long-term Incentive Plan” above, and the peer group is described under “—Executive Total Compensation Philosophy and Objectives—Role of Compensation Consultant.”

•	Proposed amendments to our EPP consistent with current governance practices. These amendments, if approved by shareholders, will provide for better definition of minimum vesting requirements, treatment of awards upon a change of control, prohibitions on share recycling on option exercise and a maximum term for non-qualified options.

These new programs supplement the governance policies described above which are already in place.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with Civeo’s management the Compensation Discussion and Analysis included in this proxy statement. Based on that review and discussion, the Compensation Committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,

Martin A. Lambert, Chairperson

C. Ronald Blankenship

Constance B. Moore

SUMMARY COMPENSATION TABLE

The following table sets forth certain information regarding compensation paid in respect of specified periods to our named executive officers. In 2013 and through May 30, 2014, our named executive officers (other than Mr. Steininger and Mr. Ridley) were employed and compensated by Oil States International, Inc. For periods subsequent to May 30, 2014, all of our named executive officers were employed and compensated by Civeo. The amounts summarized below reflect compensation paid by Oil States until May 30, 2014 and Civeo thereafter.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Share Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(6)	All Other Compensation ($)(7)	Total
Bradley J. Dodson President and Chief Executive Officer	2015 2014 2013	$520,192 554,808 413,077	— — —		$1,150,002 1,159,074 842,625	— 128,116 113,240	$462,752 430,831 447,047	$63,448 101,121 45,413	$2,196,394 2,373,950 1,861,402

Frank C. Steininger (2)	2015 2014	$400,000 230,769	— —		$700,001 800,021	—	$237,221 201,615	$23,025 106,844	$1,360,247 1,339,249
Senior Vice President, Chief Financial Officer and Treasurer

Peter L. McCann (3)	2015 2014 2013	$315,966 376,582 358,638	— — —		$476,693 703,010 481,500	— —	$295,789 391,561 193,291	$14,343 34,958 15,326	$1,102,791 1,506,111 1,048,755
Senior Vice President—Australia

Michael L. Ridley(4) Senior Vice President and President – North America	2015	$225,889	$94,575	(8)	$495,000	—	$105,077	$9,221	$929,762

Allan D. Schoening(5) Senior Vice President, Human Resources/Health, Safety and Environment	2015	$253,847	—		$375,003	—	$125,454	$156,392	$910,696

(1)	These columns represent the dollar amounts for the years shown of the aggregate grant date fair value of restricted share awards, performance based awards and phantom share awards and option awards, as applicable, granted in those years computed in accordance with FASB ASC Topic 718—Stock Compensation. Generally, the aggregate grant date fair value is the aggregate amount that Civeo expects to expense in its financial statements over the award’s vesting schedule (generally four years) and, for performance based awards, is based upon the probable outcome of the applicable performance conditions. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. These amounts reflect Civeo’s future accounting expense for these awards and options, and do not necessarily correspond to the actual value that will be recognized by the named executive officers. All options awarded were priced at the date of the award. See Note 15 to Civeo’s consolidated financial statements on Form 10-K for the year ended December 31, 2015 for additional detail regarding assumptions underlying the value of these awards.
(2)	Mr. Steininger was not an employee of Oil States during 2013 and, accordingly, no amounts are reflected with respect to him for 2013 in this table. Prior to March 4, 2014, Mr. Steininger was a partner of PricewaterhouseCoopers LLP. Effective from March 4, 2014 to May 29, 2014, Mr. Steininger was a consultant to Oil States. Effective May 30, 2014, Mr. Steininger became an employee of Civeo in the capacity of Senior Vice President, Chief Financial Officer and Treasurer.
(3)	Compensation reported for Mr. McCann, other than share awards, was made in Australian dollars and is reflected in this table in U.S. dollars using the average exchange rate for each year. The U.S. dollar to Australian dollar average exchange rate for 2015, 2014 and 2013 was $0.7523, $0.9025 and $0.8925, respectively.
(4)	Effective May 4, 2015, Mr. Ridley became an employee of Civeo in the capacity of Senior Vice President and President-North America Division. Compensation reported for Mr. Ridley, other than share awards, was made in Canadian dollars and is reflected in this table in U.S. dollars using the average exchange rate for the year. The U.S. dollar to Canadian dollar average exchange rate during Mr. Ridley’s employment in 2015 was $0.7566.

(5)	Mr. Schoening was appointed an officer of the Company on May 14, 2015.
(6)	Amounts in 2013 for “Non-Equity Incentive Plan Compensation” paid to Messrs. Dodson and McCann were made pursuant to Oil States’ Annual Incentive Compensation Plan and were paid in 2014. Amounts in 2014 and 2015 for “Non-Equity Incentive Plan Compensation” paid to each of the named executive officers were made pursuant to Civeo’s AICP and were paid in 2015 and 2016, respectively. For a description of Civeo’s plan, see “Compensation Discussion and Analysis—Compensation Program Components—Short-Term Incentive Plan.”
(7)	The amounts shown in “All Other Compensation” column reflect the following for each Named Executive Officer:

Name and Principal Position	Year	Retirement Plan Match ($)(a)	Deferred Compensation Plan Match ($)(a)	Other ($)(b)	Total
Bradley J. Dodson	2015	$15,115	$23,135	$25,198	$63,448
Frank C. Steininger	2015	$12,308	—	$10,717	$23,025
Peter L. McCann	2015	$14,343	—	—	$14,343
Michael L. Ridley	2015	$9,221	—	—	$9,221
Allan D. Schoening	2015	$13,670	—	$142,722	$156,392

(a)	Represents the matching contributions allocated by Civeo and Oil States, as applicable, to Mr. Dodson pursuant to the Deferred Compensation Plan, as more fully described in “Compensation Discussion and Analysis Compensation Program Components—Retirement Plans” and “—Deferred Compensation Plan”, included herein. Also represents contributions made to Messrs. Dodson, Steininger and Schoening pursuant to the 401(k) Retirement Plan. Contributions were also made for Mr. Ridley pursuant to the Canadian Registered Retirement Savings Plan. Mr. McCann received a contribution to his Australian Superannuation fund as required by Australian law.
(b)	The amounts shown in the “Other” column in the table above for Mr. Dodson include $5,586 in club dues, $1,200 in imputed income attributable to term life insurance benefits and $18,412 in Canadian taxes paid by the Company in relation to his Dual Employment contract. The amounts in the “Other” column for Mr. Steininger include $9,754 in Canadian taxes paid by the Company on his behalf in relation to his Dual Employment contract and $963 in imputed income attributable to term life insurance benefits. Mr. Schoening’s “Other” compensation includes a vacation payout of $15,709 upon transfer from the US company to the Canadian Company at the end of December 2015, $626 in imputed income attributable to term life insurance benefits, $35,995 in taxes paid by the Company on his behalf in relation to his Dual Employment contract and $90,392 in rent for the term that Mr. Schoening was residing in the United States.
(8)	Mr. Ridley was awarded a one-time bonus of US$94,575 subject to the completion of the 2015 audited financial statements that was paid in February 2016 following approval by the Board of 2015 audited year-end financial statements.

Messrs. Dodson, Steininger, McCann and Ridley are parties to Executive Agreements, none of which are considered an employment agreement. For a description of these agreements, see “Compensation Discussion and Analysis—Executive and Change of Control Agreements.” The compensation amounts described in the preceding table were determined as described under “Compensation Discussion and Analysis—Compensation Program Components.” The material terms of the awards reported in the Grants of Plan Based Awards Table below are described in the “Compensation Discussion and Analysis—Compensation Program Components—Short-Term Incentive Plan” and “—Long-Term Incentive Plan.”

GRANTS OF PLAN BASED AWARDS

The following table provides information about equity and non-equity awards granted to our named executive officers in 2015. The table includes the following: (1) the grant date; (2) the estimated future payouts under the non-equity incentive plan, which is discussed in “Compensation Discussion and Analysis—Compensation Program Components—Short-Term Incentive Plan,” included herein; (3) the number of restricted shares and phantom share awards pursuant the EPP; and (4) the fair value of each equity award computed in accordance with FASB ASC Topic 718—Stock Compensation as of the grant date.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Plan	Grant Date (2)	Threshold ($)	Target ($)	Maximum ($)
Bradley J. Dodson	AICP		$0	$450,000	$900,000
	2014 Plan	2/11/2015				159,280	$575,001
	2014 Plan	2/11/2015				159,280	$575,001

Frank C. Steininger	AICP		$0	$240,000	$480,000
	2014 Plan	2/11/2015				96,953	$350,000
	2014 Plan	2/11/2015				96,953	$350,000

Peter L. McCann(5)	AICP		$0	$215,919	$431,837
	2014 Plan	2/11/2015				132,048	$476,693

Michael L. Ridley(6)	AICP		$0	$170,235	$340,470
	2014 Plan	5/04/2015				106,681	$495,000

Allan D. Schoening(7)	AICP		$0	$125,000	$250,000
	2014 Plan	2/11/2015				103,879	$375,003

(1)	The amounts shown in the columns “Target” and “Maximum” reflect the target and overachievement levels of bonus payable under the AICP (see discussion in “Compensation Discussion and Analysis—Compensation Program Components—Short-Term Incentive Plan,” included herein), which is based on an executive’s base salary paid during the year multiplied by the executive’s applicable bonus percentage for that level. The base salary used in this table is the base salary in effect as of December 31, 2015; however, actual awards are calculated based on a participant’s eligible AICP earnings paid in the year. Performance results at or below the threshold level percentage of performance targets established under the AICP will result in no payments being made under the AICP.
(2)	The monetary value of Mr. Ridley’s share awards were approved at the February 11, 2015 Compensation Committee meeting. The units awarded correspond to the closing stock price on Mr. Ridley’s first day of employment which was May 4, 2015. Grants made to each of Messrs. Dodson and Steininger on February 11, 2015 represent an aggregate award split equally between restricted share awards and phantom units, and as such are being presented on separate lines.
(3)	The amounts shown in “All Other Stock Awards” column for Mr. Dodson and Mr. Steininger reflect the number of restricted share awards and phantom units, respectively, granted during 2015 pursuant to the EPP. See “Compensation Discussion and Analysis—Compensation Program Components—Long-Term Incentive Plan included herein. The amounts shown in this column for Mr. Ridley and Mr. Schoening reflect the number of phantom share awards (106,681 and 103,879, respectively) granted in 2015 pursuant to the Canadian Long Term Incentive Plan, which awards vest annually at a rate of one-third per year the first, second and third anniversaries of the grant date. The amounts shown for Mr. McCann reflect 132,048 deferred share awards granted in February 2015 pursuant to the EPP, which awards vest annually at a rate of one-fourth per year on each of the first four anniversaries of the grant date.

(4)	This column shows the full grant date fair value of restricted share awards and phantom share awards computed under FASB ASC Topic 718—Stock Compensation and granted to the named executive officers during 2015. Generally, the full grant date fair value is the amount that Civeo would expense in its financial statements over the vesting schedule of the awards. See Note 15 to Civeo’s consolidated financial statements on Form 10-K for the year ended December 31, 2015 for additional detail regarding assumptions underlying the value of these awards.
(5)	Mr. McCann’s AICP award amounts were made in Australian dollars and are reflected in this table in U.S. dollars using the average exchange rate for 2015 of $0.7523 U.S. dollar per Australian dollar.
(6)	Mr. Ridley’s AICP award amounts were made in Canadian dollars and are reflected in this table in U.S. dollars using the average exchange rate for 2015 of $0.7566 U.S. dollar per Canadian dollar.
(7)	Mr. Schoening’s AICP award amounts were made in U.S. dollars and are reflected here as such.

OUTSTANDING EQUITY AWARDS AT 2015 FISCAL YEAR END

The following table provides information on the holdings of options and share awards by our named executive officers as of December 31, 2015. This table includes unexercised and unvested option awards and unvested share awards. Each equity grant is shown separately for each named executive officer. The vesting schedule for each grant is shown following this table, based on the option or share award grant date or other factors, as discussed. Accelerated vesting provisions applicable to the outstanding awards are described below under “—Potential Payments upon Termination or Change in Control.” The market value of the share awards is based on the closing market price of Civeo’s common shares as of December 31, 2015, which was $1.42.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)
Bradley J. Dodson	13,777	(1)	0	(1)	$16.43	2/17/2021
	22,961	(2)	0	(2)	$18.43	2/16/2022
	9,184	(6)	9,185	(6)	$17.48	2/19/2023
	4,593	(8)	13,776	(8)	$21.87	2/19/2024
							5,740	(3)	$8,151
							45,924	(4)	$65,212
							12,629	(7)	$17,933
							18,944	(9)	$26,900
							19,732	(10)	$28,019
							159,280	(11)	$226,178
							159,280	(12)	$226,178

Frank C. Steininger							26,019	(10)	$36,947
							96,953	(11)	$137,673
							96,953	(12)	$137,673

Peter L. McCann							4,592	(17)	$6,521
							3,444	(5)	$4,890
							13,777	(16)	$19,563
							24,110	(9)	$34,236
							132,048	(11)	$187,508

Michael L. Ridley							106,681	(13)	$151,487

Allan D. Schoening							3,827	(14)	$5,434
							11,328	(15)	$16,086
							2,891	(18)	$4,105
							103,879	(19)	$147,508

(1)	Option award of February 17, 2011 that was fully vested at December 31, 2015.
(2)	Option award of February 16, 2012 that vests at the rate of 25% per year, with vesting dates of February 16, 2013, February 16, 2014, February 16, 2015 and February 16, 2016.
(3)	Restricted or deferred share award of February 16, 2012 that vests at the rate of 25% per year, with vesting dates of February 16, 2013, February 16, 2014, February 16, 2015 and February 16, 2016.
(4)	Restricted share award of February 19, 2013 that will vest 100% on February 19, 2016.
(5)	Deferred share award of June 22, 2012 that vests at the rate of 25% per year, with vesting dates of June 22, 2013, June 22, 2014, June 22, 2015, and June 22, 2016.

(6)	Option award of February 19, 2013 that vests at the rate of 25% per year, with vesting dates of February 19, 2014, February 19, 2015, February 19, 2016 and February 19, 2017.
(7)	Restricted or deferred share award of February 19, 2013 that vests at the rate of 25% per year, with vesting dates of February 19, 2014, February 19, 2015, February 19, 2016 and February 19, 2017.
(8)	Option award of February 19, 2014 that vests at the rate of 25% per year, with vesting dates of February 19, 2015, February 19, 2016, February 19, 2017 and February 19, 2018.
(9)	Restricted or deferred share award of February 19, 2014 that vests at the rate of 25% per year, with vesting dates of February 19, 2015, February 19, 2016, February 19, 2017 and February 19, 2018.
(10)	Restricted share award of May 30, 2014 that vests at the rate of 25% per year, with vesting dates of May 30, 2015, May 30, 2016, May 30, 2017 and May 30, 2018.
(11)	Restricted share award or deferred share award of February 11, 2015 that vests at the rate of 25% per year, with vesting dates of February 11, 2016, February 11, 2017, February 11, 2018, and February 11, 2019.
(12)	Phantom share units award of February 11, 2015 that vests at the rate of 25% per year, with vesting dates of February 11, 2016, February 11, 2017, February 11, 2018, and February 11, 2019.
(13)	Phantom share units award of May 5, 2015 that vests at the rate of 33.33% per year, with vesting dates of May 5, 2016, May 5, 2017, and May 5, 2018.
(14)	Phantom share units award of February 19, 2013 that vests at the rate of 33.33% per year, with vesting dates of February 19, 2014, February 19, 2015, and February 19, 2016.
(15)	Phantom share units award of February 19, 2014 that vests at the rate of 33.33% per year, with vesting dates of February 19, 2015, February 19, 2016, and February 19, 2017.
(16)	Deferred share award of February 19, 2013 that vests at the rate of 25% per year, with vesting dates of February 19, 2014, February 19, 2015, February 19, 2016, February 19, 2017.
(17)	Deferred share award of February 16, 2012 that vests at the rate of 25% per year, with vesting dates of February 16, 2013, February 16, 2014, February 16, 2015, and February 16, 2016.
(18)	Phantom share units award of May 30, 2014 that vests at the rate of 33.33% per year, with vesting dates of May 30, 2015, May 30, 2016 and May 30, 2017.
(19)	Phantom share units award of February 11, 2015 that vests at the rate of 33.33% per year, with vesting dates of February 11, 2016, February 11, 2017, and February 11, 2018.

OPTIONS EXERCISED AND SHARES VESTED

The following table provides information for our named executive officers during the period from January 1, 2015 to December 31, 2015 on the number of our common shares acquired upon the vesting of share awards and the value realized, each before payment of any applicable withholding tax. Reported values were calculated based on the number of share awards vesting multiplied by closing share price on the date of vesting.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Pre-tax Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Pre-tax Value Realized on Vesting ($)
Bradley J. Dodson	—	—	79,484	$308,981
Frank C. Steininger	—	—	8,674	$34,696
Peter L. McCann	—	—	24,947	$95,856
Michael L. Ridley	—	—	—	—
Allan D. Schoening	—	—	—	—

NONQUALIFIED DEFERRED COMPENSATION

Deferred Compensation Plan and Canadian Non-Registered Savings Plan

Civeo maintains the Deferred Compensation Plan, which is a nonqualified deferred compensation plan for U.S. citizens that permits our directors and eligible employees to elect to defer all or a part of their cash compensation (base and/or incentive pay) from us until the termination of their status as a director or employee or a change of control. In Canada, Civeo maintains a similar plan in which Mr. Ridley is a participant. See “Compensation Discussion and Analysis—Compensation Plan Components—Deferred Compensation Plan”, included herein, for details about the plans. Mr. McCann does not participate in a similar plan. Neither Mr. Steininger nor Mr. Schoening participates in Civeo’s Deferred Compensation Plan.

The investment alternatives available to executives and directors under the Deferred Compensation Plan are the same mutual funds available to all employees under Civeo’s 401(k) Retirement Plan. Selection of these funds is at the discretion of the executive. Payout terms, withdrawals and other distributions are made at the discretion of the executive subject to corresponding plan terms and conditions.

Detailed below is activity in the Deferred Compensation Plan for Mr. Dodson. Mr. Ridley is a Canadian citizen based in Edmonton, Canada and was not eligible to participate in the Deferred Compensation Plan; however, he did participate in a similar Canadian Non-Registered Savings Plan.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contribution in Last Fiscal Year ($)(2)	Aggregate Earnings (Loss) in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance At Last Fiscal Year End ($)
Bradley J. Dodson	$23,931	$23,135	$(10,918)	—	$831,582
Michael L. Ridley	$2,160	—	—	—	$2,160

(1)	All contribution amounts for the last fiscal year reported in this table are also included in the “Salary” and “Non-Equity Incentive Plan Compensation” amounts reported in the Summary Compensation Table for 2015.
(2)	The $23,135 reported for Mr. Dodson in this column is also included in the “All Other Compensation” column of the Summary Compensation Table for 2015.
(3)	This column represents net unrealized appreciation, loss, dividends and distributions for Mr. Dodson for mutual fund investments for 2015 associated with investments held in the Deferred Compensation Plan.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The table below reflects the amount of compensation to Messrs. Dodson, Steininger, McCann and Ridley in the event of a qualified termination, which is defined as (i) an involuntary termination of the executive officer by Civeo other than for “Cause” or (ii) either an involuntary termination other than for “Cause” or a voluntary termination by the executive for “Good Reason,” in each case, during a specified period of time after a corporate “Change of Control” (as defined in his Executive Agreement) of Civeo. The table below also reflects the amount of compensation to Mr. Schoening in the event of a qualified termination during a specified period time after a corporate “Change of Control” (as defined his Change of Control Agreement) of Civeo. The scope and terms of compensation due to each named executive officer upon voluntary terminations, early retirement, retirement, for Cause termination and in the event of disability or death of the executive are the same as for all salaried employees. The amounts shown in the table assume that such qualified termination was effective as of December 31, 2015 and, therefore, include compensation earned through such time and are estimates of the amounts which would be paid out to the executives upon their terminations. The actual amounts to be paid can only be determined at the time of such executive’s separation from Civeo. For a discussion of the terms of the Executive and Change of Control Agreements, see “Compensation Discussion and Analysis—Executive and Change of Control Agreements.”

The Redomicile Transaction was not a change-in-control and therefore did not entitle named executive officers of Civeo to any change-in-control benefits.

Deferred Compensation Plan

Generally, each participant in the Deferred Compensation Plan will receive, at the participant’s election, a lump sum distribution or installment payments upon a change of control or a termination of the participant’s service with Civeo and its affiliates. For “Specified Employees,” as defined in IRS regulations, distributions of deferrals made after 2004 are delayed at least six months. Any other withdrawals by the participant will be made in good faith compliance with 409A limitations. See “Nonqualified Deferred Compensation” for information regarding the aggregate balance of each named executive officer who participates in the Deferred Compensation Plan and “Compensation Discussion and Analysis—Compensation Program Components—Deferred Compensation Plan” for additional information regarding payments under the Deferred Compensation Plan.

Equity Awards

Civeo’s option agreements provide that, in the event of an employee’s disability, retirement or death, outstanding unvested options will become fully vested and will be exercisable for a period of one year following the employee’s date of termination due to disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code), retirement (on or after attainment of age 65 or, with the Civeo Compensation Committee’s express written consent, on or after the age of 55) or death. Civeo restricted share award agreements provide that restricted share awards will become fully vested on (i) the date a Change of Control occurs or (ii) the termination of an employee’s employment due to his death or a disability that entitles the employee to receive benefits under a long term disability plan of Civeo. Subject to approval of “Proposal 5 – Approval of Amended and Restated 2014 Equity Participation Plan,” all outstanding awards will fully vest following a Change of Control where such awards are not assumed or converted following Change of Control. Civeo’s performance based awards granted beginning in 2016 provide that in the event a Change of Control occurs prior to the end of a performance period, the payout percentage will be determined by the Compensation Committee as if the date of Change of Control is the last day of the performance period. In determining payout percentage, the performance metric to be applied will be absolute rank which is attained through the date of Change of Control. Payout of performance awards will be made following the completion of the performance period subject to the executive’s continued employment through the end of the performance period. Should, however, the executive’s employment be terminated (1) by the Company without Cause or by the executive for Good Reason or (2) as a result of the executive’s death or disability, in either case following a Change of Control and prior the payout of performance share awards, the executive is entitled to payout of the performance share awards under the terms provided within the performance share award program.

Quantification of Payments

Shown in the table below are potential payments upon the assumed (A) involuntary not for Cause termination of Messrs. Dodson, Steininger, McCann or Ridley employed by Civeo on December 31, 2015 other than during the 24-month period following a Change of Control, or (B) involuntary not for Cause termination or termination by the named executive officer for “Good Reason,” in either case, during the 24-month period (18-month period in the case of Mr. Schoening) following a Change of Control of Civeo, occurring as of December 31, 2015. None of Mr. Dodson’s potential payments as of December 31, 2015 would trigger a gross-up payment for excise taxes that would be reimbursed under his Executive Agreement.

	Bradley Dodson		Frank Steininger		Peter McCann
	A	B	A	B	A	B
Benefits and Payments due on Separation
Compensation:
Cash Severance	$950,000	$1,900,000	$640,000	$1,280,000	$521,344	$1,042,688
Stock Options(1)	—	—	—	—	—	—
Stock Awards(1)	$598,571	$598,571	$312,294	$312,294	$252,719	$252,719
Benefits & Perquisites:
Health & Welfare Benefits(2)	$8,018	$16,036	—	—	—	—
Outplacement Assistance(3)	$75,000	$75,000	$60,000	$60,000	$47,395	$47,395
Tax Gross Up	—	—	—	—	—	—

	Mike Ridley		Allan Schoening
	A	B	A	B
Compensation:
Cash Severance	$510,705	$1,021,410	—	$437,500
Stock Options(1)	—	—	—	—
Stock Awards(1)	$151,487	$151,487	—	$173,134
Benefits & Perquisites:
Health & Welfare Benefits(2)	$3,371	$6,742	—	$3,371
Outplacement Assistance(3)	$51,071	$51,071	—	$37,500
Tax Gross Up	—	—	—	—

(1)	Reflects the value of unvested options, restricted share awards and deferred share awards as of December 31, 2015 that would be accelerated as a result of the separation event based on Civeo’s share price of $1.42, which was the closing market price of Civeo’s common shares as of December 31, 2015. The amounts reported in the “Stock Options” row would also be realized by the named executive officers in the event of a named executive officer’s disability, retirement or death occurring on December 31, 2015. In addition, the amounts reported in the “Stock Awards” row would be realized by the named executive officers in the event of the occurrence of a Change of Control (without the occurrence of a qualified termination) or upon the named executive officer’s death or disability, in each case, occurring on December 31, 2015.
(2)	Reflects the estimated lump-sum present value of all future premiums which will be paid on behalf of the named executive officer under Civeo’s health and welfare benefit plans for the applicable continuation period specified in both Executive and Change of Control Agreements.
(3)	Reflects the maximum amount of outplacement assistance that would be provided for the named executive officer pursuant to the Executive Agreement.

DIRECTOR COMPENSATION

Our non-employee directors receive compensation for their services on the board of directors. Directors who are also our employees do not receive a retainer or fees for service on our board of directors or any committees. Mr. Dodson, a director of Civeo and the Civeo’s President and Chief Executive Officer, does not receive director compensation. Directors who are not employees receive an annual retainer of $50,000 and fees of $2,000 for attendance at each board of directors or committee meeting. The non-employee director who serves as the Chairman of the Board receives an additional annual retainer of $75,000, which is paid quarterly 50% in cash and 50% in fully vested common shares, and each non-employee director who serves as the chairman of the Compensation Committee, the Nominating & Corporate Governance Committee or the Finance & Investment Committee receives an additional annual retainer of $10,000. The chairman of the Audit Committee receives an additional annual retainer of $17,500. Members of the Nominating & Corporate Governance Committee, the Compensation Committee and the Finance & Investment Committee, other than the Committee chairman, receive an additional annual retainer of $5,000 and members of the Audit Committee, other than the Committee chairman, receive an additional annual retainer of $10,000. Newly elected non-employee directors receive restricted share awards valued at $100,000 after their initial election. In addition, non-employee directors receive additional restricted share awards valued at $100,000 at each annual shareholders’ meeting after which they continue to serve. The non-employee directors’ restricted share awards are valued on the award date based on the closing share price and vest on the earlier of one year from the date of grant or the next annual shareholders’ meeting date following the date of grant.

Non-employee directors are also subject to Civeo’s share ownership and holding period guidelines pursuant to which they are expected to retain restricted share awards remaining, after payment of applicable taxes, valued at five times the annual retainer amount, or $250,000, until retirement or until leaving the board of directors. Once the ownership guideline is established for a director and communicated, the director has five years to attain the targeted level of ownership. All of our directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of our board of directors or committees and for other reasonable expenses related to the performance of their duties as directors, including attendance at pertinent continuing education programs and training.

The table below summarizes the compensation paid by Civeo to non-employee directors for the fiscal year ended December 31, 2015:

Name	Fees Earned or Paid in Cash	Share Awards(1)	Total
Douglas E. Swanson	$121,076	$140,627	$261,703
C. Ronald Blankenship	$110,629	$100,000	$210,629
Martin A. Lambert	$110,642	$100,000	$210,642
Constance B. Moore	$116,629	$100,000	$216,629
Richard A. Navarre	$114,102	$100,000	$214,102
Charles Szalkowski	$105,589	$100,000	$205,589
Michael L. Ashner(2)	$2,329	—	$2,329
Alexander D. Greene(3)	$2,301	—	$2,301

(1)	The amounts in the “Share Awards” column reflect the aggregate grant date fair value of restricted share awards granted in 2015 calculated in accordance with FASB ASC Topic 718—Stock Compensation. Please see Note 15 to the notes to consolidated financial statements included in Item 8 of the Form 10-K for information regarding the assumptions relied upon for this calculation. Pursuant to FASB ASC Topic 718—Stock Compensation, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. These amounts reflect our future accounting expense for these awards, and do not necessarily correspond to the actual value that will be recognized by the directors. Mr. Swanson’s share award total includes $40,627 of Civeo common shares as part of his fees as Chairman of the Board, which vested on the grant date.

(2)	Mr. Ashner resigned from the board on January 2, 2015 and his equity awards were forfeited upon his resignation.
(3)	Mr. Greene resigned from the board on January 2, 2015 and his equity awards were forfeited upon his resignation.

As of December 31, 2015, the aggregate number of unvested shares of restricted share awards and the aggregate number of shares outstanding underlying option awards held by non-employee directors are as follows:

Name	Share Awards	Option Awards
Douglas E. Swanson	22,422	—
C. Ronald Blankenship	22,422	—
Martin A. Lambert	22,422	—
Constance B. Moore	22,422	—
Richard A. Navarre	22,422	—
Charles Szalkowski	22,422	—

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

This section discusses transactions and relationships with related persons during the past three fiscal years. As a subsidiary of Oil States prior to the spin-off, we engaged in related party transactions with Oil States. Those transactions are described in more detail in Note 17—Related Party Transactions to the notes to consolidated financial statements in Item 8 of the Form 10-K.

Our board of directors has adopted procedures for approving related party transactions. We review all relationships and transactions in which we and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Our Corporate Secretary’s office is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether we or a related person has a direct or indirect material interest in the transaction. As required under the rules of the SEC, transactions that are determined to be directly or indirectly material to us or a related person will be filed with the SEC when required, and disclosed in our proxy statement.

Our Business Conduct & Ethics Code prohibits conflicts of interest. Any waivers of these guidelines must be approved by the Nominating & Corporate Governance Committee of our board of directors. Under the Business Conduct & Ethics Code, conflicts of interest occur when private or family interests interfere in any way, or even appear to interfere, with our interests. Our prohibition on conflicts of interest under the Business Conduct & Ethics Code includes related person transactions.

We have multiple processes for reporting conflicts of interests, including related party transactions. Under the Business Conduct & Ethics Code, all directors and employees are required to report any actual or apparent conflict of interest, or potential conflict of interest, to their supervisors. Any transaction involving related persons must be reported in writing by our division executives as part of their quarterly representation letter. This information will then reviewed by disinterested members of our Nominating & Corporate Governance Committee, our board of directors or our independent registered public accounting firm, as deemed appropriate, and discussed with management. As part of this review, the following factors will generally be considered:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of the transaction;

•	the importance of the transaction to the related person;

•	the importance of the transaction to us;

•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of our Company;

•	whether the transaction might affect the status of a director as independent under the independence standards of the NYSE; and

•	any other matters deemed appropriate with respect to the particular transaction.

Ultimately, all material related party transactions must be approved or ratified by the Nominating & Corporate Governance Committee of our board of directors. Any member of the Nominating & Corporate Governance Committee who is a related person with respect to a transaction will be recused from the review of the transaction.

In addition, we annually distribute a questionnaire to our executive officers and members of our board of directors requesting certain information regarding, among other things, their immediate family members, employment and beneficial ownership interests. This information is then reviewed for any conflicts of interest under the Business Conduct & Ethics Code.

We also have other policies and procedures to prevent conflicts of interest, including related person transactions. For example, the charter of our Nominating & Governance Committee requires that the members of such committee assess the independence of the non-management directors at least annually, including a requirement that it determine whether or not any such directors have a material relationship with us, either directly or indirectly, as defined therein and as further described above under “Management—Director Independence.”

To establish restrictions with regard to corporate participation in the political system as imposed by law, the following guidelines are contained in our Business Conduct and Ethics Code:

•	No funds, assets, or services of the Company will be used for political contributions, directly or indirectly, unless allowed by applicable foreign and U.S. law and approved in advance by the board of directors.

•	Company contributions to support or oppose public referenda or similar ballot issues are only permitted with advance approval of the board of directors.

•	Employees, if eligible under applicable foreign and U.S. law, may make political contributions through legally established Company sponsored and approved political action committees. Any such personal contribution is not a deductible expense for federal or other applicable income tax purposes and is not eligible for reimbursement by the Company as a business expense. To the extent permitted by law, the Company’s resources may be used to establish and administer a political action committee or separate segregated fund. All proposed activities shall be submitted for the review of, and approval by, the board of directors prior to their implementation.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires Civeo’s officers, directors and persons who own more than 10% of Civeo’s outstanding common shares (collectively, “Section 16 Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of Civeo’s common shares and other equity securities. Section 16 Reporting Persons are required by SEC regulations to furnish Civeo with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of such reports received by it, and written representations from certain Section 16 Reporting Persons that all Section 16(a) reports required to be filed for such persons had been filed, Civeo believes that during 2015 the Section 16 Reporting Persons complied with all Section 16(a) filing requirements applicable to them, except that (i) Bradley J. Dodson, President and Chief Executive Officer, inadvertently failed to timely report (a) the annual grant of 159,280 shares of restricted common stock and 159,280 shares of phantom stock, and (b) a purchase of 106,000 common shares, (ii) Frank Steininger, Senior Vice President, Chief Financial Officer and Treasurer, inadvertently failed to timely report the annual grant of 96,953 shares of restricted common stock and 96,953 shares of phantom stock, (iii) Peter McCann, Senior Vice President, Australia, inadvertently failed to timely report the annual grant of 132,048 shares of deferred stock and (iv) Carolyn J. Stone, Vice President, Controller and Corporate Secretary, inadvertently failed to timely report the annual grant of 43,283 shares of restricted common stock and 43,283 shares of phantom stock.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information known to Civeo with respect to the beneficial ownership of Civeo’s shares as of March 23, 2016 by:

•	each shareholder known by Civeo to own more than 5% of Civeo’s outstanding shares;

•	each of Civeo’s current directors;

•	each of Civeo’s named executive officers; and

•	all of Civeo’s current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of that could be issued upon the exercise of outstanding options and warrants held by that person that are currently exercisable or exercisable within 60 days of March 23, 2016 are considered outstanding. These shares, however, are not considered outstanding as of March 23, 2016 when computing the percentage ownership of each other person.

To our knowledge, except as indicated in the footnotes to this table or as provided by applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares indicated.

	Beneficial Ownership
Name and Address of Beneficial Owners(1)	Shares	Percentage(2)
FMR LLC(3)	14,012,439	13.0%
245 Summer Street Boston, Massachusetts 02210
Centerbridge Credit Partners, L.P.(4)	6,378,910	5.9%
375 Park Avenue 12th Floor New York, NY 10152
Douglas E. Swanson	155,376	*
Bradley J. Dodson(5)	820,591	*
Frank C. Steininger	161,360	*
Peter McCann	43,749	*
Michael Ridley	—	*
Allan Schoening	—	*
C. Ronald Blankenship	27,348	*
Martin A. Lambert	88,063	*
Constance B. Moore	38,663	*
Richard A. Navarre	27,843	*
Charles Szalkowski	27,843	*
All current directors and executive officers as a group (12 persons)(5)	1,372,297	1.3%

*	Less than one percent.
(1)	Unless otherwise indicated, the address of each beneficial owner is c/o Civeo Corporation, Three Allen Center, 333 Clay Street, Suite 4980, Houston, Texas 77002.
(2)	Based on total shares outstanding of 107,698,053 as of March 23, 2016.
(3)	Based on a Schedule 13G/A filed pursuant to the Exchange Act on February 12, 2016, FMR has the sole power to vote, or to direct the vote of, 1,450,900 shares, and the sole power to dispose of, or to direct the disposition of, 14,012,439 shares.
(4)

Based on a Schedule 13G filed pursuant to the Exchange Act on December 18, 2015, Centerbridge Credit Partners, L.P. has shared voting and shared dispositive power over 2,232,559 shares. Centerbridge Credit

Partners General Partner, L.P. and Centerbridge Credit GP Investors, L.L.C. have shared voting and shared dispositive power over 2,232,559 shares. Centerbridge Credit Partners Master, L.P., Centerbridge Credit Offshore GP Investors, L.L.C. and Centerbridge Credit Partners Offshore General Partner, L.P. have shared voting and shared dispositive power over 4,146,351 shares. Mark T. Gallogly and Jeffrey H. Aronson have shared voting and shared dispositive power over 6,378,910 shares.
(5)	Includes shares that may be acquired within 60 days of March 23, 2016 through the exercise of options to purchase shares as follows: Bradley Dodson – 73,476.

PERFORMANCE GRAPH

The share price performance shown on the graph is not necessarily indicative of future price performance. Information used in the graph was obtained from Research Data Group, Inc., a source believed to be reliable, but we are not responsible for any errors or omissions in such information.

The performance graph above is furnished and not filed for purposes of the Securities Act of 1933 and the Securities Exchange Act of 1934. The performance graph is not soliciting material subject to Regulation 14A.

AMENDMENT TO CIVEO’S ARTICLES TO CHANGE THE VOTING REQUIREMENT FOR SHAREHOLDER APPROVAL OF CERTAIN ORDINARY AND SPECIAL BUSINESS (Proposal 1)

Proposed Amendment to Articles

On March 29, 2016, Civeo’s board of directors approved, subject to shareholder approval, amendments to Articles 9.1, 9.3 and 11.2 of our Articles to:

(i)	change the voting requirement necessary to approve business and special business to be considered by the shareholders (except as otherwise required by the Articles or the British Columbia Business Corporations Act (the “BCA”)) from a majority of the voting power of all outstanding shares of Civeo entitled to vote thereon to a majority of the votes cast on the matter at a general meeting of shareholders; and

(ii)	change the voting requirements necessary to approve certain capital alternations, including share consolidations, and the creation, variation or deletion of special rights and restrictions for shares that have not been issued (subject to the BCA), from two-thirds of the voting power of all outstanding shares of Civeo entitled to vote thereon to two-thirds of the votes cast on the matter.

We are asking that shareholders pass a resolution to approve these amendments to our Articles, which we refer to as the Voting Threshold Proposal.

Our board of directors believes that the proposed amendments to Articles 9.1, 9.3 and 11.2 of our Articles set forth in the Voting Threshold Proposal are in the best interests of Civeo and its shareholders.

The Voting Threshold Proposal will be the first item of business at the annual general meeting, and we will tabulate the votes on the Voting Threshold Proposal before tabulating the votes on any of the other proposals described in this proxy statement. If the Voting Threshold Proposal is approved by our shareholders, we will adjourn the annual general meeting for a brief period of time and deposit the meeting minutes relating to the Voting Threshold Proposal with our records office. Upon receipt by our records office, the amendments to our Articles effecting the Voting Threshold Proposal will be effective immediately, and we will reconvene the annual general meeting and apply the revised voting standards set forth in the Voting Threshold Proposal to the remaining items to be considered at the annual general meeting, as applicable. The outcome of the Voting Threshold Proposal will have no effect on the voting requirements for the Director Proposal or the Auditor Proposal.

Current Voting Requirements

Pursuant to Articles 9.1 and 9.3, the affirmative vote of two-thirds of the voting power of all outstanding shares of the Company entitled to vote thereon is required to approve the following actions:

(a)	Alterations of the Company’s authorized share structure, including share consolidations; and

(b)	Creation, variation or deletion of special rights and restrictions for shares of any class or series of shares that have not been issued, subject to the BCA.

Pursuant to Article 11.2, unless specified otherwise in the Articles or the BCA, the affirmative vote of a majority of the voting power of all outstanding shares of the Company entitled to vote thereon is required to approve any business to be considered by the shareholders, including special business, at any meeting of shareholders.

Purpose of the Proposed Amendment

The voting thresholds currently used in Articles 9.1, 9.3 and 11.2 of Civeo’s Articles are based on the voting power of all outstanding shares and may result in considerable difficulty in obtaining shareholder approval for proposals submitted to Civeo’s shareholders. Under Civeo’s current Articles, any matters covered by Articles

9.1, 9.3 and 11.2 that are brought to shareholders for a vote must be approved by either a majority or two-thirds of the shares outstanding. These are unusually high standards for a U.S. listed public company as well as for a British Columbia corporation to approve these types of matters, and as a result, a proposal that receives overwhelming support from those shareholders who cast their votes may not pass if only a small percentage of shareholders vote overall.

Under the outstanding voting power standard currently in Articles 9.1, 9.3 and 11.2 of Civeo’s Articles, abstentions and broker non-votes have the same effect as a vote against proposals submitted to Civeo’s shareholders. This standard creates the potential for proposals submitted to Civeo’s shareholders to be defeated in cases where shareholders holding a significant number of Civeo’s common shares neither consider nor exercise their right to vote on the proposal or instruct their brokers to do so. Civeo believes that the proposed amendments to its Articles will help ensure that business submitted to Civeo’s shareholders under Articles 9.1, 9.3 and 11.2 will be approved or defeated based on the number votes cast by shareholders that affirmatively elected to vote for or against the proposal, instead of as a result of the inaction of shareholders who failed to vote on the proposal. Furthermore, the proposed amendments are consistent with the BCA, which pursuant to its provisions generally provides for a votes cast voting requirement.

The board of directors has determined that changing the voting requirements for business to be conducted under Articles 9.1, 9.3 and 11.2 from an outstanding voting power requirement to a votes cast requirement is in the best interest of our shareholders as such changes would:

•	bring our Articles in line with those of many other U.S. listed public companies with respect to ordinary, routine business;

•	correct the unintended negative weight given to abstentions and broker non-votes when, in fact, neither abstentions nor broker non-votes represent actual votes cast on any particular matter;

•	reduce the expense incurred by the Company related to the use of a proxy solicitor in order to ensure that the current high voting requirement can be met; and

•	create a standard to be applied that is consistent with the BCA.

There are no changes proposed to Article 11.2 in respect of business, including special business, as to which a shareholder approval requirement is applicable under the shareholder approval policy of the NYSE, the requirements of Rule 16b-3 under the Exchange Act or any provision of the U.S. Internal Revenue Code of 1986, as amended. There is also no change proposed to Article 11.2 in respect of any proposal for shareholder action properly made by a shareholder pursuant to Rule 14a-8 under the Exchange Act.

Civeo’s board of directors recommends that you vote “FOR” the amendment to Civeo’s Articles to change the voting requirements as described herein.

A copy of the amendments to the Articles will be available for inspection by shareholders in advance of the meeting at the Company’s records office at 20th Floor, 250 Howe Street, Vancouver, British Columbia during regular business hours.

The full text of the resolution presented for approval by shareholders is as set forth in Annex A.

RATIFICATION OF AUDITORS

(Proposal 3)

The Audit Committee is directly responsible for the appointment, compensation (including approval of the audit fee), retention and oversight of the independent registered public accounting firm that audits our financial statements and our internal control over financial reporting. The Audit Committee has appointed Ernst & Young LLP (“E&Y”) to audit the consolidated financial statements of the Company for the year ending December 31, 2016 and the internal control over financial reporting of the Company at December 31, 2016. E&Y has audited the Company’s, or its predecessor’s, as applicable, consolidated financial statements beginning with the year ended December 31, 2010. Our board of directors is asking shareholders to ratify the appointment of E&Y as the Company’s auditors for the year ending December 31, 2016 and until the next annual general meeting of shareholders and to authorize the directors to determine the remuneration to be paid to E&Y for 2016. If the appointment is not ratified, it is not anticipated that E&Y will be replaced in 2016. The Audit Committee will, however, consider whether it is appropriate to appoint another independent registered public accounting firm for 2017. Even if the selection is ratified, the Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time during the year.

Audit Fee Disclosure

The following table shows the aggregate fees billed by and paid to E&Y for 2015 and 2014 since the Company’s spin-off (May 30, 2014) from Oil States (in thousands):

	2015	2014
Audit Fees	$2,651	$1,360
Audit-Related Fees	—	—
Tax Fees	81	647
All Other Fees	2	—

Total	$2,734	$2,007

Audit Fees. Audit fees consist primarily of the audit and quarterly reviews of the consolidated financial statements, audits of subsidiaries, statutory audits of subsidiaries required by governmental or regulatory bodies, attestation services required by statute or regulation, comfort letters, consents, assistance with and review of documents filed with the SEC, work performed by tax professionals in connection with the audit and quarterly reviews, and accounting and financial reporting consultations and research work necessary to comply with accounting consultations billed as audit services, the standards of the Public Company Accounting Oversight Board (the “PCAOB”). Audit fees were higher in 2015 than in 2014 primarily as a result of the following items: (1) 2015 was the first year that E&Y expressed an opinion on the Company’s internal control over financial reporting, (2) incremental audit work was required as a result of the Company’s redomiciliation to Canada in 2015, and (3) incremental audit work resulting from the significant effect of the macroeconomic environment on commodity prices, which impacted the Company and its customers.

Audit-Related Fees. Fees for audit-related services are fees paid for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements not reported above under “Audit Fees” and principally include due diligence in connection with acquisitions and accounting consultations and audits in connections with acquisitions, and internal control reviews.

Tax Fees. Tax fees include professional services provided for tax compliance, tax advice and tax planning, except those rendered in connection with the audit. Tax fees also include tax consulting assistance in 2014 related to the Company’s consideration of a REIT conversion as well as the Company’s redomiciliation to Canada.

The charter of the Audit Committee provides that the Audit Committee is responsible for the pre-approval of all auditing services and permitted non-audit services to be performed for the Company by the independent auditors in order to ensure that the provision of such services does not impair the independent auditor’s independence. The Audit Committee has adopted the Audit Committee Pre-Approval Policy, effective as of May 5, 2014, pursuant to which the Audit Committee has granted general pre-approval of the specified audit, audit-related, tax and other services. The pre-approval policy provides that the Audit Committee must be promptly informed of the provision of any pre-approved services. Services to be provided by the independent auditor that have not received general pre-approval as set forth in the pre-approval policy require specific pre-approval by the Audit Committee and must be submitted to the Audit Committee by the Chief Financial Officer or the Vice President, Controller and Corporate Secretary. Any such submission must include a statement as to whether, in such officer’s view, the request or application is consistent with maintaining the independence of the independent auditor in accordance with the SEC’s rules on auditor independence. All services rendered by E&Y in 2015 were subject to our pre-approval policy. The Company has not agreed to indemnify E&Y in connection with any of their work, except for limited indemnification for certain tax compliance and advisory engagements. The Company has a policy that the hiring of any alumni of the Company’s independent accounting firm must be pre-approved by either the Chief Financial Officer or the Vice President, Controller and Corporate Secretary to ensure compliance with independence regulations.

Representatives of E&Y are expected to be present at the annual general meeting and will be offered the opportunity to make a statement if such representatives desire to do so. The representatives of E&Y will also be available to answer questions and discuss matters pertaining to the Reports of Independent Registered Public Accounting Firm contained in the financial statements in the Form 10-K filed with the SEC on February 26, 2016.

The Audit Committee engages in an annual evaluation of the independent auditor’s qualifications, performance and independence and periodically considers the advisability and potential impact of selecting a different independent registered public accounting firm. In accordance with SEC rules and E&Y’s policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide service to us. For lead and concurring audit partners, the maximum number of consecutive years of service in that capacity is five years. We select the Company’s lead audit partner pursuant to this rotation policy following meetings between the Chairman of the Audit Committee and candidates for that role, as well as discussion by the full Committee and with management. The members of the Audit Committee believe that the continued retention of E&Y to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders.

The board of directors recommends that shareholders vote “FOR” the ratification of the appointment of E&Y as Civeo’s independent registered public accounting firm for the year ending December 31, 2016 and until the next annual general meeting of shareholders and the authorization of the directors of the Company to determine the remuneration to be paid to E&Y for 2016.

Audit Committee Report

The board of directors appointed the undersigned independent directors as members of the Audit Committee and adopted a written charter setting forth the procedures and responsibilities of the committee. Each year, the Audit Committee reviews the charter and reports to the board of directors on its adequacy in light of applicable NYSE rules. In addition, the Company furnishes an annual written affirmation to the NYSE relating to Audit Committee membership, the independence and financial expertise of the Audit Committee and the adequacy of the committee charter.

During 2015, and earlier in 2016 in preparation for the filing with the SEC of the Company’s Form 10-K, the Audit Committee:

•	reviewed and discussed the audited financial statements with management and the Company’s independent registered public accounting firm;

•	reviewed the overall scope and plans for the audit and the results of the independent registered public accounting firm’s examinations;

•	met with management periodically during the year to consider the adequacy of the Company’s internal controls, including the Company’s internal control over financial reporting and the quality of its financial reporting, and discussed these matters with the Company’s independent registered public accounting firm and with appropriate Company financial and compliance personnel;

•	discussed with the Company’s senior management and E&Y, the Company’s independent registered public accounting firm, the process used for the Company’s Chief Executive Officer and Chief Financial Officer to make the certifications required by the SEC and the Sarbanes-Oxley Act of 2002 in connection with the 10-K and other periodic filings with the SEC;

•	reviewed and discussed with E&Y (1) their judgments as to the quality (and not just the acceptability) of the Company’s accounting policies, (2) the written communication required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, (3) the independent registered public accounting firm’s independence, and (4) the matters required to be discussed with the committee under auditing standards generally accepted in the United States, including Auditing Standard No. 16, “Communication with Audit Committees”;

•	based on these reviews and discussions, as well as private discussions with E&Y and the Company’s internal auditor, recommended to the board of directors the inclusion of the audited financial statements of the Company and its subsidiaries in the Form 10-K; and

•	determined that the non-audit services provided to the Company by E&Y (discussed above under the Proposal to Ratify the Selection of Independent Registered Public Accounting Firm (Proposal 3)), are compatible with maintaining the independence of the independent auditors. The Audit Committee’s pre-approval policies and procedures are discussed above under Proposal 3.

Notwithstanding the foregoing actions and the responsibilities set forth in the Audit Committee charter, the charter clarifies that it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. Management is responsible for the Company’s financial reporting process including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The independent registered public accounting firm is responsible for expressing an opinion on those financial statements. Audit Committee members are not employees of the Company or accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States, that the Company’s internal control over financial reporting were effective as of December 31, 2015 and on the representations of the independent auditors included in their report on the Company’s financial statements.

The Audit Committee met regularly with management, E&Y and the internal auditors, including private discussions with E&Y and the Company’s internal auditors and received the communications described above. The Audit Committee has also established procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters. However, this oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and E&Y do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles or that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards.

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

Respectfully submitted,

Richard A. Navarre, Chairperson

Constance B. Moore

Charles Szalkowski

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

(Proposal 4)

We are asking that you vote for approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement, commonly referred to as a “Say-on-Pay” proposal. As approved by our stockholders at the 2015 annual meeting, consistent with our Board’s recommendation, we are submitting this proposal for a non-binding vote on an annual basis.

Section 14A of the Exchange Act requires us to provide an advisory shareholder vote to approve the compensation of our named executive officers, as such compensation is disclosed pursuant to the disclosure rules of the SEC. Accordingly, we are providing our shareholders with the opportunity to cast an advisory vote to approve the compensation of our named executive officers as disclosed in this proxy statement, including under “Compensation Discussion and Analysis” and “Executive Compensation.”

As discussed in greater detail in the Compensation Discussion and Analysis portion of this proxy statement, Civeo’s philosophy regarding its executive compensation programs for named executive officers is to provide a comprehensive and competitive total compensation program with the following objectives:

•	To attract, motivate, reward and retain executives with the experience and talent to achieve short-term goals and objectives and successfully execute longer-term strategic plans;

•	To reinforce the linkage between individual performance of executives and business results;

•	To align the interests of executives with the long-term interests of our shareholders; and

•	To ensure compensation neither promotes overly conservative actions nor excessive risk taking.

We believe that the compensation program design and policies contribute to achievement of our objectives.

For the reasons expressed above, the Compensation Committee and the board of directors believe that these policies and practices are aligned with the interests of our shareholders and reward our executives for performance.

We are therefore requesting your nonbinding vote on the following resolution:

“RESOLVED, that the shareholders approve, on a non-binding, advisory basis, the compensation of Civeo’s named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the executive compensation tables and the narrative discussion.”

As an advisory resolution, our shareholders’ vote on this proposal is not binding on the board of directors or us. The board of directors could, if it concluded it was in our best interests to do so, choose not to follow or address the outcome of the advisory resolution. Decisions regarding the compensation and benefits of our named executive officers remain with our board of directors and the Compensation Committee. We expect, however, that the Compensation Committee will review the voting results on this proposal and give consideration to the outcome when making future decisions regarding compensation of our named executive officers.

Civeo’s board of directors recommends a vote “FOR” the adoption, on a non-binding, advisory basis, of the resolution approving the compensation of our named executive officers.

APPROVAL OF THE AMENDED AND RESTATED 2014 EQUITY PARTICIPATION PLAN

(Proposal 5)

On May 4, 2014, the EPP was approved by Oil States International, Inc., our sole shareholder at the time. The EPP was amended and restated on July 17, 2015 in connection with the Redomicile Transaction. Our board of directors has approved an amendment and restatement of the EPP, subject to shareholder approval. If approved, the number of shares reserved for issuance pursuant to awards under the EPP will be increased by 10,000,000 shares. We arrived at the number of shares after consideration of the historic rate of share awards, the number of shares remaining to be awarded, and advice from an independent proxy advisor, among other factors. We are submitting the amendment and restatement of the EPP to our shareholders for approval. We refer to this proposal herein as the EPP Proposal and to the EPP, as amended and restated, as the “Amended EPP.” If the EPP Proposal is approved, the EPP will be amended and restated effective as of the date of the annual general meeting. The share numbers included in the Amended EPP and this description of the EPP Proposal are subject to proportional adjustment in accordance with the terms of the Amended EPP upon the effectiveness of the reverse share split, if implemented, as further described in Proposal 6.

As of March 23, 2016, Civeo had in the aggregate 207,216 options, 753,936 restricted share awards and 2,287,421 performance based awards outstanding (assuming target performance). The weighted average exercise price of the outstanding options at March 23, 2016 was $17.87 and such options had a weighted average remaining contractual life of 5.35 years. Shares available for future grant totaled 1,048,111 and would total 11,048,111 if the EPP Proposal is approved by the shareholders.

The EPP is our only equity compensation plan. It plays an important role in our efforts to attract and retain employees and directors of outstanding ability on a basis competitive with market practices, and to align the interests of employees and directors with those of shareholders through an increased equity stake in Civeo. The board of directors believes that this amendment to increase the number of shares authorized for issuance under the EPP is necessary to continue to attract and retain high caliber individuals to serve as officers, directors and employees of Civeo.

Shareholder approval of the Amended EPP will also constitute approval for purposes of satisfying the shareholder approval requirements (i) under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and the rules and regulations thereunder, so that the Compensation Committee has the discretion to grant equity- and cash-based awards in the future under the Amended EPP that meet the requirements of “performance-based compensation” under Section 162(m) and (ii) under Section 422 of the Code so that the Compensation Committee may grant incentive share options, or ISOs.

Although this discussion summarizes the principal terms and conditions of Amended EPP, it does not purport to be complete and is qualified in its entirety by reference to the Amended EPP, which is attached as Annex B to this proxy statement.

Purpose

The purpose of the Amended EPP is to provide a means whereby certain employees, directors, consultants and advisors of Civeo and its subsidiaries or affiliates may acquire and maintain share ownership in Civeo, thereby further aligning their interests with those of our shareholders.

Key Changes

The Amended EPP retains most of the material terms of the EPP, with certain changes to better align our plan with current trends related to plan design and corporate governance, as illustrated by the table below:

Provision	EPP	Amended EPP
Number of Shares Reserved	4.0 million	14.0 million

Share Appreciation Rights	Not available as awards.	Awards may be granted in the form of share appreciation rights (“SARs”).

Effect of a Change of Control	Single trigger vesting of all awards upon a change of control.	Upon the occurrence of a change in control, outstanding awards will only become fully vested in the event that the awards are not assumed or converted. Performance-based awards will vest based on actual results through the date of the change of control.

Minimum Vesting	Awards of restricted shares and restricted share units are subject to a minimum vesting period of three years or one year if performance-based, subject to an exclusion of 10% of the shares reserved under the EPP.	Awards of options or SARs will have a minimum vesting period of one year from the date of grant.

Director Award Limits	Not specifically addressed.	The aggregate grant value of awards to any individual nonemployee director may not exceed $500,000 in any calendar year.

Clawback	Not addressed.	All awards will be subject to any clawback policy we adopt. Please see the description of our clawback policy under “Executive Compensation—Compensation Discussion and Analysis—2016 Executive Compensation”.

Best Practice Features of the Amended EPP

•	No Repricing of Options or SARs. The Amended EPP prohibits repricing, replacement and regranting of options or SARs at lower prices unless approved by our shareholders.

•	No Discounted Options or SARs. Options and SARs may not be granted with an exercise price below the closing price of our common shares on the NYSE on the trading day previous to date of grant.

•	No Dividends on Options or SARs. Dividends and dividend equivalents may not be paid or accrued on options or SARs.

•	Limited terms for Options and SARs. Options and SARs granted under the Amended EPP are limited to 10-year terms.

•

No Liberal Share Counting. Shares that are (1) tendered in payment for an award, (2) delivered or withheld for payment of taxes, or (3) not issued or delivered as a result of a net settlement process, (4)

repurchased on the open market with the proceeds of the payment of the exercise price of an option or (5) reserved for issuance upon grant of an SAR, to the extent the number of reserved shares exceeds the number of shares actually issued upon exercise or settlement of such SAR, will not become available again for awards under the Amended EPP.

•	Dividend Equivalents. Only an award of restricted share units may include dividend equivalents, which may not be paid out prior to the time the underlying award vests.

•	Annual Limitation on Director Awards. The aggregate grant value of awards (as determined on the grant date) to any individual nonemployee director may not exceed $500,000 in any calendar year.

•	Awards may be subject to future clawback or recoupment. All awards granted under the Amended EPP will be subject to our clawback policy, as amended from time to time.

•	No Transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution, unless approved by the Compensation Committee.

•	No “Evergreen” Provision. Shares authorized for issuance under the Amended EPP will not be replenished automatically. Any additional shares to be issued over and above the amount for which we are seeking authorization must be approved by our shareholders.

•	No Automatic Grants. There are no automatic grants to new participants or “reload” grants when outstanding awards are exercised, expire or are forfeited.

•	No Tax Gross-ups. Participants do not receive tax gross-ups under the Amended EPP.

Section 162(m) of the Code

The Amended EPP has been structured in a manner such that awards granted under it can satisfy the requirements for “performance-based” compensation within the meaning of Section 162(m) of the Code. However, there can be no guarantee that amounts payable under the Amended EPP will be treated as qualified “performance-based” compensation under Section 162(m). In general, under Section 162(m), the federal income tax deductibility of compensation paid to our chief executive officer or any of our three other most highly compensated executive officers (other than our chief financial officer) may be limited to the extent such compensation exceeds $1,000,000 in any taxable year. However, compensation that qualifies as “performance-based compensation” is excluded from this $1,000,000 deduction limit and therefore remains fully tax deductible by Civeo. The requirements of Section 162(m) for performance-based compensation include, but are not limited to, shareholder approval of the material terms of the performance goals under which compensation is paid and the re-approval of such performance goals no less frequently than every five years.

For purposes of Section 162(m), the material terms of the performance goals for performance-based compensation that may be awarded under the Amended EPP are (i) the class of eligible persons who may receive compensation under the EPP, (ii) the business criteria on which the performance goals are based and (iii) the maximum amount of compensation that may be paid to a participant under the Amended EPP. The material terms of the performance goals under the Amended EPP are described below.

In addition, while approval of the performance goals is required for compensation to qualify as “performance-based compensation” under Section 162(m), it does not mean that all awards or other compensation under the Amended EPP will qualify, or be intended to qualify, as performance-based compensation or otherwise be deductible.

Administration

The EPP is, and the Amended EPP will be, administered by the Compensation Committee or any successor committee so appointed by the board of directors. Subject to the express terms of the Amended EPP, the

Compensation Committee has the authority, subject to approval by the board of directors, to determine which individuals will be granted awards, make awards, set the terms of awards (including price, exercise, vesting and other rights), and upon the occurrence of certain events specified in the Amended EPP, terminate the restrictions imposed on a restricted share unit award or restricted share award, and make adjustments to awards. Further, the Compensation Committee is authorized to interpret the Amended EPP and the agreements entered into under the Amended EPP and adopt such rules and regulations, consistent with the provisions of the Amended EPP, to implement and carry out the Amended EPP. All actions taken and interpretations and determinations made by the Compensation Committee in good faith are conclusive and binding on Civeo and all persons having an interest in the Amended EPP or any award issued under it. The board of directors may exercise any of the Compensation Committee’s rights and duties under the Amended EPP at any time, except with respect to matters governed by the Code or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Compensation Committee.

The Compensation Committee also may delegate to the Chief Executive Officer the right to grant awards under the Amended EPP to any person who is not subject to Section 16 of the Exchange Act subject to conditions and restrictions that the Compensation Committee determines.

Eligibility

Awards may be granted to any individuals who, at the time of the grant, are officers or other employees of, directors of or consultants to Civeo or its subsidiaries or affiliates (“Eligible Individuals”). Eligibility to participate is determined by the Compensation Committee in its sole discretion.

Shares Subject to the EPP

In 2014, up to 4,000,000 common shares were authorized for issuance under the EPP.

The board of directors has approved an amendment and restatement of the EPP that, subject to shareholder approval, would increase by 10,000,000 the number of common shares that may be issued under the EPP to 14,000,000. If shareholder approval is not obtained, the EPP will continue as in effect immediately prior to the amendment and restatement.

The number of shares subject to awards under the EPP is subject to adjustment by the Compensation Committee in the event of changes in the outstanding common shares by reason of share dividends, share splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges and certain other changes in capitalization. If any restricted share, performance awards, dividend equivalents, awards of restricted share units or share payments or other right to acquire shares of common shares issued under any other award under the Amended EPP, expires or is forfeited and canceled without having been fully vested, the shares subject to such restricted share, performance awards, dividend equivalents, awards of restricted share units or share payments or other right but as to which such restricted share performance awards, dividend equivalents, awards of restricted share units or share payments or other right was not vested prior to its expiration or cancellation will again be available for the grant of an award under the Amended EPP. Notwithstanding the foregoing, common shares subject to an award under the Amended EPP shall not again be made available for issuance as awards under the Amended EPP if such shares are (1) tendered in payment for an award, (2) delivered or withheld for payment of taxes, or (3) not issued or delivered as a result of a net settlement process, (4) repurchased on the open market with the proceeds of the payment of the exercise price of an option or (5) reserved for issuance upon grant of an SAR, to the extent the number of reserved shares exceeds the number of shares actually issued upon exercise or settlement of such SAR.

Awards

Under the terms of the Amended EPP, the Compensation Committee, and at the Compensation Committee’s sole discretion the Chief Executive Officer, may grant options, SARs, restricted share awards, restricted share unit awards, performance awards, dividend equivalents or share payments. Options may consist of either “incentive stock options,” as defined in Section 422 of the Code, or nonqualified options.

Options. Options are evidenced by option agreements, which provide the terms and conditions upon which options are granted and may be exercised. The Compensation Committee sets the term of each option at the time of the grant and includes other provisions in the option agreement which it approves and which are not inconsistent with the provisions of the Amended EPP. An option may be exercisable in whole or in installments, as determined by the Compensation Committee. The Compensation Committee may require that a partial exercise must be with respect to a minimum number of shares. The term of an option is set by the Compensation Committee in its discretion; however, the term cannot exceed 10 years from the date the option is granted (or 5 years, in the case of incentive options granted to an individual owning 10% of the combined voting power of all classes of shares of Civeo and any subsidiary). Each option agreement specifies the time that the option vests. At any time after the grant of any option, the Compensation Committee may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which an option vests. Options granted may include provisions governing the exercise of options subsequent to termination of employment, directorship or consultancy, in the Compensation Committee’s discretion.

The Compensation Committee determines the price at which a common share may be purchased upon exercise of an option, but such price may not be less than the fair market value of a common share on the date the option is granted. The option price is subject to certain adjustment for mergers, recapitalizations, share splits and other changes in the common shares. Upon exercise, the purchase price for the option or the portion thereof being exercised must be paid in full in the manner prescribed by the Compensation Committee. An option agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of common, or the surrender of common shares then issuable on the exercise of the option (plus cash if necessary), having a fair market value equal to the option price. The option agreement may also provide for payment in whole or in part through the delivery of any property that constitutes good and valuable consideration, or allow payment through a cashless-broker procedure approved by Civeo. The option agreement may also allow payment through any combination of the consideration provided above. No dividends or dividend equivalents will be paid with respect to any options. The terms and conditions of the respective option agreements need not be identical.

The Compensation Committee may set forth in each option agreement such restrictions on the ownership and transferability of shares purchased pursuant to options as it deems appropriate. These restrictions may impose on the optionee a duty to notify Civeo of the disposition of common shares acquired pursuant to incentive options within certain time frames specified in the Amended EPP. The Compensation Committee may not however without shareholder approval amend an outstanding agreement to lower the price of an underwater option or cancel an outstanding underwater option in exchange for cash, another award, or an option having a lower price. The optionee shall not be entitled to the rights or privileges of a shareholder with respect to any shares purchasable upon exercise of an option unless and until certificates for such shares are issued to the optionee by Civeo.

Incentive options may only be granted to individuals who are employees of Civeo or subsidiary corporation (as defined in Section 424 of the Code) of Civeo at the time the option is granted. To the extent that the aggregate fair market value (determined at the time the respective ISO is granted) of common shares with respect to which incentive options are exercisable for the first time by an individual during any calendar year under all incentive option plans of Civeo and its parent and subsidiary corporations exceeds $100,000, such incentive options shall be treated as nonqualified options. An incentive option may not be granted to an individual if, at the time the option is granted, the individual owns shares possessing more than 10% of the total combined voting power of all classes of shares of Civeo or of its parent or subsidiary corporation, within the meaning of Section 422(b)(6) of the Code, unless such incentive option conforms to the applicable provisions of Section 422 of the Code. Any option granted as an incentive option under the Amended EPP may be modified by the Compensation Committee to disqualify such option from treatment as an “incentive stock option” under Section 422 of the Code.

SARs. Under the Amended EPP, Civeo may grant Eligible Individuals share appreciation rights or SARs. A SAR, entitles the holder to receive upon exercise a payment equal to the difference between the strike price of the SAR and the fair market value of a common share on the date of exercise. The settlement of a SAR may be in the form of cash, shares, or a combination of cash and shares. A SAR may be granted to the holder of an option with respect to all or a portion of the common shares subject to such option (a “tandem” SAR) or may be granted separately. The holder of a tandem SAR may elect to exercise either the option or the SAR, but not both. The Compensation Committee determines the strike price of a SAR, but such price may not be less than the fair market value of a common share on the date the SAR is granted. The strike price is subject to certain adjustment for mergers, recapitalizations, share splits and other changes in the common shares. No SARs may be exercised after the tenth anniversary of the grant date.

Minimum Vesting. All awards of options and SARs under the Amended EPP shall have a minimum vesting period of one year from the date of its grant.

Restricted Share Awards. Under the Amended EPP, Civeo may grant Eligible Individuals awards of restricted shares consisting of common shares that are issued but subject to such restrictions as the Compensation Committee may provide, including, without limitation, restrictions concerning voting rights and transferability and forfeiture restrictions based on duration of employment with Civeo and individual or Civeo performance. The Compensation Committee determines the other terms and conditions that will apply to any restricted share award, which may include the achievement of Performance Objectives (as described below). The terms, conditions, and restrictions applicable to a restricted share award will be set forth in a restricted share agreement made in conjunction with the award and, subject to the provisions of the Amended EPP, are determined by the Compensation Committee in its sole discretion. The terms of restricted share awards under the Amended EPP need not be identical. After the restricted shares are issued, the Compensation Committee may, on such terms and conditions as it deems appropriate, remove any or all of such restrictions, provided the award is not intended to “qualify” as performance-based compensation under Section 162(m) of the Code.

Unless otherwise provided by the Compensation Committee, holders of common shares subject to a restricted share award have the right to receive dividends and other distributions paid with respect to such shares (however, the Committee has discretion to subject receipt of an extraordinary distribution to restrictions), to vote the shares, and to exercise all other rights of a shareholder with respect thereto, except that restricted shares may not be sold, transferred, pledged or otherwise assigned until all restrictions are terminated or expire. Further, any common shares issued as a distribution on restricted shares shall be subject to the terms set forth in the restricted share agreement under which such restricted shares were issued.

Performance Awards. Civeo may grant performance awards to Eligible Individuals selected by the Compensation Committee. The value of such performance awards may be linked to the achievement of such specific Performance Objectives (as described below) determined to be appropriate by the Compensation Committee over any period or periods determined by the Compensation Committee. In making such determinations, the Compensation Committee will consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular employee or consultant.

Dividend Equivalents. Civeo may grant dividend equivalents to any Eligible Individuals selected by the Compensation Committee based on the dividends declared on the common shares, to be credited as of dividend payment dates, during the period between the date a restricted share unit award or performance award is granted, and the date such restricted share unit award or performance award vests or expires, as determined by the Compensation Committee. Such dividend equivalents shall be converted to cash or additional common shares by such formula and at such time and subject to such limitations as may be determined by the Compensation Committee. Dividend equivalents shall not be paid out prior to the time the underlying restricted share units or performance award vests.

Share Payments. Civeo may make share payments to any Eligible Individuals selected by the Compensation Committee in the manner determined from time to time by the Compensation Committee. The number of shares shall be determined by the Compensation Committee and may be based upon the fair market value, book value, net profits or other measure of the value of common shares or other specific performance criteria determined appropriate by the Compensation Committee, determined on the date such share payment is made or on any date thereafter.

Restricted Share Units. Civeo may grant restricted share units to any Eligible Individuals selected by the Compensation Committee in the manner determined from time to time by the Compensation Committee. An award of restricted share units is also referred to under the Amended EPP as a deferred share award. The number of restricted share units shall be determined by the Compensation Committee and may be linked to the achievement of such specific performance objectives determined to be appropriate by the Compensation Committee over any period or periods determined by the Compensation Committee. Common shares underlying a restricted share unit award will not be issued until the restricted share unit award has vested, pursuant to a vesting schedule or Performance Objectives (as described below) set by the Compensation Committee, as the case may be. Unless otherwise provided by the Compensation Committee, a recipient of a restricted share unit award shall have no rights as a Civeo shareholder with respect to such restricted share units until such time as the award has vested and the common shares underlying the award has been issued.

Each performance award, dividend equivalent, and restricted share unit award, and/or share payment will be evidenced by an agreement setting forth the terms and conditions that apply to such award. Such awards are payable only while the recipient is an Eligible Individual. However, the Compensation Committee may determine that any such award may be paid subsequent to termination without cause, or following a change in control of Civeo, or because of the recipient’s retirement, death or disability, or otherwise. Payment of dividend equivalents or share payments may be made in cash, common shares or a combination of both so long as any payment in common shares is made in accordance with the Amended EPP’s general requirements relating to issuance of common shares pursuant to the exercise of options.

Individual Award Limitations. Under the Amended EPP, no individual may be granted during any calendar year:

•	options and/or SARs covering more than 3,000,000 common shares;

•	restricted shares, restricted share units or share payments covering more than 3,000,000 common shares; or

•	performance awards denominated in cash having a value determined on the grant date in excess of $5,000,000.

Nonemployee Director Awards. The aggregate grant value of awards to any individual nonemployee director may not exceed $500,000 in any calendar year.

Performance Objectives

Awards under the Amended EPP intended to qualify as performance based compensation under Section 162(m)(4)(C) of the Code will be subject to any additional limitations set forth in Section 162(m) of the Code and any applicable regulations or rulings thereunder that are requirements for such awards to so qualify. Specifically, but not by way of limitation, awards under the Amended EPP, other than options, may be linked to the achievement of objectives (the “Performance Objectives”), if any, established by the Compensation

Committee, which may be described in terms of Civeo-wide objectives, in terms of objectives that are related to performance of a division, subsidiary, department or function within Civeo or an affiliate in which the Amended EPP participant receiving the award is employed or in individual or other terms, and which will relate to the period of time determined by the Compensation Committee. The Performance Objectives intended to qualify under Section 162(m) of the Code will be with respect to one or more of the following: (i) net income; (ii) pre-tax income; (iii) operating income; (iv) cash flow; (v) earnings per share; (vi) earnings before any one or more of the following items: interest, taxes, depreciation or amortization; (vii) return on equity; (viii) return on invested capital or assets; (ix) cost reductions or savings; (x) funds from operations and (xi) appreciation in the fair market value of the Civeo’s common shares. The Compensation Committee shall determine, in its discretion at the time of an award, which objectives to use with respect to an award, the weighting of the objectives if more than one is used, and whether the objective is to be measured against a Company-established budget or target, an index or a peer group of companies. A Performance Objective need not be based on an increase or a positive result and may include, for example, maintaining the status quo or limiting economic losses.

Transfer Provisions

Awards under the Amended EPP may not be sold, pledged, assigned or transferred in any manner other than by will, the laws of descent and distribution or pursuant to a qualified domestic relations order (“QDRO”) until such awards have been exercised or the underlying shares have been issued and all restrictions have lapsed. An Eligible Individual may however with Compensation Committee consent transfer a non-qualified option to family members subject to any restrictions or limitations as determined by the Compensation Committee in its discretion. Only an optionee may exercise an option, right or award during his lifetime unless disposed of pursuant to a QDRO. After death, any exercisable portion of an award or right may be exercised by the optionee’s personal representative or the person empowered under the optionee’s will or under applicable descent and distribution laws.

Adjustments on Changes in Capitalization, Merger or Sale of Assets

If Civeo pays a share dividend or other distribution on common shares, or if Civeo recapitalizes, reclassifies its capital shares, effects a share split, merger, consolidation or otherwise changes its capital structure or if Civeo sells, transfers, exchanges or otherwise disposes of all or substantially all of the assets of Civeo or engages in any similar corporate transaction or event (a “Corporate Transaction”), the Compensation Committee has discretion to take any or all of the following actions, if it determines that such action is appropriate to prevent dilution or enlargement of the benefits or potential benefits to be made available under the Amended EPP or with respect to an award previously made under the Amended EPP: (a) adjust the number and kind of common shares (or other securities or property) with respect to which awards may be made under the Amended EPP, adjust the limits on the number of common shares issuable under the Amended EPP, and/or adjust the award limits applicable to grants of awards to individuals; (b) adjust the number and kind of common shares subject to outstanding awards, and/or (c) adjust the grant or exercise price with respect to any option, SAR, performance award, dividend equivalent or share payment.

If any Corporate Transaction results in common shares being exchanged for or converted into cash, securities (including securities of another corporation) or other property, the Compensation Committee may terminate the Amended EPP as of the date of such transaction and all awards will be deemed surrendered by the holder in consideration of the receipt of such cash, securities or other property, net of any exercise price.

In the event of any Corporate Transaction or any unusual or nonrecurring transactions or events affecting Civeo, any of its affiliates, or the financial statements of Civeo or any of its affiliates, or any changes in applicable laws, regulations or accounting principles, the Compensation Committee has discretion to take any or all of the following actions, in its discretion and on terms and conditions it deems appropriate, if it determines that such action is appropriate to prevent dilution or enlargement of the benefits or potential benefits to be made available under the Amended EPP or with respect to an award previously made under the Amended EPP: (i) provide automatically, or on the optionee’s or grantee’s request, for the purchase of any such award for an amount of cash that could have been attained upon the exercise of such award or realization of the optionee’s or grantee’s rights thereunder had the award been currently exercisable or payable, or the replacement of the award with other rights or property selected by the Compensation Committee in its discretion; (ii) provide either in the terms of an award or by action taken prior to such transaction or event, that it cannot be exercised after such transaction or event; (iii) provide either in the terms of an award or by action taken prior to such transaction or event, that for a specified period of time prior to such transaction or event, the award will be exercisable as to all shares covered thereby notwithstanding anything to the contrary in the award agreement or the Amended EPP; (iv) provide either in the terms of an award or by action taken prior to such transaction or event, that upon such transaction or event, such award will be assumed by the successor corporation or parent or subsidiary thereof or will be substituted by similar options, rights or awards covering shares of the successor corporation or parent or subsidiary thereof, with appropriate adjustments to the number and kind of shares and prices; (v) adjust the number and type of common shares subject to outstanding awards and the terms and conditions of future awards; (vi) provide either in the terms of an award of restricted share or restricted share units or by action taken prior to such transaction or event, that for a specified period of time prior to such event, the restrictions imposed on such an award or on some or all restricted shares or restricted share units may be terminated; and (vii) make adjustments to the Performance Objectives of any outstanding award.

Notwithstanding any of the powers described above, except to the extent that an award agreement specifies to the contrary, in the event of a change of control (as defined by the Amended EPP) of Civeo, all outstanding awards that are not assumed or converted by the surviving entity in connection with the change of control will automatically become fully vested immediately prior to such change of control (or such earlier time as set by the Compensation Committee), and all restrictions, if any, applicable to such awards will lapse. Performance awards will vest based on actual results through the date of such change of control.

If an award is intended to qualify as performance based compensation under Section 162(m) of the Code, except for any actions required to be taken in the event of a change of control of Civeo, as described above, no action may be taken or adjustment made to the extent it would cause such award to fail to qualify under Section 162(m) of the Code or any successor thereto.

Amendment and Termination of the Amended EPP

The board of directors or the Compensation Committee may amend the Amended EPP at any time, except it may not change any award previously granted under the Amended EPP in a manner that would impair the rights of an optionee or grantee without the optionee’s or grantee’s consent (unless the award agreement specifies otherwise). Further, the Compensation Committee may not, without approval of Civeo’s shareholders (but subject to the Compensation Committee’s right to make adjustments in the event of changes in the outstanding common shares by reason of share dividends, share splits, recapitalizations, reorganizations, mergers, and certain other changes in capitalization), amend the Amended EPP to increase the maximum aggregate number of common shares issuable under the Amended EPP or reduce the exercise price of an option or SAR or take action that would otherwise require shareholder approval.

No awards may be granted after the Amended EPP has terminated or while the Amended EPP is suspended. No incentive option may be granted under the Amended EPP after ten years from May 5, 2014.

U.S. Income Tax Considerations

The following is a brief summary of the federal income tax aspects of awards that may be made under the Amended EPP based on existing U.S. federal income tax laws. This summary is general in nature and does not address issues related to the tax circumstances of any particular participant. This summary is not complete and does not attempt to describe any state, local or non-U.S. tax consequences.

Options. The grant of an option is not a taxable event. In general, a participant who receives an option that does not qualify as an “incentive stock option” under Section 422 of the Code will realize ordinary income at the time the option is exercised equal to the difference between the then value of the shares acquired by the exercise of the option over the option exercise price paid for the shares, and we will be entitled to a corresponding deduction, subject to the potentially applicable deduction limitations under Section 162(m) of the Code. The participant’s tax basis for the shares will be equal to the value of the shares on the date ordinary income is realized and the participant’s tax holding period for the shares will begin on that date. Gain or loss on a subsequent sale of the shares will be long- or short-term capital gain or loss, depending on whether the sale occurs more than one year after the participant’s holding period begins.

If a participant receives an option that qualifies as an “incentive stock option” under Section 422 of the Code, the participant will not realize income at the time the option is exercised (although the difference between the value of the shares and the exercise price will be taken into account as income for alternative income tax purposes), but will realize taxable income when the option shares are subsequently sold. If the participant sells the option shares more than two years after the date the option is granted and more than one year after the date the option is exercised, any gain or loss realized on the sale will be long-term capital gain or loss, and we will not be entitled to a deduction. If the participant sells the option shares before the end of either of those periods, any gain realized on the sale will be taxable as ordinary income to the extent of the difference between the value of the shares on the date the option was exercised and the exercise price paid for the shares, and any remaining gain will be capital gain. In general, we will be entitled to a deduction only if and to the extent ordinary income is realized by the participant upon the sale of the option shares, subject to the potentially applicable deduction limitations under Section 162(m) of the Code.

SARs. The grant of a SAR will not result in any immediate tax consequence to us or to the participant. Generally, the participant will realize ordinary income upon the exercise of a SAR, equal to the value of the shares or the cash payment issued or made in settlement of the award, and we will be entitled to a corresponding deduction, subject to the potentially applicable deduction limitations under Section 162(m) of the Code.

Restricted Share, Restricted Share Units and Share Payments. In general, a participant who receives restricted shares, restricted share units or share payments under the Amended EPP will realize ordinary income at the time the award becomes vested or the participant receives vested shares in settlement of the award in an amount equal to the then fair market value of the shares, and we will be entitled to a corresponding deduction (subject to the potentially applicable deduction limitations under Section 162(m) of the Code). The participant’s tax basis in the shares will generally be equal to the value of the shares on the date that ordinary income is realized, and the participant’s tax holding period for the shares will generally begin on that date. Gain or loss on a subsequent sale of the shares will be long- or short-term capital gain or loss, depending on whether the sale occurs more than one year after the participant’s holding period begins.

Tax Deductibility Limitation. Section 162(m) of the Code provides that certain compensation received in any year by a “covered employee” in excess of $1,000,000 is non-deductible by us for federal income tax purposes. Section 162(m) provides an exception, however, for “performance-based compensation.” The Amended EPP permits the Compensation Committee to structure grants and awards made under the Amended EPP to “covered employees” as performance-based compensation that is exempt from the limitation of Section 162(m) of the Code. However, the Committee may award compensation that is or may become non-deductible, and expects to consider whether it believes such grants are in our best interest, balancing tax efficiency with long-term strategic objectives.

Section 409A. Section 409A of the Code generally provides that any deferred compensation arrangement must satisfy specific requirements, both in operation and in form, regarding (1) the timing of payment, (2) the election of deferrals, and (3) restrictions on the acceleration of payment. Failure to comply with Section 409A of the Code may result in the early taxation (plus interest) to the participant of deferred compensation and the imposition of a 20% penalty on the participant on such deferred amounts included in the participant’s income. We intend to structure awards under the Amended EPP in a manner that is designed to be exempt from or comply with Section 409A of the Code.

Change in Control. The acceleration of the exercisability or the vesting of a grant or award upon the occurrence of a change in control may result in an “excess parachute payment” within the meaning of Section 280G of the Code. A “parachute payment” occurs when an employee receives payments contingent upon a change in control that exceed an amount equal to three times his or her “base amount.” The term “base amount” generally means the average annual compensation paid to such employee during the five-year period preceding the change in control. An “excess parachute payment” is the excess of all parachute payments made to the employee on account of a change in control over the employee’s base amount. If any amount received by an employee is characterized as an excess parachute payment, the employee is subject to a 20% excise tax on the amount of the excess, and we are denied a deduction with respect to such excess payment.

Amended EPP Benefits

The following table presents the number of restricted share awards, deferred share awards and phantom units, and the aggregate grant date fair value of such awards, granted under the EPP during 2015 to our named executive officers, the current executive officers as a group, all non-executive officers and employees as a group and all non-employee directors as a group.

Name	Restricted Share and Deferred Share Awards	Phantom Units	Grant Date Fair Value of Awards ($)(1)
Bradley J. Dodson	159,280	159,280	1,150,002
President and Chief Executive Officer

Frank C. Steininger	96,953	96,953	700,001
Senior Vice President, Chief Financial Officer and Treasurer

Peter L. McCann	132,048	—	476,693
Senior Vice President, Australia

Michael L. Ridley	—	106,681	495,000
Senior Vice President and President—North America

Allan D. Schoening	—	103,879	375,003
Senior Vice President, Human Resources/Health, Safety and Environment

All current executive officers as a group	388,281	466,793	3,196,699
All non-executive officers and employees as a group	664,916	1,412,421	7,225,690
All non-employee directors as a group	134,532	—	600,000

(1)	These amounts represent the grant date fair value of restricted share awards, deferred share awards and phantom units as calculated under ASC Topic 718. For the relevant assumptions used to determine the valuation of our awards, see Note 15 to our consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2015. These amounts do not correspond to the actual value that will be recognized by the officer or director.

On February 23, 2016, the Compensation Committee approved the award of a total of 2,287,421 performance share awards under the Amended EPP subject to, and contingent upon, shareholder approval of the Amended EPP at the annual general meeting (the “Contingent Awards”). In the event shareholders do not approve the Amended EPP at the annual general meeting, the Compensation Committee will evaluate appropriate steps it deems necessary given the Amended EPP’s importance in supporting our efforts to attract and retain employees and directors of outstanding ability on a basis consistent with market practices.

The table below sets forth the Contingent Awards that were granted to our named executive officers, the current executive officers as a group, all non-executive officers and employees as a group and all non-employee directors as a group under the Amended EPP on February 23, 2016:

Name	Performance Share Awards	Dollar Value ($)(1)
Bradley J. Dodson	555,556	$500,000
President and Chief Executive Officer

Frank C. Steininger	388,890	$350,000
Senior Vice President, Chief Financial Officer and Treasurer

Peter L. McCann	231,934	$208,741
Senior Vice President, Australia

Michael L. Ridley	269,500	$242,550
Senior Vice President and President—North America

Allan D. Schoening	208,334	$187,501
Senior Vice President, Human Resources/Health, Safety and Environment

All current executive officers as a group	1,654,214	$1,488,793
All non-executive officers and employees as a group	633,207	$569,886
All non-employee directors as a group	—	—

(1)	The dollar value in the table above represents the number of performance shares shown multiplied by the closing price on the NYSE for our common shares on February 23, 2016, the date of grant, of $0.90 per share.

Other than the awards described above, we have not approved any awards that are conditioned on shareholder approval of the Amended EPP. Additional future awards under the EPP will be granted at the discretion of our Compensation Committee. It is not possible to determine the additional benefits or amounts that will be received under the EPP by our executive officers or other employees.

Equity Compensation Plan Information

The following table provides information as of December 31, 2015 about our common shares issuable under the equity compensation plans we maintain for our employees and non-employee directors. The table does not include additional shares issuable under the proposed amendment to the EPP, which is subject to shareholder approval at the annual general meeting.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance
Equity compensation plans approved by security holders	906,673	$13.58	1,878,130
Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	906,673	$13.58	1,878,130

(1)	Represents 390,334 outstanding options and 516,339 outstanding awards of deferred shares.
(2)	Represents the weighted average exercise price of 390,334 outstanding options. The outstanding awards of deferred shares do not have an exercise price associated with the awards.

Recommendation

Our directors have an interest in and may benefit from the adoption of this proposal because they are eligible to receive awards under the EPP.

Civeo’s board of directors recommends that you vote “FOR” the EPP Proposal.

APPROVAL OF REVERSE SHARE SPLIT AND AMENDMENT TO NOTICE OF ARTICLES AND ARTICLES TO EFFECT A REDUCTION IN AUTHORIZED COMMON SHARES

(Proposal 6)

We are asking shareholders to approve:

•	a consolidation or reverse share split of the issued and outstanding common shares of Civeo, whereby, at the discretion of our board of directors, the outstanding common shares would be combined, converted and changed into a lesser number of common shares at a ratio to be selected by our board of directors in the range of 1:4 to 1:15; and

•	amendments to our Notice of Articles and Articles to effect a proportional reduction in the number of authorized common shares based on the selected reverse share split ratio (rounded up to the nearest integral multiple of 1,000,000), effective upon implementation of the reverse share split.

The proposal with respect to the reverse split of our common shares and form of amendments to our Notice of Articles and Articles was approved by our board of directors, subject to shareholder approval, on March 22, 2016. Our board of directors believes that shareholder approval of a range of reverse share split ratios of 1:4 to 1:15 and reductions in the number of authorized common shares provides our board of directors with maximum flexibility to act in our best interest and in the best interest of our shareholders.

The reduction in authorized common shares to be effected in connection with the reverse share split is substantially proportional to the corresponding reverse share split ratio. The number of authorized common shares following the reverse share split will be determined by multiplying the number of authorized shares currently authorized, or 550,000,000, by the applicable ratio and rounding up to the nearest integral multiple of 1,000,000. Except with respect to the increase in common shares reserved for issuance under the EPP, which is subject to shareholder approval at the annual general meeting, we do not have any current plans, proposals or understandings that would require the use of any additional common shares which would be authorized, but not issued or reserved for issuance, following any reverse share split.

Upon shareholder approval of the proposed amendment, our board of directors will have the authority to effect a reverse share split and the corresponding reduction in authorized common shares in its sole discretion until our 2017 annual general meeting of shareholders and without further shareholder action. The actual reverse share split ratio will be selected from the above range by our board of directors. Even if approved by our shareholders, our board of directors reserves the right to not effect any reverse share split and corresponding reduction in authorized common shares if it does not deem it to be in our best interest or in the best interest of our shareholders. Our board of directors’ decision as to whether, when and pursuant to which of the above alternatives to effect a reverse share split and corresponding reduction in authorized common shares will be based on a number of factors, including prevailing market conditions, the existing market price of our common shares, the likely effect of a reverse share split on the market price of our common shares, the listing standards of New York Stock Exchange (“NYSE”) and the number of common shares which would be authorized but not issued or reserved for issuance.

If our board of directors elects to effect a reverse share split and the corresponding reduction in authorized common shares following shareholder approval, the number of issued and reserved shares of our common shares would be reduced in accordance with the reverse share split ratio selected by our board of directors from among the above range. Except for any adjustments for fractional shares as described below, our shareholders will hold the same percentage of our outstanding common shares immediately following the reverse share split as such shareholders held immediately prior to the reverse share split. Any reverse share split will not change the relative voting power of our shareholders and will affect all of our shareholders uniformly.

The range of reverse share splits is not being proposed in response to any effort of which we are aware to accumulate our common shares or obtain control of our company, nor does it represent a plan by our management to recommend a series of similar actions to our board of directors or our shareholders.

Our board of directors believes that, should the appropriate circumstances arise, effecting a reverse share split will provide benefits to us and our shareholders in a number of ways by increasing the per share market price of our common shares, including:

Meeting Continued NYSE Listing Requirements. On the date of the mailing of this proxy statement, our common shares were listed under the symbol “CVEO” on the NYSE, which has qualitative and quantitative continued listing criteria, including a requirement that our common shares maintain an average closing price of at least $1.00 per share over a consecutive 30-trading day period. On February 24, 2016, we received notification from the NYSE that our common shares failed to satisfy an average closing price of at least $1.00 per share for a period of 30 consecutive trading days. We responded to the NYSE’s notification and intend to cure this deficiency, as we believe the continued listing of our common shares on the NYSE is beneficial for our shareholders. If our common shares are delisted from the NYSE, the trading market for our common shares could become significantly less liquid, which could reduce the trading price of our common shares and increase the transaction costs of trading in our common shares. We believe that, if our share price is below the $1.00 per share requirement, a higher per share market price resulting from a reverse share split would bring us back into compliance with the NYSE listing requirements.

Improving the Perception of Our Common Shares as an Investment Security. We have been advised that lower-priced stocks have a perception in the investment community as being risky and speculative, which may negatively impact not only the price of our common shares, but also our market liquidity. Per share market price is frequently used as a proxy for “quality” and lower-priced stocks are often considered to be of lower investing quality and less desirable relative to stocks with higher share prices. We believe that a higher per share market price would increase the perceived quality and appeal of our common shares for investment purposes.

Appealing to a Broader Range of Investors. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios. Many brokerage firms also have policies discouraging individual brokers from recommending lower-priced stocks to their customers or restricting or limiting the ability to purchase such stocks on margin. Investors may also be dissuaded from purchasing lower-priced stocks because the brokerage commissions, as a percentage of the total transaction value, tend to be higher for such lower-priced stocks. Each of these market dynamics has the effect of reducing the number of potential purchasers of our common shares, and we believe that a higher per share market price would increase the number of such potential purchasers.

Reasons for Reduction in Authorized Common Shares

As a matter of British Columbia law, effecting a reverse share split necessitates a proportionate reduction in the maximum authorized number of common shares (where such a maximum is specified), but does not require any further changes in the number of authorized common shares. Our board of directors believes that effecting a proportional reduction in authorized common shares described above in connection with any reverse share split would maintain alignment with market expectations regarding the number of our authorized common shares in comparison to the number of shares issued or reserved for issuance following any reverse share split and ensure that we do not have what certain shareholders might view as an unreasonably high number of authorized shares which are not issued or reserved for issuance.

Effects of a Reverse Share Split and Reduction in Authorized Common Shares

Upon shareholder approval of the proposed amendment and the election by our board of directors to effect a reverse share split and the corresponding reduction in authorized common shares, our issued and outstanding common shares would decrease in accordance with the applicable reverse share split ratio and the market value per share of our common shares would be expected to increase.

The reverse share split would be effected simultaneously for all of our common shares, and the reverse share split ratio would be the same for all common shares. The reverse share split would affect all of our shareholders uniformly and would not affect any shareholder’s percentage ownership interests in our company, except to the extent that it results in any fractional shares being rounded. A reverse share split would not affect the relative voting or other rights that accompany our common shares, except to the extent that it results in any fractional shares being rounded. After the effectiveness of the reverse share split, we do not anticipate that our financial condition, the percentage ownership of management, the number of our shareholders or any aspect of our business would materially change as a result of the reverse share split.

The reverse share split would not affect our securities law reporting and disclosure obligations. Our common shares would continue to be registered under the Exchange Act, and we would continue to be subject to the periodic or other reporting requirements thereunder. Notwithstanding the decrease in the number of outstanding common shares following the reverse share split, our board of directors does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

In addition to the decrease in the number of our common shares issued and outstanding and the expected increase in the market value per common share, a reverse share split and the corresponding reduction in authorized common shares would have the following additional effects:

Adjustment to Number of Common Shares Subject to Outstanding Incentive Awards and Issuable under Equity Incentive Plans. The number of shares subject to outstanding awards under our EPP would be reduced in proportion to the reverse share split, and any exercise or base price associated with any option or share appreciation right would be increased in proportion to the reverse share split. In addition, the number of shares available for grant pursuant to the Amended EPP would be reduced in proportion to the reverse share split, as will any per person or overall plan limitations stated as a number of shares.

Effect on Par Value. The proposed amendment to our notice of articles and articles will not affect the par value of our common shares, which will continue to have no par value.

Accounting Matters. The proposed amendment to our notice of articles and articles will not affect the par value of our common shares, which will remain no par value per share. As a result of the contemplated reverse share split, the stated capital attributable to common shares on our balance sheet will not change. After the reverse share split, net income or loss per share and other per share amounts will be increased because there will be fewer common shares outstanding. In future financial statements, net income or loss per share and other per share amounts for periods ending before the reverse share split would be recast to give retroactive effect to the reverse share split.

The following table contains information relating to our common shares under each of the twelve alternative reverse share split ratios and reductions in the number of our authorized common shares, as of March 23, 2016 and without giving effect to the treatment of fractional shares (in thousands):

	Pre-Reverse Share Split	4:1	5:1	6:1	7:1	8:1	9:1
Authorized (Before Rounding)	550,000	137,500	110,000	91,667	78,574	68,750	61,111
Authorized (After Rounding)	N/A	138,000	110,000	92,000	79,000	69,000	62,000
Issued	107,698	26,925	21,540	17,950	15,385	13,462	11,966

	Pre-Reverse Share Split	10:1	11:1	12:1	13:1	14:1	15:1
Authorized (Before Rounding)	550,000	55,000	50,000	45,833	42,308	39,286	36,667
Authorized (After Rounding)	N/A	55,000	50,000	46,000	43,000	40,000	37,000
Issued	107,698	10,770	9,791	8,975	8,284	7,693	7,180

Risks Associated with a Reverse Share Split and Reduction in Authorized Common Shares

Even if a reverse share split and the corresponding reduction in authorized common shares is effected, some or all of the expected benefits of a reverse share split described above may not be realized or maintained.

The market price of our common shares will continue to be based, in part, on our performance, prevailing market conditions and other factors unrelated to the number of common shares outstanding. The effect of a reverse share split on the market price for our common shares cannot be accurately predicted, and the history of reverse share splits for companies in similar circumstances is varied. We cannot assure you that the market price of our common shares after a reverse share split will rise in exact proportion to the reduction in the number of common shares outstanding as a result of the reverse share split. Furthermore, there can be no assurance that the market price of our common shares immediately after the proposed reverse share split will be maintained for any period of time. Moreover, because some investors may view a reverse share split negatively, we cannot assure you that approval of the reverse share split will not adversely impact the market price per common share or, alternatively, that the market price per share following the reverse share split will either exceed or remain in excess of the current market price per share. Furthermore, the reduced number of shares that will be outstanding after the reverse share split could significantly reduce the trading volume and otherwise adversely affect the liquidity of our common shares.

In addition, a reverse share split may result in some shareholders owning “odd lots” of less than 100 common shares, which may be more difficult to sell and may cause those holders to incur greater brokerage commissions and other costs upon sale.

Any future issuance of additional authorized common shares could dilute future earnings per share, book value per share and voting power of existing shareholders. Depending upon the circumstances under which such shares are issued, such issuance may reduce shareholders’ equity per share and may reduce the percentage ownership of common shares of existing shareholders.

Any future issuance of additional authorized shares also may have an anti-takeover effect by making it more difficult to engage in a merger, tender offer, proxy contest or assumption of control of a large voting block of our common shares. Our board of directors could impede a takeover attempt by issuing additional shares and thereby diluting the voting power of other outstanding shares and increasing the cost of a takeover. A future issuance of additional common shares could render more difficult an attempt to obtain control of us, even if it appears to be desirable to a majority of shareholders, and it may be more difficult for our shareholders to obtain an acquisition premium for their shares or to remove incumbent management. However, our board of directors has no present intention to use any additional authorized common shares as a measure aimed at discouraging takeover efforts.

Effectiveness of Amendment

Upon shareholder approval of the proposed amendment and the election by our board of directors to effect a reverse share split and the corresponding reduction in authorized common shares, such reverse share split would become effective when implemented by the Company and the corresponding reduction in authorized common shares would become effective as of the filing of a notice of alteration with the British Columbia Registrar. Upon effecting the amendment, and without any further action by us or our shareholders, the issued common shares held by shareholders of record as of the effective date of the reverse share split would be converted into a lesser number of common shares calculated in accordance with the reverse share split ratio selected from among the above range by our board of directors and set forth in the amended notice to articles and articles.

Beginning on the effective date of the reverse share split, any share certificate representing pre-split common shares will be deemed for all corporate purposes to evidence ownership of post-split common shares. Shareholders will be notified that the reverse share split had been effected as soon as practicable after the effective date of the reverse share split.

Reservation of Right to Abandon Reverse Share Split and Reduction in Authorized Common Shares

Even if approved by our shareholders, our board of directors reserves the right to not effect any reverse share split and corresponding reduction in authorized common shares if it does not deem it to be in our best interest or in the best interest of our shareholders. By voting in favor of the amendment, you are expressly also authorizing our board of directors to delay, not to proceed with, and abandon a reverse share split and corresponding reduction in authorized common shares if it should so decide, in its sole discretion, that such action is in the best interest of our company and our shareholders.

If our board of directors fails to effect a reverse share split and corresponding reduction in authorized common shares prior to our 2017 annual general meeting of shareholders, then further shareholder approval would be required prior to effecting any reverse share split or corresponding reduction in authorized common shares.

Effect on Beneficial Holders

Upon the reverse share split, common shares held by shareholders in “street name,” through a bank, broker or other nominee, will be treated in the same manner as common shares held by shareholders whose shares are registered in their own names. Banks, brokers or other nominees will be instructed to effect the reverse share split for their customers holding common shares in “street name.” However, these banks, brokers or other nominees may have different procedures than registered shareholders for processing the reverse share split. If you hold common shares with a bank, broker or other nominee and have any questions in this regard, you are encouraged to contact your bank, broker or other nominee.

Effect on Registered Holders

Some of our registered holders of common shares may hold some or all of their shares electronically in book-entry form with our transfer agent, Computershare Investor Services Inc. These shareholders do not hold physical share certificates evidencing their ownership of our common shares. However, they are provided with a statement reflecting the number of our common shares registered in their accounts. If a shareholder holds registered shares in book-entry form with our transfer agent, no action needs to be taken to receive post-reverse share split shares. If a shareholder is entitled to post-reverse share split shares, a transaction statement will automatically be sent to the shareholder’s address of record indicating the number of our common shares held following the reverse share split.

Effect on Holders of Share Certificates

Computershare Investor Services Inc. will act as our exchange agent for purposes of implementing the exchange of share certificates. Shareholders holding common shares in certificated form will be asked to surrender to the exchange agent the share certificates representing such shares in exchange for share certificates representing post-split shares in accordance with the procedures to be set forth in a letter of transmittal that will be delivered to our shareholders at such time. No new certificates will be issued to a shareholder until the shareholder has surrendered such outstanding share certificates, together with the properly completed and executed letter of transmittal, to our exchange agent. SHAREHOLDERS SHOULD NOT DESTROY ANY SHARE CERTIFICATES AND SHOULD NOT SUBMIT THEIR SHARE CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM FROM OUR EXCHANGE AGENT. SHAREHOLDERS ARE ENCOURAGED TO PROMPTLY SURRENDER CERTIFICATES TO OUR EXCHANGE AGENT PROMPTLY FOLLOWING RECEIPT OF A TRANSMITTAL FORM IN ORDER TO AVOID THE APPLICABILITY OF ESCHEAT LAWS TO SUCH SHARES.

Effect on Fractional Shares

If, as a result of the reverse share split, a shareholder would otherwise be entitled to a fraction of a common share in respect of the total aggregate number of pre- reverse share split common shares held by such shareholder, no such fractional common share will be awarded. The aggregate number of common shares that such shareholder is entitled to will, if the fraction is less than half a common share, be rounded down to the next closest whole number of common shares, and if the fraction is at least half of a common share, be rounded up to one whole common share as provided for by Section 83 of the BCA.

No Appraisal Rights

As a matter of British Columbia law, our shareholders do not have a right to dissent and are not entitled to appraisal rights with respect to the proposed amendment to effect a reverse share split and corresponding reduction in authorized common shares, and we will not independently provide our shareholders with any such rights.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposed amendment, except to the extent of their ownership of our common shares.

Material U.S. Federal Income Tax Consequences

The following discussion is a summary of material U.S. federal income tax consequences of a reverse share split to U.S. holders (as defined below) that hold our common shares as capital assets for U.S. federal income tax purposes. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder and judicial and administrative interpretations thereof , in each case as in effect and available on the date of this proxy statement. Each of the foregoing is subject to change, which change could apply with retroactive effect and could affect the accuracy of the statements and conclusions set forth in this discussion.

This summary does not address all aspects of U.S. federal income taxation that may be relevant to U.S. holders in light of their particular circumstances, including the impact of the 3.8% tax imposed on “net investment income,” or to U.S. holders who may be subject to special tax treatment under U.S. federal income tax laws, including, without limitation, dealers in securities, commodities or foreign currency, certain former citizens or long-term residents of the United States, insurance companies, tax-exempt organizations, banks, financial institutions, small business investment companies, regulated investment companies, real estate investment trusts, retirement plans, persons that are partnerships or other pass-through entities for U.S. federal income tax purposes, persons whose functional currency is not the U.S. dollar, traders that mark-to-market their securities, persons subject to the alternative minimum tax, persons who hold our common shares as part of a hedge, straddle, conversion or other risk reduction transaction, or who acquired their common shares pursuant to the exercise of compensatory share options, the vesting of previously restricted shares or otherwise as compensation. If a partnership or other entity classified as a partnership for U.S. federal income tax purposes holds our common shares, the tax treatment of a partner thereof will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner in a partnership holding our common shares, you should consult your tax advisor regarding the tax consequences of a reverse share split.

We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service (the “IRS”) regarding the U.S. federal income tax consequences of a reverse share split. The state, local and foreign tax consequences of a reverse split may vary as to each U.S. holder, depending on the jurisdiction in which such U.S. holder resides. This discussion should not be considered as tax or investment advice, and the tax consequences of a reverse share split may not be the same for all shareholders. U.S. holders should consult their own tax advisors to understand their individual federal, state, local and foreign tax consequences.

For purposes of this discussion, a “U.S. holder” is a holder of shares of our common shares that for U.S. federal income tax purposes is:

•	an individual citizen or resident of the United States;

•	a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if such trust has validly elected to be treated as a U.S. person for U.S. federal income tax purposes or if (A) a U.S. court can exercise primary supervision over the trust’s administration and (B) one or more U.S. persons have the authority to control all substantial decisions of the trust.

We believe that the reverse share split should constitute a recapitalization under Section 368(a) of the Code. Accordingly, U.S. holders should not recognize any gain or loss for U.S. federal income tax purposes as a result of a reverse share split. Each U.S. holder’s aggregate tax basis in common shares received in a reverse share split (including any whole share received in exchange for a fractional share) should equal the U.S. holder’s aggregate tax basis in the common shares exchanged in the reverse share split. In addition, each U.S. holder’s holding period for the common shares it receives in a reverse share split should include the U.S. holder’s holding period for the common shares exchanged in the reverse share split.

Alternative characterizations of certain aspects of the reverse share split are possible. For example, while the reverse share split, if implemented, generally should be treated as a tax-free recapitalization under the Code, there is a possibility that the IRS could assert that U.S. holders whose fractional shares resulting from the reverse share split are rounded up to the nearest whole share should recognize income or gain for U.S. federal income tax purposes in respect of the value of the additional fractional shares. U.S. holders should consult their own tax advisors regarding alternative characterizations of the reverse share split for U.S. federal income tax purposes.

Recommendation of our Board of Directors

Civeo’s board of directors recommends that you vote “FOR” the Reverse Share Split Proposal.

The full text of the resolution presented for shareholder approval is set forth in Annex C.

FUTURE SHAREHOLDER PROPOSALS

To be included in the proxy materials for the 2017 annual general meeting of shareholders, shareholder proposals that are submitted for presentation at that annual general meeting and are otherwise eligible for inclusion in the proxy statement must be received by us no later than December 14, 2016. Proxies granted in connection with that annual general meeting may confer discretionary authority to vote on any shareholder proposal if notice of the proposal is not received by us in accordance with the advance notice requirements of our articles discussed below. It is suggested that proponents submit their proposals by certified mail, return receipt requested.

Our articles provide the manner in which shareholders may give notice of business and director nominations to be brought before an annual general meeting. In order for an item to be properly brought before the meeting by a shareholder, the shareholder must be a holder of record at the time of the giving of notice, must be entitled to vote at the annual general meeting and must comply with the procedures below. The item to be brought before the meeting must be a proper subject for shareholder action (in the case of business other than nominations), and the shareholder must have given timely advance written notice of the item. For notice to be timely, it must be delivered to the Civeo corporate secretary at the principal executive offices of Civeo not later than the close of business on the 120th calendar day prior to the first anniversary of the preceding year’s annual general meeting. Accordingly, for the 2017 annual general meeting of shareholders, notice will have to be received by us no later than January 12, 2017. If, however, the date of the annual general meeting is more than 30 calendar days before or more than 30 calendar days after the anniversary date, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of (A) the 120th calendar day prior to the annual general meeting or (B) the 10th calendar day following the calendar day on which public announcement of the date of the meeting is first made by Civeo. The notice must set forth the information required by the provisions of our articles dealing with shareholder proposals and nominations of directors. All notices should be directed to our Corporate Secretary, Civeo Corporation, Three Allen Center, 333 Clay Street, Suite 4980, Houston, Texas 77002. Under current SEC rules, we are not required to include in our proxy statement any director nominated by a shareholder using this process. If we choose not to include such a nominee, the shareholder will be required to distribute its own proxy materials in connection with its solicitation of proxies with respect to that nominee.

The advance notice provision deadlines set forth above are applicable other than pursuant to a requisition of a meeting made pursuant to the provisions of the British Columbia Business Corporations Act.

HOUSEHOLDING

The SEC permits a single proxy statement to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding.

As a result, if you hold your shares through a broker and you reside at an address at which two or more shareholders reside, you will likely be receiving only one proxy statement unless any shareholder at that address has given the broker contrary instructions. However, if any such beneficial shareholder residing at such an address wishes to receive a separate proxy statement in the future, or if any such beneficial shareholder that elected to continue to receive separate proxy statements wishes to receive a single proxy statement in the future, that shareholder should contact their broker or send a request to our Corporate Secretary, Civeo Corporation, Three Allen Center, 333 Clay Street, Suite 4980, Houston, TX 77002, (713) 510-2400. We will deliver, promptly upon written or oral request to the general counsel, a separate copy of this proxy statement to a beneficial shareholder at a shared address to which a single copy of the documents was delivered.

You may obtain a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 without charge from our Corporate Secretary by sending a written request to Carolyn J. Stone, Vice President, Controller and Corporate Secretary, Civeo Corporation, Three Allen Center, 333 Clay Street, Suite 4980, Houston, Texas 77002, (713) 510-2400, or you may access our Annual Report on Form 10-K from our website at www.civeo.com.

ANNEX A

FORM OF SHAREHOLDERS’ RESOLUTION REGARDING AMENDMENT TO CIVEO’S ARTICLES TO CHANGE THE VOTING REQUIREMENT FOR SHAREHOLDER APPROVAL OF CERTAIN ORDINARY AND SPECIAL BUSINESS (PROPOSAL 1)

“BE IT RESOLVED, AS A RESOLUTION BY THE AFFIRMATIVE VOTE OF THE HOLDERS OF 66 2/3% OF THE VOTING POWER OF THE ISSUED AND OUTSTANDING SHARES ENTITLED TO VOTE ON SUCH MATTERS, VOTING TOGETHER AS A SINGLE CLASS, THAT:

1.	The existing Articles of the Company be amended by revising Article 9.1 Alteration of Authorized Share Structure as set forth below, with proposed deletions indicated by strike-throughs and proposed additions indicated by underlines:

“9.1 Alteration of Authorized Share Structure. Subject to Article 9.2, Article 9.3 and the Business Corporations Act, the Company may by a resolution passed at a general meeting of shareholders by two thirds of the votes cast on such resolution by shareholders voting shares that carry the right to vote at general meetings ~~the affirmative vote of the holders of 66 2/3% of the voting power of the issued and outstanding shares entitled to vote upon such matter, voting together as a single class~~:

(a)	create one or more classes or series of shares or, if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares;

(b)	increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares or establish a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maximum is established;

(c)	subdivide or consolidate all or any of its unissued, or fully paid issued, shares;

(d)	if the Company is authorized to issue shares of a class of shares with par value:

(i)	decrease the par value of those shares; or

(ii)	if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;

(e)	change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or any of its unissued shares without par value into shares with par value;

(f)	alter the identifying name of any of its shares; or

(g)	otherwise alter its shares or authorized share structure when required or permitted to do so by the Business Corporations Act.”

2.	The existing Articles of the Company be amended by revising Article 9.3 Special Rights and Restrictions as set forth below, with proposed deletions indicated by strike-throughs and proposed additions indicated by underlines:

“9.3 Special Rights and Restrictions. Subject to the Business Corporations Act, the Company may by a resolution passed at a general meeting of shareholders by two thirds of the votes cast on such resolution by shareholders voting shares that carry the right to vote at general meetings ~~the affirmative vote of the holders of 66 2/3% of the voting power of the issued and outstanding shares entitled to vote upon such matters, voting together as a single class~~:

(a)	create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares that have not been issued; or

(b)	vary or delete any special rights or restrictions attached to the shares of any class or series of shares that have not been issued.”

A-1

3.	The existing Articles of the Company be amended by revising Article 11.2 Business Approval as set forth below, with proposed deletions indicated by strike-throughs and proposed additions indicated by underlines:

“11.2 Business Approval. Except as otherwise required by these Articles ~~and~~ or the Business Corporations Act, the ~~votes required for the~~ Company ~~to~~ may by a resolution of shareholders approved by the majority of the votes cast by shareholders voting shares that carry the right to vote thereon approve any business to be considered by the shareholders, including special business, at any meeting of shareholders ~~is the affirmative vote of the holders of a majority of the voting power of all outstanding shares of the Company entitled to vote thereon, voting as a single class~~. In the case of any business, including special business, submitted for a vote of the shareholders as to which a shareholder approval requirement is applicable under the shareholder approval policy of any stock exchange or quotation system on which the shares of the Company are traded or quoted, the requirements of Rule 16b-3 under the Exchange Act or any provision of the U.S. Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), in each case for which no higher voting requirement is specified by the Business Corporations Act or these Articles, the vote required for approval shall be the requisite vote specified in such shareholder approval policy, Rule 16b-3 or Internal Revenue Code provision, as the case may be (or the highest such requirement if more than one is applicable). In the case of any proposal for shareholder action properly made by a shareholder pursuant to Rule 14a-8 under the Exchange Act, the vote required for approval shall be the affirmative vote of the holders of a majority of the shares entitled to vote on, and who voted for or against or abstained from voting on, the matter.”

4.	Any one director or officer of the Company be and is hereby authorized and empowered to do all things and execute all instruments necessary or desirable to give effect to this resolution; and

5.	Notwithstanding that this resolution has been duly passed by the shareholders of the Company, the directors of the Company be and are hereby authorized and empowered to revoke this resolution at any time prior to the effective date of the amendments to the Articles contemplated hereby, and to determine not to proceed with the amendments to the Articles of the Company without further approval of the shareholders of the Company.”

A-2

ANNEX B

2014 Equity Participation Plan

of

Civeo Corporation

(Amended and Restated as of May 12, 2016)

Civeo Corporation, a Delaware corporation (“Civeo US”), adopted the 2014 Equity Participation Plan of Civeo Corporation (the “Plan”), effective May 30, 2014 (the “Effective Date”). In connection with a corporate reorganization, the Plan was amended and restated on July 17, 2015 to reflect that Civeo Corporation, a limited company organized under the laws of British Columbia, Canada, and formerly known as Civeo Canadian Holdings ULC (the “Company”), assumed all the responsibilities of Civeo US under the Plan and will make all future grants of Awards under the Plan. The Plan was amended and restated effective May 12, 2016 to make certain design changes and to increase the number of shares reserved under the Plan.

The purposes of the Plan are as follows:

(1) To provide an additional incentive for Employees, Directors and consultants to further the growth, development and financial success of the Company by personally benefiting through the ownership of Company shares and/or rights which recognize such growth, development and financial success.

(2) To enable the Company to obtain and retain the services of Employees, Directors and consultants considered essential to the long range success of the Company by offering them an opportunity to own shares in the Company and/or rights which will reflect the growth, development and financial success of the Company.

ARTICLE 1

DEFINITIONS

Wherever the following terms are used in the Plan they shall have the meaning specified below, unless the context clearly indicates otherwise.

1.1 Affiliate. “Affiliate” shall mean any entity that, directly or through one or more intermediaries, is controlled by the Company or controls the Company as determined by the Committee, provided that, in respect of any Option granted to a Canadian Grantee, an Affiliate shall only include a corporation that deals at non-arm’s length, within the meaning of the ITA, with the Company.

1.2 Award. “Award” shall mean, as the context requires, any or all of: Deferred Shares, Dividend Equivalents, Options, SARs, Performance Awards, Restricted Shares, or Share Payments.

1.3 Board. “Board” shall mean the Board of Directors of the Company.

1.4 Canadian Grantee. “Canadian Grantee” shall mean a Grantee, Optionee, or Restricted Shareholder, as the case may be, who is a resident of Canada for the purposes of the ITA, or who is granted an Award in respect of services performed in Canada for the Company or any of its Affiliates.

1.5 Change of Control. “Change of Control” shall mean any of the following:

(a) any “person” (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any affiliate or any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company), acquires “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities; provided, however, that if the Company engages in a merger or consolidation in which the Company or surviving entity in such merger or consolidation becomes a subsidiary of another entity, then references to the Company’s then outstanding securities shall be deemed to refer to the outstanding securities of such parent entity;

(b) a change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (i) are directors of the Company as of the Effective Date, or (ii) are elected, or nominated for election, to the Board with the affirmative votes of at least two-thirds of the Incumbent Directors at the time of such election or nomination, but Incumbent Director shall not include an individual whose election or nomination occurs as a result of either (1) an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or (2) an actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;

(c) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity (or if the surviving entity is or shall become a subsidiary of another entity, then such parent entity)) more than 50% of the combined voting power of the voting securities of the Company (or such surviving entity or parent entity, as the case may be) outstanding immediately after such merger or consolidation;

(d) the shareholders of the Company approve a plan of complete liquidation of the Company; or

(e) the sale or disposition (other than a pledge or similar encumbrance) by the Company of all or substantially all of the assets of the Company other than to a subsidiary or subsidiaries of the Company.

1.6 Code. “Code” shall mean the Internal Revenue Code of 1986, as amended.

1.7 Committee. “Committee” shall mean the Board or a subcommittee of the Board appointed as provided in Section 8.1.

1.8 Common Shares. “Common Shares” shall mean the common shares of the Company.

1.9 Company. “Company” shall mean Civeo Corporation, a limited company organized under the laws of British Columbia, Canada, and formerly known as Civeo Canadian Holdings ULC, formerly an unlimited liability company organized under the laws of British Columbia, Canada.

1.10 Deferred Share. “Deferred Share” means a contractual promise to distribute to a Grantee one Common Share or cash equal to the Fair Market Value of one Common Share, which shall be delivered to the Grantee upon satisfaction of the vesting and any other requirements set forth in the related award agreement, as awarded under Article VII of the Plan. For the avoidance of doubt, Deferred Shares may also be referred to as a Restricted Share Units for purposes of this Plan.

1.11 Director. “Director” shall mean a member of the Board who is not otherwise also an Employee.

1.12 Dividend Equivalent. “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Common Shares) of dividends paid on Common Shares, awarded under Article VII of the Plan. Dividend Equivalents shall not be permitted on Options or SARs under the Plan.

1.13 Employee. “Employee” shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or of any Affiliate or Subsidiary, and, for the purposes of a Canadian Grantee, as defined in the definitions of “employee” and “employment” in subsection 248(1) of the ITA.

1.14 Exchange Act. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

1.15 Fair Market Value. “Fair Market Value” of a Common Share as of a given date shall be (i) the closing price of a Common Share on the principal exchange on which Common Shares are then trading, if any (as reported in any reporting service approved by the Committee), on the trading day previous to such date, or if shares were not traded on the trading day previous to such date, then on the next preceding date on which a trade occurred, or (ii) if Common Shares are not traded on an exchange but are quoted on Nasdaq or a successor quotation system, the mean between the closing representative bid and asked prices for the Common Shares on the trading day previous to such date as reported by Nasdaq or such successor quotation system; or (iii) if Common Shares are not publicly traded on an exchange and not quoted on Nasdaq or a successor quotation system, the Fair Market Value of a Common Share as established by the Committee acting in good faith. Notwithstanding the foregoing, the Fair Market Value of a Common Share on the date of an initial public offering of Common Shares shall be the offering price under such initial public offering.

1.16 Grantee. “Grantee” shall mean an Employee, Director or consultant granted a Performance Award, Dividend Equivalent, SAR or Share Payment, or an award of Deferred Shares, under the Plan.

1.17 Incentive Option. “Incentive Option” shall mean an Option which is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

1.18 ITA. “ITA” shall mean the Income Tax Act (Canada) and any regulations thereunder, as amended from time to time.

1.19 Non-Qualified Option. “Non-Qualified Option” shall mean an Option which is not designated as an Incentive Option by the Committee.

1.20 Option. “Option” shall mean a share option granted under Article III of the Plan. An Option granted under the Plan shall, as determined by the Committee, be either a Non-Qualified Option or an Incentive Option; provided, however, that Options granted to Employees, Directors and consultants of an Affiliate that is not a Subsidiary shall be Non-Qualified Options.

1.21 Optionee. “Optionee” shall mean an Employee, Director or consultant granted an Option under the Plan.

1.22 Performance Award. “Performance Award” shall mean a performance or incentive award, other than an Option, SAR, Restricted Share, Deferred Share or Share Payments, that is paid in cash, Common Shares or a combination of both, awarded under Article VII of the Plan.

1.23 Performance Objectives. “Performance Objectives” means the objectives, if any, established by the Committee that are to be achieved with respect to an award granted under the Plan, which may be described in terms of Company-wide objectives, in terms of objectives that are related to performance of a division, subsidiary, department or function within the Company or an Affiliate in which the Grantee receiving the award is employed or in individual or other terms, and which will relate to the period of time determined by the Committee. The Performance Objectives intended to qualify under Section 162(m) of the Code shall be with respect to one or more of the following: (i) net income; (ii) pre-tax income; (iii) operating income; (iv) cash flow; (v) earnings per share; (vi) earnings before any one or more of the following items: interest, taxes, depreciation or amortization; (vii) return on equity; (viii) return on invested capital or assets; (ix) cost reductions or savings; (x) funds from operations and (xi) appreciation in the fair market value of the Common Shares. Which objectives to use with respect to an award, the weighting of the objectives if more than one is used, and whether the objective is to be measured against a Company-established budget or target, an index or a peer group of companies, shall be determined by the Committee in its discretion at the time of grant of the award. A Performance Objective need not be based on an increase or a positive result and may include, for example, maintaining the status quo or limiting economic losses.

1.24 Plan. “Plan” shall mean the 2014 Equity Participation Plan of Civeo Corporation, as amended and restated as of May 12, 2016.

1.25 QDRO. “QDRO” shall mean a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

1.26 Restricted Share. “Restricted Share” shall mean Common Shares awarded under Article VI of the Plan.

1.27 Restricted Shareholder. “Restricted Shareholder” shall mean an Employee, Director or consultant granted an award of Restricted Shares under Article VI of the Plan.

1.28 Rule 16b-3. “Rule 16b-3” shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

1.29 Share Appreciation Right. “Share Appreciation Right” or “SAR” shall mean the right to receive a payment, in cash or Common Shares, equal to the excess of the Fair Market Value or other specified valuation of a number of Common Shares on the date the share appreciation right is exercised over a specific strike price, in each case as determined by the Committee.

1.30 Share Payment. “Share Payment” shall mean (i) a payment in the form of Common Shares, or (ii) an option or other right to purchase Common Shares, as part of a deferred compensation arrangement, made in lieu of all or any portion of the compensation, including without limitation, salary, bonuses and commissions, that would otherwise become payable to an Employee, Director or consultant in cash, awarded under Article VII of the Plan.

1.31 Subsidiary. “Subsidiary” shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns shares possessing 50 percent or more of the total combined voting power of all classes of shares in one of the other corporations in such chain.

ARTICLE 2

SHARES SUBJECT TO PLAN

2.1 Shares Subject to Plan.

(a) The shares subject to Options, SARs, Restricted Shares, Performance Awards, Dividend Equivalents, Deferred Shares, or Share Payments shall be Common Shares. The aggregate number of such Common Shares which may be issued upon exercise of such options or rights or upon any such awards under the Plan shall not exceed 14,000,000, all of which shall be available for Incentive Options. Common Shares issuable upon exercise of such options or rights or upon any such awards may be either previously authorized but unissued shares or treasury shares.

(b) The maximum number of shares which may be subject to Options or SARs granted under the Plan to any individual in any calendar year shall not exceed 3,000,000. The maximum number of shares which may be subject to Restricted Shares, Deferred Shares or Share Payments granted under the Plan to any individual in any calendar year shall not exceed 3,000,000. The maximum value of Performance Awards denominated in cash granted under the Plan to any individual in any calendar year shall not exceed $5,000,000. The maximum value (determined based on grant date fair value in accordance with generally accepted accounting principles) of Awards granted under the Plan to any Director in any calendar year shall not exceed $500,000. For the avoidance of doubt, each grant under the Plan will be subject to only one of the foregoing limits.

2.2 Add-back Restricted Share Performance Awards, Dividend Equivalents, Awards of Deferred Shares or Share Payments. If any Restricted Share Performance Awards, Dividend Equivalents, Awards of Deferred Shares or Share Payments, or other right to acquire Common Shares under any other award under the Plan, expires or is forfeited and canceled without having been fully vested, the number of shares subject to such Restricted Share Performance Awards, Dividend Equivalents, Awards of Deferred Shares or Share Payments or other right but as to which such Restricted Share Performance Awards, Dividend Equivalents, Awards of Deferred Shares or Share Payments or other right was not vested prior to its expiration or cancellation may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. Notwithstanding the foregoing, Common Shares subject to an award under the Plan shall not again be made available for issuance as awards under the Plan if such shares are (a) tendered in payment for an award, (b) delivered or withheld for payment of taxes, (c) not issued or delivered as a result of a net settlement process, (d) repurchased on the open market with the proceeds of the payment of the exercise price of an Option or (e) reserved for issuance upon grant of an SAR, to the extent the number of reserved Common Shares exceeds the number of Common Shares actually issued upon exercise or settlement of such SAR.

ARTICLE 3

GRANTING OF OPTIONS AND SHARE APPRECIATION RIGHTS

3.1 Eligibility. Any Employee, Director or consultant selected by the Committee pursuant to Section 3.4(a)(i) shall be eligible to be granted an Option.

3.2 Disqualification for Share Ownership. No person may be granted an Incentive Option under the Plan if such person, at the time the Incentive Option is granted, owns shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or any then existing Subsidiary unless such Incentive Option conforms to the applicable provisions of Section 422 of the Code.

3.3 Qualification of Incentive Options. No Incentive Option shall be granted unless such Option, when granted, qualifies as an “incentive stock option” under Section 422 of the Code. No Incentive Option shall be granted to any person who is not an employee of the Company or a Subsidiary.

3.4 Granting of Options.

(a) The Committee shall from time to time, in its absolute discretion, and subject to applicable limitations of the Plan:

(i) Select from among the Employees, Directors or consultants (including Employees, Directors or consultants who have previously received Options or other awards under the Plan) such of them as in its opinion should be granted Options;

(ii) Subject to the Section 2.1(b), determine the number of shares to be subject to such Options granted to the selected Employees, Directors or consultants;

(iii) Determine whether such Options are to be Incentive Options or Non-Qualified Options; and

(iv) Determine the terms and conditions of such Options, consistent with the Plan.

(b) Upon the selection of an Employee, Director or consultant to be granted an Option, the Committee shall instruct the Secretary of the Company to issue the Option and may impose such conditions on the grant of the Option as it deems appropriate.

(c) Any Incentive Option granted under the Plan may be modified by the Committee to disqualify such option from treatment as an “incentive stock option” under Section 422 of the Code.

(d) Any Option granted to a Canadian Grantee who is an Employee shall have such terms and conditions as are necessary to be governed by section 7 of the ITA.

3.5 Share Appreciation Rights. Any Employee, Director or consultant selected by the Committee may be granted SARs. The holder of a tandem SAR may elect to exercise either the option or the SAR, but not both. The exercise period for an SAR shall extend no more than 10 years after the date of grant. SARs may not include provisions that “reload” the SAR upon exercise. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any SARs awarded to Grantees pursuant to this Plan, including the exercise price, the term of any SARs and the date or dates upon which they become exercisable, shall be determined by the Committee.

3.6 Minimum Vesting. Subject to Section 9.3 hereof, other than in the event of an earlier death, disability or termination without cause, all Awards of SARs or Options shall have a minimum vesting period of one year from the date of its grant.

ARTICLE 4

TERMS OF OPTIONS

4.1 Option Agreement. Each Option shall be evidenced by an Option Agreement, which shall be executed by the Optionee and an authorized officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with the Plan.

4.2 Option Price. The price per share of the shares subject to each Option shall be set by the Committee; provided, however, that, except as provided in Section 8.1 with respect to assumed options, such price shall not be less than 100% of the Fair Market Value of a Common Share on the date the Option is granted.

4.3 Option Term. The term of an Option shall be set by the Committee in its discretion; provided, however, that, the term shall not be more than ten (10) years from the date the Option is granted, or five (5) years from such date in the case of an Incentive Option granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of shares of the Company or any Subsidiary.

4.4 Option Vesting.

(a) Subject to Section 3.6, the period during which the right to exercise an Option in whole or in part vests in the Optionee shall be set by the Committee and the Committee may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. At any time after grant of an Option, the Committee may, in its sole and absolute discretion and subject Section 3.6 and to whatever terms and conditions it selects, accelerate the period during which an Option vests.

(b) To the extent that the aggregate Fair Market Value of shares with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by an Optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company and any parent or Subsidiary) exceeds $100,000, such Options shall be treated as Non-Qualified Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted. For purposes of this Section 4.4(b), the Fair Market Value of shares shall be determined as of the time the Option with respect to such share is granted.

4.5 Restrictions on Repricing of Options. Except as provided in Section 9.3, the Committee may not, without approval of the Company’s shareholders, (i) amend any outstanding Option Agreement to lower the Option price of an underwater Option, (ii) cancel an outstanding underwater Option in exchange for cash, another award or an Option having a lower price, (iii) permit repurchase from Optionees, whether for cash or any other consideration, of any outstanding Options that have an Option Price greater than the then current Fair Market

Value of a share, or (iv) permit the grant of any Option that contains a so-called “reload” feature under which additional Options or other Awards are granted automatically to the Optionee upon exercise of the original Option.

ARTICLE 5

EXERCISE OF OPTIONS

5.1 Partial Exercise. An exercisable Option may be exercised in whole or in part; however, an Option shall not be exercisable with respect to fractional shares and the Committee may require that, by the terms of the Option, a partial exercise be with respect to a minimum number of shares.

5.2 Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company or his office:

(a) A written notice complying with the applicable rules established by the Committee stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Optionee or other person then entitled to exercise the Option or such portion;

(b) Such representations and documents as the Committee, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal or state securities laws or regulations. The Committee or Board may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c) In the event that the Option shall be exercised pursuant to Section 9.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option; and

(d) Full cash payment to the Secretary of the Company for the shares with respect to which the Option, or portion thereof, is exercised, plus any applicable withholding taxes. However, the Committee may in its discretion or provide in the grant agreement (i) that payment may be made, in whole or in part, through the delivery of Common Shares owned by the Optionee, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery not in excess of the aggregate exercise price of the Option or exercised portion thereof and subject to such other limitations as the Committee may impose thereon, provided that such shares may not be shares previously acquired by a Canadian Grantee on the exercise of any Option , (ii) allow payment, in whole or in part, through the surrender of Common Shares then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof, (iii) allow payment, in whole or in part, through the delivery of property of any kind which constitutes good and valuable consideration; (iv) allow payment through a cashless-broker procedure approved by the Company, or (v) allow payment through any combination of the consideration provided above.

5.3 Conditions to Issuance of Share Certificates. The Company shall not be required to issue or deliver any certificate or certificates for shares purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

(a) The admission of such shares to listing on all stock exchanges on which such class of shares is then listed;

(b) The completion of any registration or other qualification of such shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Committee shall, in its absolute discretion, deem necessary or advisable;

(c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable;

(d) The lapse of such reasonable period of time following the exercise of the Option as the Committee may establish from time to time for reasons of administrative convenience; and

(e) The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax.

5.4 Settlement on Exercise of Options. On the exercise of any Option by a Canadian Grantee, settlement of such Option shall in all events be made by the issuance of Common Shares from treasury or the transfer of previously issued Shares then held by the Company.

5.5 Rights as Shareholders. The holders of Options shall not be, nor have any of the rights or privileges of, shareholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such holders.

5.6 Ownership and Transfer Restrictions. The Committee, in its absolute discretion, may impose such restrictions on the ownership and transferability of the shares purchasable upon the exercise of an Option as it deems appropriate or as may be required by applicable securities legislation. Any such restriction shall be set forth in the respective Option Agreement and may be referred to on the certificates evidencing such shares. The Committee may require the Optionee to give the Company prompt notice of any disposition of Common Shares acquired by exercise of an Incentive Option within (i) two years from the date of granting such Option to such Optionee or (ii) one year after the transfer of such shares to such Optionee. The Committee may direct that the certificates evidencing shares acquired by exercise of an Option refer to such requirement to give prompt notice of disposition or otherwise be marked with any required restrictive legend in respect of any applicable transfer restriction.

ARTICLE 6

AWARD OF RESTRICTED SHARES

6.1 Award of Restricted Shares.

(a) The Committee shall from time to time, in its absolute discretion:

(i) Select from among the Employees, Directors or consultants (including Employees, Directors or consultants who have previously received other awards under the Plan) such of them as in its opinion should be awarded Restricted Shares; and

(ii) Determine the terms and conditions applicable to such Restricted Shares, consistent with the Plan, which may include the achievement of Performance Objectives.

(b) Upon the selection of an Employee, Director or consultant to be awarded Restricted Shares, the Committee shall instruct the Secretary of the Company to issue such Restricted Shares and may impose such conditions on the issuance of such Restricted Shares as it deems appropriate or as may be required by applicable securities legislation.

6.2 Restricted Share Agreement. Restricted Shares shall be issued only pursuant to a Restricted Share Agreement, which shall be executed by the selected Employee, Director or consultant and an authorized officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with the Plan.

6.3 Rights as Shareholders. Upon the issuance of Restricted Shares, the Restricted Shareholder shall have, unless otherwise provided by the Committee, all the rights of a shareholder with respect to said shares, subject to the restrictions in his Restricted Share Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that in the discretion of the Committee, any extraordinary distributions with respect to the Common Shares shall be subject to the restrictions set forth in Section 6.4.

6.4 Restriction. All Restricted Shares issued under the Plan (including any shares received by holders thereof with respect to Restricted Shares as a result of share dividends, share splits or any other form of recapitalization) shall, in the terms of each individual Restricted Share Agreement, be subject to such restrictions as the Committee shall provide, which restrictions may include, without limitation, restrictions concerning voting rights and transferability and restrictions based on duration of employment with the Company, Company performance and individual performance; provided, however, that, by action taken after the Restricted Shares are issued, the Committee may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the Restricted Share Agreement. Restricted Shares may not be sold or encumbered until all restrictions are terminated or expire.

6.5 Escrow. Where physical share certificates of Restricted Shares are issued, the Secretary of the Company or such other escrow holder as the Committee may appoint shall retain physical custody of each certificate representing Restricted Shares until all of the restrictions imposed under the Restricted Share Agreement with respect to the shares evidenced by such certificate expire or shall have been removed.

6.6 Legend. Where physical share certificates of Restricted Shares are issued, in order to enforce the restrictions imposed upon Restricted Shares hereunder, the Committee shall cause a legend or legends to be placed on certificates representing all Restricted Shares that are still subject to restrictions under Restricted Share Agreements or pursuant to applicable securities legislation, which legend or legends shall make appropriate reference to the conditions imposed thereby.

6.7 Form of Issuance. Restricted Shares issued under the Plan may, in the discretion of the Committee, be by means of an electronic, book-entry statement, rather than by issuing physical share certificates.

ARTICLE 7

PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS,

DEFERRED SHARES, SHARE PAYMENTS

7.1 Performance Awards. Any Employee, Director or consultant selected by the Committee may be granted one or more Performance Awards. The value of such Performance Awards may be linked to the achievement of such specific Performance Objectives determined appropriate by the Committee over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Employee, Director or consultant, and where a Performance Award is granted to a Canadian Grantee, the Committee shall ensure that the terms and conditions of such Performance Award is such so as to the exempted from the definition of “salary deferral arrangement” in the ITA.

7.2 Dividend Equivalents. Any Employee, Director or consultant selected by the Committee may be granted Dividend Equivalents based on the dividends declared on Common Shares, to be credited as of dividend payment dates, during the period between the date, Deferred Shares or Performance Award is granted, and the date such Deferred Shares or Performance Award vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional Common Shares by such formula and at such time and subject to such limitations as may be determined by the Committee. Dividend Equivalents shall not be paid out prior to the time the underlying Deferred Shares or Performance Award vests. Dividend Equivalents granted to Canadian Grantees shall have terms and conditions so as to ensure such Awards are exempted from the definition of “salary deferral arrangement” in the ITA.

7.3 Share Payments. Any Employee, Director or consultant selected by the Committee may receive Share Payments in the manner determined from time to time by the Committee. The number of shares shall be determined by the Committee and may be based upon the Fair Market Value, book value, net profits or other measure of the value of Common Shares or other specific performance criteria determined appropriate by the Committee, determined on the date such Share Payment is made or on any date thereafter.

7.4 Deferred Shares. Any Employee, Director or consultant selected by the Committee may be granted an award of Deferred Shares in the manner determined from time to time by the Committee. The number of Deferred Shares shall be determined by the Committee and may be linked to the achievement of such specific Performance Objectives determined to be appropriate by the Committee over any period or periods determined by the Committee. Common Shares underlying Deferred Shares will not be issued until the Deferred Shares have vested, pursuant to a vesting schedule or Performance Objectives set by the Committee, as the case may be. Unless otherwise provided by the Committee, a Grantee of Deferred Shares shall have no rights as a Company shareholder with respect to such Deferred Shares until such time as the award has vested and the Common Shares underlying the award has been issued. Any Award of Deferred Shares granted to a Canadian Grantee will have terms and conditions so as to ensure it is at all times governed by section 7 of the ITA.

7.5 Performance Award Agreement, Dividend Equivalent Agreement, Deferred Share Agreement, Share Payment Agreement. Each Performance Award, Dividend Equivalent, award of Deferred Shares and/or Share Payment shall be evidenced by an agreement, which shall be executed by the Grantee and an authorized Officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with the Plan.

7.6 Term. The term of a Performance Award, Dividend Equivalent, award of Deferred Shares and/or Share Payment shall be set by the Committee in its discretion, subject to the terms of the Plan.

7.7 Payment Upon Termination of Employment. A Performance Award, Dividend Equivalent, award of Deferred Shares and/or Share Payment is payable only while the Grantee is an Employee, Director or consultant; provided that the Committee may determine that the Performance Award, Dividend Equivalent, award of Deferred Shares and/or Share Payment may be paid subsequent to termination of employment or termination of directorship or consultancy without cause, or following a Change of Control of the Company, or because of the Grantee’s retirement, death or disability, or otherwise.

7.8 Payment. Payment of the amount determined under Section 7.1 or 7.2 above shall be in cash, in Common Shares or a combination of both, as determined by the Committee, subject to the provisions of the Plan. To the extent any payment under this Article VII is effected in Common Shares, it shall be made subject to satisfaction of all provisions of Sections 5.3 and 5.4.

ARTICLE 8

ADMINISTRATION

8.1 Committee. The Committee members shall be appointed by and hold office at the pleasure of the Board. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

8.2 Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the

Plan and the agreements pursuant to which Options, awards of Restricted Shares or Deferred Shares, Performance Awards, Dividend Equivalents or Share Payments are granted or awarded, and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. Any such grant or award under the Plan need not be the same with respect to each Optionee, Grantee or Restricted Shareholder. Any such interpretations and rules with respect to Incentive Options shall be consistent with the provisions of Section 422 of the Code. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder are required to be determined in the sole discretion of the Committee.

8.3 Majority Rule; Unanimous Written Consent. The Committee shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee.

8.4 Compensation; Professional Assistance, Good Faith Actions. Members of the Committee shall receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities which members of the Committee incur in connection with the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, appraisers, brokers, or other persons. The Committee, the Company and the Company’s officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or the Board in good faith shall be final and binding upon all Optionees, Grantees, Restricted Shareholders, the Company and all other interested persons. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, Options, SARs, Restricted Shares, Deferred Shares, Performance Awards, Dividend Equivalents or Share Payments, and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

8.5 Delegation of Authority by the Committee. Notwithstanding the preceding provisions of this Article VIII or any other provision of the Plan to the contrary, subject to the constraints of applicable law, the Committee may from time to time, in its sole discretion, delegate to the Chief Executive Officer of the Company the right to grant Awards under the Plan, insofar as such power to grant Awards relates to any person who is not then subject to section 16 of the Exchange Act (including any successor section to the same or similar effect). Any such delegation may be effective only so long as the Chief Executive Officer of the Company is a member of the Board, and the Committee may revoke such delegation at any time. The Committee may put any conditions and restrictions on the powers that may be exercised by the Chief Executive Officer of the Company upon such delegation as the Committee determines in its sole discretion.

ARTICLE 9

MISCELLANEOUS PROVISIONS

9.1 Not Transferable. Except as provided below, Options, SARs, Restricted Shares, Deferred Shares, Performance Awards, Dividend Equivalents or Share Payments under the Plan may not be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution or pursuant to a QDRO, unless and until such rights or awards have been exercised, or the shares underlying such rights or awards have been issued, and all restrictions applicable to such shares have lapsed. No Option, SAR, Restricted Share, Deferred Share, Performance Award, Dividend Equivalent or Share Payment or interest or right therein shall be liable for the debts, contracts or engagements of the Optionee, Grantee or Restricted Shareholder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence. An Optionee may, with the consent of the Committee, transfer a Non-Qualified Option to such family members and persons as may be permitted by this Committee, subject to such restrictions and limitations, if any, that the Committee, in its discretion, may impose on such transfer.

During the lifetime of the Optionee or Grantee, only he may exercise an Option or other right or award (or any portion thereof) granted to him under the Plan unless it has been disposed of pursuant to a QDRO. After the death of the Optionee or Grantee, any exercisable portion of an Option or other right or award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Option Agreement or other agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Optionee’s or Grantee’s will or under the then applicable laws of descent and distribution.

9.2 Amendment, Suspension or Termination of the Plan. This Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without approval of the Company’s shareholders given within twelve months before or after the action by the Committee, no action of the Committee may, except as provided in Section 9.3, increase the limits imposed in Section 2.1 on the maximum number of shares which may be issued under the Plan or reduce the exercise price of an Option or SAR, and no action of the Committee may be taken that would otherwise require shareholder approval as a matter of applicable law, regulation or rule. No amendment, suspension or termination of the Plan shall, without the consent of the holder of Options, SARs, Restricted Shares, Deferred Shares, Performance Awards, Dividend Equivalents or Share Payments, materially alter or impair any rights or obligations under any Options, SARs, Restricted Shares, Deferred Shares, Performance Awards, Dividend Equivalents or Share Payments theretofore granted or awarded, unless the award itself otherwise expressly so provides. No Options, SARs, Restricted Shares, Deferred Shares, Performance Awards, Dividend Equivalents or Share Payments may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Incentive Option be granted under the Plan after the first to occur of the following events:

(a) The expiration of ten years from the date the Plan was adopted by the Board of Directors of Civeo US; or

(b) The expiration of ten years from the date the Plan was approved by the shareholder of Civeo US under Section 9.4.

9.3 Changes in Common Shares or Assets of the Company; Acquisition or Liquidation of the Company and Other Corporate Events.

(a) Subject to Section 9.3(e), in the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Common Shares, other securities, or other property), recapitalization, reclassification, share split, reverse share split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Shares or other securities of the Company, issuance of warrants or other rights to purchase Common Shares or other securities of the Company, or other similar corporate transaction or event, in the Committee’s sole discretion, affects the Common Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Option, SAR, Restricted Share, Performance Award, Dividend Equivalent, Deferred Share or Share Payment, then the Committee shall, in such manner as it may deem equitable, adjust any or all of:

(i) the number and kind of Common Shares (or other securities or property) with respect to which Options, SARs, Performance Awards, Dividend Equivalents or Share Payments may be granted under the Plan, or which may be granted as Restricted Shares or Deferred Shares (including, but not limited to, adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued and adjustments of the award limits described in Section 2.1(b)),

(ii) the number and kind of Common Shares (or other securities or property) subject to outstanding Options, SARs, Performance Awards, Dividend Equivalents, or Share Payments, and in the number and kind of shares of outstanding Restricted Shares or Deferred Shares, and

(iii) the grant or exercise price with respect to any Option, SAR, Performance Award, Dividend Equivalent or Share Payment.

Notwithstanding the foregoing, with respect to a transaction or event that constitutes an “equity restructuring” that would be subject to a compensation expense pursuant to Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or any successor accounting standard, such adjustment by the Committee shall be required.

(b) Subject to Section 9.3(e), in the event of any corporate transaction or other event described in Section 9.3(a) which results in Common Shares being exchanged for or converted into cash, securities (including securities of another corporation) or other property, the Committee will have the right to terminate the Plan as of the date of the event or transaction, in which case all options, rights and other awards shall be deemed to have been surrendered by the holder in consideration of the receipt of such cash, securities or other property, net of any applicable exercise price.

(c) Subject to Section 9.3(e), in the event of any corporate transaction or other event described in Section 9.3(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations, or accounting principles, the Committee in its discretion is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any option, right or other award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) In its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either automatically or upon the Optionee’s request, for either the purchase of any such Option, SAR, Performance Award, Dividend Equivalent, or Share Payment, or any Restricted Shares or Deferred Shares for an amount of cash equal to the amount that could have been attained upon the exercise of such option, right or award or realization of the Optionee’s or Grantee’s rights had such option, right or award been currently exercisable or payable or the replacement of such option, right or award with other rights or property selected by the Committee in its sole discretion;

(ii) In its sole and absolute discretion, the Committee may provide, either by the terms of such Option, SAR, Performance Award, Dividend Equivalent, or Share Payment, or Restricted Shares or Deferred Shares or by action taken prior to the occurrence of such transaction or event that it cannot be exercised after such event;

(iii) In its sole and absolute discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of such Option, SAR, Performance Award, Dividend Equivalent, or Share Payment, or Restricted Shares or Deferred Shares or by action taken prior to the occurrence of such transaction or event, that, for a specified period of time prior to such transaction or event, such option, right or award shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in (1) Section 4.4 or (2) the provisions of such Option, SAR, Performance Award, Dividend Equivalent, or Share Payment, or Restricted Shares or Deferred Shares;

(iv) In its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of such Option, SAR, Performance Award, Dividend Equivalent, or Share Payment, or Restricted Shares or Deferred Shares or by action taken prior to the occurrence of such transaction or event, that upon such event, such option, right or award be assumed by the successor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(v) In its discretion, and on such terms and conditions as it deems appropriate, the Committee may make adjustments in the number and type of Common Shares (or other securities or property) subject to outstanding Options, SARs, Performance Awards, Dividend Equivalents, or Share Payments, and in the number and kind of outstanding Restricted Shares or Deferred Shares and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future;

(vi) In its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide either by the terms of an award of Restricted Shares or Deferred Shares or by action taken prior to the occurrence of such event that, for a specified period of time prior to such event, the restrictions imposed under a Restricted Share Agreement or a Deferred Share Agreement upon some or all Restricted Shares or Deferred Shares may be terminated; and

(vii) In its discretion, and on such terms and conditions as it deems appropriate, the Committee may make adjustments to the Performance Objectives of any outstanding award.

(d) Notwithstanding anything in Sections 9.3(a), 9.3(c) or 9.3(e) to the contrary, except to the extent an award agreement expressly provides to the contrary, in the event of a Change of Control of the Company all outstanding awards that are not assumed by the surviving entity in connection with such Change of Control automatically shall become fully vested immediately prior to such Change of Control (or such earlier time as set by the Committee), all restrictions, if any, with respect to such awards shall lapse, Performance Awards shall vest based on actual results through the date of such Change of Control. If provision is made for the assumption of awards by the surviving entity in connection with the Change of Control, no automatic acceleration shall occur in connection with such Change of Control.

(e) With respect to an award intended to qualify as performance-based compensation under Section 162(m), no adjustment or action described in this Section 9.3, other than as provided in Section 9.3(d), shall be taken by the Committee to the extent that such adjustment or action would cause such award to fail to so qualify under Section 162(m) or any successor provisions thereto. With respect of an Award intended to be governed by section 7 of the ITA or intended to be exempt from the definition of “salary deferral arrangement” in the ITA, no adjustment or action described in this Section 9.3 shall be taken by the Committee to the extent that such adjustment or action would cause such award to fail to so qualify under ITA section 7 or the applicable exemption of the definition of “salary deferral arrangement” any successor provisions thereto.

9.4 Approval of Plan by Shareholders. The Plan was approved by Oil States International, Inc., the sole shareholder of Civeo US, a predecessor of the Company, on May 5, 2014, and its amendment and restatement was approved by the shareholders of the Company at its annual meeting of shareholders on May 12, 2016.

9.5 Tax Withholding. The Company and any of its Affiliates shall be entitled to require payment in cash or deduction from other compensation payable to each Optionee, Grantee or Restricted Shareholder of any sums required by applicable tax law to be withheld with respect to the issuance, vesting or exercise of any Option, SAR, Restricted Share, Deferred Share, Performance Award, Dividend Equivalent or Share Payment. Subject to the timing requirements of Section 5.3, the Committee may, in its discretion and in satisfaction of the foregoing requirement, allow such Optionee, Grantee or Restricted Shareholder to elect to have the Company withhold Common Shares otherwise issuable under such Option or afterward (or allow the return of Common Shares) having a Fair Market Value equal to the minimum tax sums required to be withheld by the Company. Notwithstanding the foregoing, any such person who is subject to Section 16b with respect to Common Shares may direct that the Company’s tax withholding obligation be satisfied by withholding the appropriate number of shares from such award and/or the “constructive” tender of already-owned Common Shares.

9.6 Limitations Applicable to Section 16 Persons and Performance-Based Compensation. Notwithstanding any other provision of the Plan, the Plan and any Option, SAR, Performance Award, Dividend Equivalent or Share Payment granted, or Restricted Share or Deferred Share awarded, to any individual who is then subject to

Section 16 of the Exchange Act, shall be subject to any limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan, Options, SARs, Performance Awards, Dividend Equivalents, Share Payments, Restricted Shares and Deferred Shares granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule. Furthermore, notwithstanding any other provision of the Plan, any award intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in Section 162(m)(4)(C) of the Code.

9.7 Clawback Policy. Notwithstanding any other provisions in this Plan, any Award shall be subject to recovery or clawback by the Company under any clawback policy adopted by the Company in accordance with SEC regulations or other applicable law, as amended or superseded from time to time.

9.8 Section 409A.

(a) Awards made under this Plan are intended to comply with or be exempt from Section 409A of the Code, and ambiguous provisions hereof, if any, shall be construed and interpreted in a manner consistent with such intent. No payment, benefit or consideration shall be substituted for an Award if such action would result in the imposition of taxes under Section 409A of the Code. Notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under this Plan would result in the imposition of an additional tax under Section 409A of the Code, that Plan provision or Award shall be reformed, to the extent permissible under Section 409A of the Code, to avoid imposition of the additional tax, and no such action shall be deemed to adversely affect the Optionee’s or Grantee’s rights to an Award.

(b) Unless the Committee provides otherwise, each award of Deferred Shares (including an award of Deferred Shares that is a Performance Award) shall be settled no later than the 15th day of the third month after the end of the first calendar year in which the Award (or such portion thereof) is no longer subject to a “substantial risk of forfeiture” within the meaning of Section 409A of the Code. If the Committee determines that an award of Deferred Shares (including an award of Deferred Shares that is a Performance Award) is intended to be subject to Section 409A of the Code, the applicable award agreement shall include terms that are designed to satisfy the requirements of Section 409A of the Code.

(c) If the Optionee or Grantee is identified by the Company as a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code on the date on which the Optionee or Grantee has a “separation from service” (other than due to death) within the meaning of Treasury Regulation § 1.409A-1(h), any Award payable or settled on account of a separation from service that is deferred compensation subject to Section 409A of the Code shall be paid or settled on the earliest of (1) the first business day following the expiration of six months from the Optionee’s or Grantee’s separation from service, (2) the date of the Optionee’s or Grantee’s death, or (3) such earlier date as complies with the requirements of Section 409A of the Code.

9.9 Effect of Plan Upon Options and Compensation Plans. The Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company (1) to establish any other forms of incentives or compensation for Employees, Directors or consultants of the Company or any Subsidiary or (ii) to grant or assume options or other rights otherwise than under the Plan in connection with any proper corporate purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, entity or association.

9.10 Compliance with Laws. This Plan, the granting and vesting of Options, SARs, Restricted Shares, Deferred Shares, Performance Awards, Dividend Equivalents or Share Payments under the Plan and the issuance and delivery of Common Shares and the payment of money under the Plan or under Options, SARs, Performance Awards, Dividend Equivalents or Share Payments granted or Restricted Shares or Deferred Shares awarded hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan, Options, SARs, Restricted Shares, Deferred Shares, Performance Awards, Dividend Equivalents or Share Payments granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

9.11 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

9.12 Governing Law. This Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Texas without regard to conflicts of laws thereof.

ANNEX C

FORM OF SHAREHOLDERS’ RESOLUTION REGARDING APPROVAL OF REVERSE SHARE SPLIT AND AMENDMENT TO NOTICE OF ARTICLES AND ARTICLES TO EFFECT A REDUCTION IN AUTHORIZED COMMON SHARES (PROPOSAL 6)

“BE IT RESOLVED, AS A RESOLUTION BY THE AFFIRMATIVE VOTE OF THE HOLDERS OF 66 2/3% OF THE VOTING POWER OF THE ISSUED AND OUTSTANDING SHARES (IF PROPOSAL 1 IS NOT APPROVED BY SHAREHOLDERS AT THE MEETING) OR BY 66 2/3% OF THE VOTES CAST ON THE MATTER (IF PROPOSAL 1 IS APPROVED BY SHAREHOLDERS AT THE MEETING) THAT:

1.	subject to Civeo Corporation (the “Company”) first receiving any required regulatory approvals, the board of directors of the Company (the “Board”) be authorized to effect the consolidation or reverse share split (the “Reverse Share Split”) of all of the issued and outstanding common shares (“Common Shares”) without par value in the capital of the Company (or such other number of fully paid and issued Common Shares that are outstanding on the effective date of the Reverse Share Split) on the basis of between four and up to fifteen old Common Shares for one new Common Share and the maximum number of Common Shares that the Company is authorized to issue be reduced proportionately and the authorized share structure of the Company set out in the notice of articles and articles be altered accordingly;

2.	the Board be and is hereby authorized to fix the ratio of pre-consolidation to post-consolidation Common Shares to be used in the Consolidation (the “Final Consolidation Ratio”), but the maximum Final Consolidation Ratio will not exceed fifteen to one;

3.	any fractional Common Shares resulting from the Reverse Share Split be converted such that each fractional Common Share remaining after conversion that is less than one-half of a Common Share shall be cancelled and each fractional Common Share that is at least one-half of a Common Share shall be changed to one whole Common Share pursuant to the provisions of Section 83 of the Business Corporations Act (British Columbia);

4.	after giving effect to the Reverse Share Split, the Board be and is hereby authorized to increase the maximum number of Common Shares without par value that the Company is authorized to issue so that the number of authorized Common Shares is rounded up to the nearest integral multiple of 1,000,000 Common Shares (the “Amendment”), and the authorized share structure of the Company set out in the notice of articles and articles be altered accordingly;

5.	the Board be and is hereby authorized to determine the effective date of the Reverse Stock Split and the Amendment and should the Board choose to act upon this resolution to effect the Reverse Stock Split and, if applicable, the Amendment and subject to the deposit of this resolution at the Company’s records office, the Company’s agents are authorized and directed to electronically file any required Notices of Alteration with the British Columbia Registrar of Companies, and each corresponding alteration to the articles does not take effect until the notice of articles is altered accordingly;

6.	any one officer or director of the Company is hereby authorized and empowered for and on behalf of the Company to execute, deliver and file or cause to be executed, delivered and filed, all such documents and instruments as are necessary or desirable to give effect to the Reverse Share Split and the Amendment and to perform or cause to be performed all such other acts and things as in such person’s opinion may be necessary or desirable to give full effect to the foregoing resolution and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such document, agreement or instrument or doing of any such act or thing;

7.

the Board, in their sole and complete discretion, may act upon this resolution to effect the Reverse Share Split or the Amendment or both, or if deemed appropriate and without any further approval from the shareholders of the Company, may choose not to act upon this resolution notwithstanding

C-1

shareholder approval of the Reverse Share Split and the Amendment and are authorized to revoke this resolution, or any part thereof, in their sole discretion at any time prior to effecting the Reverse Share Split or the Amendment, as applicable; and

8.	any one officer or director of the Company is authorized to cancel (or cause to be cancelled) any certificates evidencing the existing Common Shares and to issue (or cause to be issued) certificates representing the new Common Shares to the holders thereof.”

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8th Floor, 100 University Avenue Toronto, Ontario M5J 2Y1 www.computershare.com
VEOQ 000001
SAM SAMPLE
123 SAMPLES STREET	Security Class
SAMPLETOWN SS X9X X9X	COMMON SHARES
CANADA

Holder Account Number
C9999999999 IND

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Form of Proxy - Annual and Special General Meeting to be held on May 12, 2016

This Form of Proxy is solicited by and on behalf of the Board of Directors

Notes to proxy

1.	Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).

2.	If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy.

3.	This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.

4.	If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.

5.	The securities represented by this proxy will be voted as directed by the holder. However, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by the Board of Directors.

6.	The securities represented by this proxy will be voted in favour or withheld from voting or voted against or will abstain from voting on each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.

7.	This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the meeting or any adjournment or postponement thereof.	Fold

8.	This proxy should be read in conjunction with the accompanying documentation provided by Management.

Proxies submitted must be received by 9:00 AM (Central Time) on May 10, 2016

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY, 7 DAYS A WEEK!

•	Call the number listed BELOW from a touch tone telephone.	•	Go to the following web site: www.investorvote.com
	1-866-732-VOTE (8683) Toll Free	•	Smartphone? Scan the QR code to vote now.

If you vote by telephone or the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.

Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below.

CONTROL NUMBER    23456 78901 23456

VEOQ_PRX_224832/000001/000001/i

Appointment of Proxyholder
I/We being holder(s) of Civeo Corporation hereby appoint: Bradley J. Dodson, or failing him, Frank C. Steininger,	OR	Print the name of the person you are appointing if this person is someone other than the Chairman of the Meeting.

as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the shareholder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual and Special General Meeting of shareholders of Civeo Corporation to be held at the Doubletree Houston, 400 Dallas Street, Houston, Texas 77002, on May 12, 2016 at 9:00 AM (Central Time) and at any adjournment or postponement thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.

	For	Against	Abstain
1. Amendment to Articles
To approve an amendment to Civeo’s Articles to change the voting requirement for shareholder approval of certain ordinary and special business from an outstanding voting power standard to a votes cast standard, as more particularly described in the accompanying proxy statement.	☐	☐	☐

2. Election of Directors									Fold
	For	Withhold		For	Withhold		For	Withhold
01. Martin A. Lambert	☐	☐	02. Constance B. Moore	☐	☐	03. Richard A. Navarre	☐	☐

	For	Withhold
3. Appointment of Auditors
To ratify the appointment of Ernst & Young LLP as Civeo’s independent registered public accounting firm for the year ending December 31, 2016 and until the next annual general meeting of shareholders and to authorize the directors of Civeo to determine the remuneration to be paid to Ernst & Young LLP for 2016.	☐	☐

	For	Against	Abstain
4. Advisory Vote to Approve Executive Compensation
To approve, on an advisory basis, the compensation of our named executive officers as disclosed in our proxy statement, commonly referred to as a “Say-on-Pay” proposal.	☐	☐	☐

	For	Against	Abstain
5. Approval of the Amended and Restated 2014 Equity Participation Plan
To approve the Amended and Restated 2014 Equity Participation Plan to, among other things, increase the number of shares available for issuance thereunder by 10,000,000 shares, subject to adjustment in accordance with the terms of the plan upon implementation of the reverse share split described below in Proposal 6.	☐	☐	☐

	For	Against	Abstain
6. Approval of Reverse Share Split and Amendment to Notice of Articles and Articles to Effect a Reduction in Authorized Common Shares	☐	☐	☐
To approve:

•   a consolidation or reverse share split of the issued and outstanding common shares of Civeo, whereby, at the discretion of our board of directors, the outstanding common shares would be combined, converted and changed into a lesser number of common shares at a ratio to be selected by our board of directors in the range of 1:4 to 1:15; and

Fold

•   related amendments to our Notice of Articles and Articles to effect a proportional reduction in the number of authorized common shares based on the selected reverse share split ratio (rounded up to the nearest integral multiple of 1,000,000), effective upon implementation of the reverse share split.

Authorized Signature(s) - This section must be completed for your instructions to be executed.	Signature(s)	Date
I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by the Board of Directors.		DD / MM / YY

8th Floor, 100 University Avenue Toronto, Ontario M5J 2Y1 www.computershare.com
VEOQ 000002
SAM SAMPLE
123 SAMPLES STREET	Security Class
SAMPLETOWN SS X9X X9X	COMMON SHARES
AUSTRALIA

Holder Account Number
C9999999999 IND

Fold

Form of Proxy - Annual and Special General Meeting to be held on May 12, 2016

This Form of Proxy is solicited by and on behalf of the Board of Directors

Notes to proxy

1.	Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).

2.	If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy.

3.	This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.

4.	If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.

5.	The securities represented by this proxy will be voted as directed by the holder. However, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by the Board of Directors.

6.	The securities represented by this proxy will be voted in favour or withheld from voting or voted against or will abstain from voting on each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.

7.	This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the meeting or any adjournment or postponement thereof.	Fold

8.	This proxy should be read in conjunction with the accompanying documentation provided by Management.

Proxies submitted must be received by 9:00 AM (Central Time) on May 10, 2016

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY, 7 DAYS A WEEK!

•	Call the number listed BELOW from a touch tone telephone.	•	Go to the following web site: www.investorvote.com
	312-588-4290 Direct Dial	•	Smartphone? Scan the QR code to vote now.

If you vote by telephone or the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.

Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below.

CONTROL NUMBER    23456 78901 23456

VEOQ_PRX_224832/000002/000002/i

Appointment of Proxyholder
I/We being holder(s) of Civeo Corporation hereby appoint: Bradley J. Dodson, or failing him, Frank C. Steininger,	OR	Print the name of the person you are appointing if this person is someone other than the Chairman of the Meeting.

as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the shareholder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual and Special General Meeting of shareholders of Civeo Corporation to be held at the Doubletree Houston, 400 Dallas Street, Houston, Texas 77002, on May 12, 2016 at 9:00 AM (Central Time) and at any adjournment or postponement thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.

	For	Against	Abstain
1. Amendment to Articles
To approve an amendment to Civeo’s Articles to change the voting requirement for shareholder approval of certain ordinary and special business from an outstanding voting power standard to a votes cast standard, as more particularly described in the accompanying proxy statement.	☐	☐	☐

2. Election of Directors									Fold
	For	Withhold		For	Withhold		For	Withhold
01. Martin A. Lambert	☐	☐	02. Constance B. Moore	☐	☐	03. Richard A. Navarre	☐	☐

	For	Withhold
3. Appointment of Auditors
To ratify the appointment of Ernst & Young LLP as Civeo’s independent registered public accounting firm for the year ending December 31, 2016 and until the next annual general meeting of shareholders and to authorize the directors of Civeo to determine the remuneration to be paid to Ernst & Young LLP for 2016.	☐	☐

	For	Against	Abstain
4. Advisory Vote to Approve Executive Compensation
To approve, on an advisory basis, the compensation of our named executive officers as disclosed in our proxy statement, commonly referred to as a “Say-on-Pay” proposal.	☐	☐	☐

	For	Against	Abstain
5. Approval of the Amended and Restated 2014 Equity Participation Plan
To approve the Amended and Restated 2014 Equity Participation Plan to, among other things, increase the number of shares available for issuance thereunder by 10,000,000 shares, subject to adjustment in accordance with the terms of the plan upon implementation of the reverse share split described below in Proposal 6.	☐	☐	☐

	For	Against	Abstain
6. Approval of Reverse Share Split and Amendment to Notice of Articles and Articles to Effect a Reduction in Authorized Common Shares	☐	☐	☐
To approve:

•   a consolidation or reverse share split of the issued and outstanding common shares of Civeo, whereby, at the discretion of our board of directors, the outstanding common shares would be combined, converted and changed into a lesser number of common shares at a ratio to be selected by our board of directors in the range of 1:4 to 1:15; and

Fold

•   related amendments to our Notice of Articles and Articles to effect a proportional reduction in the number of authorized common shares based on the selected reverse share split ratio (rounded up to the nearest integral multiple of 1,000,000), effective upon implementation of the reverse share split.

Authorized Signature(s) - This section must be completed for your instructions to be executed.	Signature(s)	Date
I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by the Board of Directors.		DD / MM / YY